Filed pursuant to Rule 424(b)(3)

File No. 333-284794

Prospectus

iCoreConnect Inc.

Up to 1,299,672 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus of:

(i) the offer and resale of up to 285,000 shares of our common stock by Crom Structured Opportunities Fund I, LP (“CROM”). The shares included in this prospectus consist of  285,000 shares of our common stock that we may, in our discretion, elect to issue and sell to CROM, from time to time after the date of this prospectus, pursuant to a Purchase Agreement we entered into with CROM on December 5, 2024 (the “Equity Purchase Agreement”), in which CROM has committed to purchase from us, at our direction, up to an aggregate of $20.0 million of shares of our common stock (the “Commitment Amount”). See the section titled “Prospectus Summary – Equity Purchase Agreement” for a description of the Equity Purchase Agreement.

(ii) up to 500,000 shares of our common stock issuable upon the conversion of certain convertible notes in aggregate principal amount of $1,375,000 that were issued on February 26, 2024 (the “February Convertible Notes”) in a private placement to Crom Cortana Fund LLC, which were transferred to Crom Structured Opportunities Fund I, LP.

(iii) up to 500,000 shares of our common stock issuable upon the conversion of certain convertible notes in aggregate principal amount of $550,000 that were issued on December 5, 2024 (the “December Convertible Notes”) in a private placement to Crom Structured Opportunities Fund I, LP and Jefferson Street Capital LLC (the “Note holders”);

(iv) 14,672 shares of our common stock issued as commitment shares (the “Commitment Shares”) in connection with the issuance of the December Convertible Notes.

The shares of our common stock may be sold publicly or through private transactions by the selling stockholders at prevailing market prices or at negotiated prices at the times of sale. The shares of common stock may be offered by the selling stockholders to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We provide more information about how the selling stockholders may sell or otherwise dispose of the shares of common stock in the section entitled “Plan of Distribution” beginning on page 54 of this prospectus.

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We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the selling stockholders. The timing and amount of any sale is within the respective selling stockholders’ sole discretion, subject to certain restrictions. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ICCT”. On February 13, 2025, the closing price of our common stock was $2.01.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock.

Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2025.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward‑looking statements. See the section titled “Cautionary Statement Regarding Forward‑Looking Statements.”

Our Company

We are a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through our enterprise platform of applications and services.

Software as a Service (SaaS) Offerings

We currently market secure Health Insurance Portability and Accountability Act (HIPAA) compliant cloud-based software as a service (SaaS) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreVerify+, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, iCoreClaims and iCoreIT. Our software is sold under annual recurring revenue subscriptions.

iCoreRx – iCoreRx is a HIPAA compliant electronic prescription SaaS solution that integrates with popular practice management and electronic health record systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for Electronic Prescriptions for Controlled Substances (iCoreEPCS). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets.

iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (PDMP) history before prescribing controlled substances. This service provides one-click real-time access to the state databases without the need to manually enter data. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

iCoreVerify and iCoreVerify+ - iCoreVerify is a HIPAA compliant SaaS solution that automatically retrieves a patients insurance eligibility breakdown to verify their benefits seven (7) days in advance of their appointment and on-demand using iCoreConnect’s real time technology. Automation runs daily to verify insurance every patient on the schedule a full week in advance of their appointment date. The system returns results typically in less than one second for most responses. This substantially reduces the phone calls and labor hours for the practice. This tool integrates with most popular practice management systems. iCoreVerify+ adds a unique add-on service that augments iCoreConnect’s automation with a concierge service that turns around requests traditionally in less than 24 hours.  It includes all carriers including non-digital ones and is customized to the client's specialty.

iCoreClaims - iCoreClaims is responsible for processing and managing claims submitted by policyholders or dental care providers and typically involves:  (a) Claim Submission: Dental care providers (such as dentists or orthodontists) submit claims to the insurance company on behalf of patients after providing dental services. The claim includes details such as the type of treatment provided, codes for procedures performed, patient information, and provider details; (b) Verification and Eligibility: iCoreClaims service verifies the patient's eligibility for coverage based on the terms of their insurance policy. This involves checking if the patient's policy covers the specific dental treatment or procedure being claimed; (c) Adjudication: Once the claim is submitted and eligibility is confirmed, iCoreClaims processes the claim by reviewing it against the terms of the policy. This includes checking for any exclusions or limitations on coverage, ensuring the services rendered are medically necessary, and determining the applicable co-pays, deductibles, and coverage limits; (d) Communication: Throughout the claims process, iCoreClaims communicates with both the dental care provider and the policyholder to resolve any issues, provide explanations of benefits (EOBs), and answer any questions related to the claim; (e) Record Keeping: iCoreClaims maintains records of all claims processed, payments made, and communications related to each claim for auditing, reporting, and customer service purposes; (f) iCoreClaims service plays a crucial role in facilitating the reimbursement process for dental care services covered under insurance policies, ensuring that policyholders receive the benefits they are entitled to and that dental care providers are appropriately compensated for their services; (g) From a technology standpoint, the use of cloud software for documentation and U.S.-based billing specialists highlights iCoreConnect's strategy to combine advanced software with expert human intervention. This hybrid approach can be particularly appealing to healthcare providers who are seeking technological solutions without completely forgoing the human touch that is often necessary for complex billing and coding scenarios.

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iCoreHuddle and iCoreHuddle+ – iCoreHuddle is a powerful HIPAA compliant SaaS solution to instantly reveal the revenue potential of each patient. This product is currently limited to dental practices. The service connects to most popular practice management and electronic health record systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and key performance indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, unscheduled treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient. iCoreHuddle+ offers enhanced analytical tools for practices to optimize their revenue generation process and workflows.

iCoreCodeGenius – iCoreCodeGenius is a medical coding reference SaaS solution that provides the coding standards for the 10th revision of the International Classification of Diseases and Related Health Problems (ICD-10), a medical classification list published by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

iCoreExchange – iCoreExchange provides a secure, HIPAA compliant SaaS email solution using the direct protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange e.g., patients and referrals. Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as patient files with discrete data, which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management (PM) systems in a HIPAA compliant manner.

iCoreCloud - iCoreCloud offers customers the ability to backup their on-premise servers and computers to the cloud. iCoreCloud is a fully HIPAA compliant and automated backup solution. The data backed up is encrypted both in transit and while at rest. In case of full data loss, the mirrored data in the cloud can be seamlessly restored back to the practice on a new computer or a server. The data is stored encrypted in HIPAA compliant data centers with multiple layers of redundancy. The data centers are physically secure with restricted personnel and biometric access. The locations are also guarded by security 24 hours a day, 365 days a year.

iCorePay – iCorePay is a cloud-based financial technology (FinTech) solution designed to streamline the billing and payment processes for healthcare providers, offering a modern and efficient way to manage patient payments. The platform integrates with existing healthcare management systems, allowing for easy creation and sending of HIPAA-compliant billing statements, as well as accepting various digital payment methods like Apple Pay, Google Pay, and PayPal. This system aims to improve the patient experience by making payments easier and more convenient, while also boosting revenue collection for healthcare providers. Additionally, iCorePay helps reduce costs and administrative burdens by automating much of the billing process.

iCoreSecure –We used our expertise and development capabilities from our HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure is a secure SaaS solution that solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.

iCoreIT - The trend in IT Services companies for over a decade has been to move away from a “Break/Fix '' model to a “Managed Service Provider (MSP)” and “Managed Software as a Service (MSaaS)” model with recurring revenue.

The MSP/MSaaS approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost.

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By leveraging managed services with our expertise in cloud computing, our customers can scale their business without extensive capital investment or disruption in services.

 We derive most of our revenue from subscriptions to our cloud-based SaaS and MSaaS offerings. Subscription revenue related to SaaS and MSaaS offerings account for 94% and 91% of our total revenue for the nine months ended September 30, 2024 and 2023, respectively. We sell multiple offerings at different base prices on a subscription basis to meet the needs of the customers we serve.

Professional services and other revenue account for 6% and 9% of our total revenue for the nine months ended September 30, 2024 and 2023, respectively. Professional services and other revenue include hardware, software, labor, and other revenues related to customer onboarding for SaaS/MSaaS services or one-time, non-recurring services.

Equity Purchase Agreement

On December 5, 2024, we executed a Equity Purchase Agreement with Crom Structured Opportunities Fund I, LP (“CROM”) (the “EP Agreement”).

Pursuant to the EP Agreement, CROM has committed to purchase up to $20.0 million (the “Commitment Amount”) of our common stock, at our direction from time to time, subject to the satisfaction of the conditions in the EP Agreement.

Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 24-month period commencing on the date of signing of the agreement.

CROM has no right to require us to sell any shares of common stock to CROM, but CROM is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that CROM could be obligated to pay for the common stock under the EP Agreement.

Actual sales of shares of common stock to CROM from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the EP Agreement cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares of our common stock to CROM, our ability to meet the conditions of the EP Agreement and the other limitations, terms and conditions of the EP Agreement. We expect that any proceeds received by the Company from such sales to CROM will be used for working capital and general corporate purposes.

Under the applicable rules of Nasdaq and the EP Agreement, we will not sell or issue to CROM shares of our common stock, in excess of 19.99% of our shares of common stock outstanding as of the date of the EP Agreement, unless we obtain stockholder approval to issue shares of common stock in excess of the 19.99%.

The EP Agreement also prohibits us from directing CROM to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by CROM and its affiliates as a result of purchases under the EP Agreement, would result in CROM and its affiliates having beneficial ownership of more than the 4.99% of our then outstanding common stock.

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We may direct CROM to purchase amounts of our common stock under the EP Agreement that we specify from time to time in a written notice (a “Request Notice”) delivered to CROM on any trading day up to the Commitment Amount. The maximum amount that we may specify in any one Request Notice is equal to the lesser of $500,000 or 100% of the average daily trading value, which is the average number of shares traded for the 10 trading days - excluding the single highest trading volume and single lowest trading day volume- multiplied by the lowest weight average price during the 10 trading days prior to the date of the Request Notice.

The purchase price of the shares of common stock will be equal to 93% of the lowest volume weight average price of the Company’s common stock during five trading days following the clearing date of the advance shares and is limited to 4.99%.

Unless earlier terminated as provided in the EP Agreement, the EP Agreement will terminate automatically on the earliest to occur of: (i) the 24-month anniversary of the date of the Registration Statement becoming effective; and (ii) the date on which CROM shall have purchased shares of common stock under the EP Agreement for an aggregate gross purchase price equal to Commitment Amount under the EP Agreement. We have the right to terminate the EP Agreement at any time, at no cost or penalty, upon five trading days prior written notice to CROM.

Convertible Note Offering

On February 26, 2024, we executed securities purchase agreements (the “Purchase Agreements”) with certain institutional investors. Pursuant to the terms and conditions of the Purchase Agreements, the investors agreed to purchase from us unsecured convertible notes in the aggregate principal amount of up to $3,300,000 (the “Note Financing”). On April 26, 2024, we and the investors entered into an amendment to the Purchase Agreements (the “Amendment”) and related transaction documents, pursuant to which the terms of the Note Financing were amended. The amended terms include, but are not limited to, an increase in the total amount of the notes issuable under the financing to an aggregate principal amount of up to $8,250,000 (the “Notes”). Pursuant to the Amendment, we have the right to provide the Note holders a notice that permits the holders to voluntarily convert the Notes at any time at the Market Price (defined below) on the date of conversion (such notice “Voluntary Conversion Notice”).

At the first closing that occurred February 26, 2024 (the “Initial Closing”) an aggregate principal amount of $1,375,000 of Notes was issued in exchange for aggregate gross proceeds of $1,250,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), we also issued the investors 4,259 shares of common stock (the “Initial Commitment Shares”).

On July 31, 2024, a second closing occurred (the “Second Closing”), pursuant to which an aggregate principal amount of $384,406 of Notes (the “July Convertible Notes”) was issued to the investors (the “July Note Holders”) in exchange for aggregate gross proceeds of $349,460, representing an original issue discount of 10%. On such date (the “Second Closing Date”), we also issued the Note holders 2,537 shares of common stock (the “Second Commitment Shares”).

On December 5, 2024, a third closing occurred (the “Third Closing”), pursuant to which an aggregate principal amount of $550,000 of Notes (the “December Convertible Notes”) was issued to the Note holders in exchange for aggregate gross process of $500,000 representing an original issue discount of 10%. On such date (the “Third Closing Date”), we also issued the Note holders 14,672 shares of common stock (the “Third Commitment Shares”).

Description of Convertible Notes

General. The Notes will mature 12 months from their respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, we will be required to make monthly amortization payments pursuant to the Notes of approximately 1/6th of the principal amount of the Notes per month (the “Amortization Payments”).

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Ranking. The Notes are unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries.

Interest. The Notes were issued with an original issue discount of 10.0% per annum, and 10% interest guaranteed and will not accrue additional interest during the term; provided that the interest rate of the Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Conversion Rights.

Conversion at Option of Holder. Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of our common stock at an initial “Conversion Price” of $4.18 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Notwithstanding the foregoing, we provided the holders of all of the Notes a Voluntary Conversion Notice and accordingly, the Notes may be converted by the holders at any time at the Market Price (defined below)

With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment.

Limitations on Conversion. A holder shall not have the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion.

Adjustment of Conversion Upon Amortization Payment Failure. If we fail to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion (the “Market Price”).

Events of Default. The Notes contain standard and customary events of defaults (each, an “Event of Default”), including but not limited: (i) failure to pay to the holder any amounts when due; iii) the failure to timely file or make effective the Registration Statement (as described below) pursuant to the Registration Rights Agreement, (iii) the failure to obtain Shareholder Approval (as described below), and (iv) bankruptcy or insolvency of the Company.

Fundamental Transaction. The Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the obligations under the Notes and the other transaction documents in the Financing. In addition, if such event occurs then the holder of the Notes shall have the right to (i) be repaid the full amount owed under the Notes and (ii) receive upon conversion of all or any portion of the Notes such stock, securities or assets which the holder would have been entitled to receive in such transaction had the Notes been converted immediately prior to such transaction (without regard to any limitations on conversion set forth herein).

Registration Rights. On December 5, 2024, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), which grants the Note holders certain customary registration rights with respect to the shares of common stock underlying the December Convertible Notes. In accordance with the terms and conditions of the Registration Rights Agreement, we are required to prepare and file with the SEC the registration statement on Form S-1 (the “Registration Statement”) registering the resale of the common stock underlying all of the December Convertible Notes within 90 days and to have such registration statement effective by within 120 days after the execution of the Registration Rights Agreement. This prospectus forms a part of the foregoing Registration Statement.

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Shareholder Approval. In compliance with Nasdaq Listing Rule 5635(d), we will not issue any shares of common stock underlying the Notes if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which we may issue upon conversion of the Notes without breaching our obligations under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Purchase Agreement, we held a special stockholder seeking stockholder approval of the issuance of all of the common stock underlying the Notes in compliance with the rules and regulations of the Nasdaq Stock Market and received such approval.

September and November Convertible Note Offering

On September 13, 2024, we executed a securities purchase agreement (the “September Purchase Agreement”) with Clearthink Capital Partners, LLC (“September Note holder”). Pursuant to the terms and conditions of the September Purchase Agreement, the September Note holder agreed to purchase from us two separate unsecured convertible notes in the aggregate principal amount of $220,000 in exchange for aggregate gross proceeds of $200,000 (the “Clearthink Convertible Notes”), representing an original issue discount of 10%. The first convertible note (“First Closing”) was issued on signing of the September Purchase Agreement, with an aggregate principal amount of $110,000 in exchange for aggregate gross proceeds of $100,000. The second convertible note (“Second Closing”) was issued on November 9, 2024 with an aggregate principal amount of $110,000 in exchange for aggregate gross proceeds of $100,000.

Description of Convertible Notes

Maturity Date; Amortization. The Clearthink Convertible Notes matures 12 months from its issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, we will be required to make monthly amortization payments pursuant to the September Note of approximately 1/6th of the principal amount of the September Convertible Note per month (the “Amortization Payments”). The Clearthink Convertible Notes are our unsecured obligation and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Clearthink Convertible Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the Clearthink Convertible Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default.

Conversion Rights.

Conversion at Option of Holder. Clearthink Convertible Notes may convert all, or any part, of the outstanding Clearthink Convertible Notes, at any time at such holder’s option, into shares of our common stock at an initial “Conversion Price” of $10.65 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.  With limited exceptions, if at any time while a September Convertible Note is outstanding, we issue any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price (a “Dilutive Issuance”) then the Conversion Price shall be reduced to the same price as the new investment.

If we fail to make any Amortization Payments when due, then holder of the September Convertible Note may elect to convert all or any portion of such holder’s September Convertible Note at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion.

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Recent Developments

Nasdaq Notices

On August 20, 2024, we received a letter (the “Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified us that we do not presently comply with Nasdaq’s Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that we maintain a minimum of $2.5 million in stockholders’ equity, and that we also do not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule.

The Letter does not have any immediate effect on the listing of our common stock on the Nasdaq Capital Market, and we have 45 calendar days from the date of the Letter to submit a plan to regain compliance. If our plan is accepted, the Staff can grant an extension of up to 180 calendar days from August 20, 2024 to evidence compliance. After review of the plan of compliance, the Staff will provide written notification to us whether it accepts the plan, and if the Staff does not accept the plan, we would then be entitled to appeal the Staff’s determination to the Nasdaq Hearings Panel. There can be no assurance that, if we do appeal the determination to the Nasdaq Hearings Panel, that such appeal would be successful. The Company sent in a plan of compliance on October 4, 2024 and provided an update to its plan on December 29, 2024 to the Staff.

On January 8, 2025, we received a letter from the Staff notifying us that we had regained compliance with Nasdaq Listing Rule 5550(a)(2) and a closing bid price of over $1.00 for at least consecutive trading days and that the notification received on July 8, 2024 was now closed.

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Forward Purchase Agreement Amendment

On August 14, 2023, we entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among the Company, iCore Midco Inc., a Nevada corporation and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”).

In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser currently holds 1,175,403 shares of the Company’s Series A preferred stock (“Preferred Stock”) (and including the shares of Company common stock (the “Common Stock”) underlying the Preferred Stock, the “Purchased Shares”). In connection with the Company’s business combination (the “Business Combination”) completed August 25, 2023, the Purchaser was paid a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”), or $10.69. Upon the Business Combination closing, 100,000 Purchased Shares were be deemed to be “Commitment Shares” and the remaining Purchased Shares were deemed to be “Prepaid Forward Purchase Shares”.

Pursuant to the FPA, the Purchaser agreed to converted the Preferred Stock comprising the Prepaid Forward Purchase Shares into common stock prior to August 26, 2024, and upon the sale of the common stock by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to the Company; provided that for any common stock not sold by the Purchaser, the Purchaser shall, on the 25th trading day after February 25, 2025 (the “Maturity Date”) (the “Payment Date”), pay the Company an amount equal to (i) the number of Prepaid Forward Purchase Shares that the Purchaser held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of common stock during the twenty trading days beginning on the day after the Maturity Date less $0.15.

On August 26, 2024, the parties to the FPA entered into an amendment agreement (the “Amendment”) pursuant to which the Purchaser would not be required to convert the Preferred Stock comprising the Prepaid Forward Purchase Shares into common stock until the Maturity Date, and the Purchaser agreed that any conversions of Preferred Stock into common stock would take place on a one-for-one basis even if the terms of the Preferred Stock would provide for a greater number of shares. The Purchaser also agreed to waive any dividends that would be received on the Preferred Stock prior to such conversion into common stock.

On December 5, 2024, the Company exercised its right to convert the Preferred Stock into Common Stock on a one for one basis with no change in Redemption Price.

Corporate Information

Our executive offices are located at 529 E Crown Point Road, Suite 250 Ocoee, FL 34761. Our telephone number is (888) 810-7706 and our principal website address is located at www.icoreconnect.com. The information on our website is not incorporated by reference in and is not deemed a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) December 31, 2028 (the last day of the fiscal year following the fifth anniversary of the consummation of FGMC’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company for so long as (1) the market value of common stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter, or (2) our annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter are less than $100 million and the market value of common stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter.

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THE OFFERING

Securities offered by the Selling Stockholders:

The resale of the following shares of common stock are being offered in this prospectus:

(i) the offer and resale of up to 285,000 shares of our common stock by CROM; and

(ii) up to 500,000 shares of our common stock issuable upon the conversion of the February Convertible Notes; and

(iii) up to 500,000 shares of our common stock issuable upon the conversion of the December Convertible Notes; and

(iv) 14,672 shares of our common stock issuable for inducement of the December Convertible Notes.

Common stock outstanding prior to the conversion of any convertible notes or the exercise of any warrants:	2,073,022 shares of common stock.

Common stock outstanding assuming the conversion of all the convertible notes or the exercise of any warrants for which the underlying shares are included in this prospectus:

3,372,694 shares of common stock.

Assumes the issuance of 285,000 shares of common stock pursuant to the EP Agreement.

Assumes the conversion of the convertible notes which underlying shares of common stock are subject to this prospectus into 1,000,000 shares of common stock based on the current conversion price of such securities.

The convertible notes each provide for anti-dilution protection if we issue securities below the respective conversion prices or exercise price of the respective securities, which would increase in the number of shares of common stock that may be issued pursuant to such securities.

Use of proceeds:	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk factors:

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our securities.

Trading symbol:	Our common stock is traded on the Nasdaq Capital Market under the symbol “ICCT.”

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our securities. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our securities could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to iCoreConnect’s Business

iCoreConnect’s business is difficult to evaluate because it has a limited operating history.

Because iCoreConnect has a limited operating and revenue generating history, it does not have significant historical financial information on which to base planned revenues and operating expenses. Revenues for the nine months ended September 30, 2024 and September 30, 2023 were $8,599,262 and $5,701,372, respectively. iCoreConnect expects to experience fluctuations in future quarterly and annual operating results that may be caused by many factors, including: merger and acquisition activity; its ability to achieve significant sales for its products and services; the cost of technology, software and other costs associated with the production and distribution of its products and services; the size and rate of growth of the market for Internet products and online content and services; the potential introduction by others of products that are competitive with its products; the unpredictable nature of online businesses and e-commerce in general; and the general economic conditions in the United States and worldwide.

Investors should evaluate iCoreConnect considering the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. iCoreConnect may never overcome these obstacles.

Under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), iCoreConnect could face potential liability related to the privacy of health information it obtains.

Most health care providers, from which iCoreConnect may obtain patient information, are subject to privacy regulations promulgated under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. Although iCoreConnect is not directly regulated by HIPAA, it could face substantial criminal penalties if it knowingly receives individually identifiable health information from a health care provider that has not satisfied HIPAA’s disclosure standards. Further, iCoreConnect may face civil liability if its HIPAA compliant system fails to satisfy its disclosure standards. Claims that iCoreConnect has violated individuals’ privacy rights or breached its contractual obligations, even if they are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm iCoreConnect’s business.

iCoreConnect believes that it meets the HIPAA requirements currently in effect that are applicable to its internal operations and to its clients. However, if iCoreConnect is unable to deliver application solutions that achieve or maintain compliance with the applicable HIPAA rules in effect, or as they may be modified or implemented in the future, then customers may move their businesses to application solution providers whose systems are, or will be, HIPAA compliant. As a result, iCoreConnect’s business could suffer.

If iCoreConnect’s security measures or those of its third-party data center hosting facilities, cloud computing platform providers, or third-party service partners, are breached, and unauthorized access is obtained to a customer’s data, iCoreConnect’s data or its IT systems, its services may be perceived as not being secure, customers may curtail or stop using its services, and it may incur significant legal and financial exposure and liabilities.

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iCoreConnect’s services involve the storage and transmission of its customers’ patient’s health and other sensitive data, including personally identifiable information. Security breaches could expose iCoreConnect to a risk of loss of this information, litigation and possible liability. While iCoreConnect has security measures in place, they may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to iCoreConnect IT systems, customers’ data or its own data, including iCoreConnect’s intellectual property and other confidential business information. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information in order to gain access to iCoreConnect’s customers’ data, data or IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, iCoreConnect may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, iCoreConnect’s customers may authorize third-party technology providers to access their customer data, and some of iCoreConnect’s customers may not have adequate security measures in place to protect their data that is stored on iCoreConnect’s services. Because iCoreConnect do not control its customers or third-party technology providers, or the processing of such data by third-party technology providers, it cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to its systems and supporting services. Any security breach could result in a loss of confidence in the security of iCoreConnect’s software, damage its reputation, negatively impact future sales, disrupt its business and lead to legal liability.

iCoreConnect’s ability to deliver its software is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that are highly fragmented and distributed by design. This infrastructure is run by a series of independent third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), now under the stewardship of ICANN.

Even though the Internet has never experienced an outage, some providers to portions of its infrastructure have experienced outages and other delays as a result of damages, denial of service attacks or related cyber incidents, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage or result in fragmentation of the Internet, resulting in multiple separate Internets. These scenarios are not under iCoreConnect’s control and could reduce the availability of the Internet to iCoreConnect or its customers for delivery of its Internet-based services. Any resulting interruptions in iCoreConnect’s services or the ability of its customers to access its services could result in a loss of potential or existing customers and harm iCoreConnect’s business.

iCoreConnect’s business may not succeed if it is unable to keep pace with rapid technological changes.

iCoreConnect’s services and products are impacted by rapidly changing technology, evolving industry standards, emerging competition and frequent new use, software and other product introductions. There can be no assurance that iCoreConnect can successfully identify new business opportunities or develop and bring new services or products to market in a timely and cost-effective manner, or those services, products or technologies developed by others will not render iCoreConnect’s services or products non-competitive or obsolete. In addition, there can be no assurance that iCoreConnect’s services, products or enhancements will achieve or sustain market acceptance or be able to address compatibility, interoperability or other issues raised by technological changes or new industry standards.

If iCoreConnect suffers system failures or overloading of computer systems, its business and prospects could be harmed. The success of iCoreConnect’s online offerings is highly dependent on the efficient and uninterrupted operation of its computer and communications hardware systems. Fire, floods, earthquakes, power fluctuations, telecommunications failures, hardware “crashes,” software failures caused by “bugs” or other causes, and similar events could damage or cause interruptions in iCoreConnect’s systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect iCoreConnect’s websites. If iCoreConnect’s systems, or the systems of any of the websites on which it advertises or with which it has material marketing agreements, are affected by any of these occurrences, iCoreConnect’s business, results of operations and financial condition could be materially and adversely affected.

The establishment of iCoreConnect brand is important to its future success.

Establishing and maintaining a brand name and recognition is critical for attracting and expanding iCoreConnect’s client base. The promotion and enhancement of iCoreConnect’s name depends on the effectiveness of its marketing and advertising efforts and on its success in continuing to provide high-quality services, neither of which can be assured. If iCoreConnect’s brand marketing efforts are unsuccessful, its business could fail.

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iCoreConnect’s business could suffer if it is unable to protect its intellectual property rights or are liable for infringing the intellectual property rights of others.

iCoreConnect has certain trade secrets and other similar intellectual property which are significant to its success, and iCoreConnect relies upon related law, trade secret protection, and other confidentiality and license agreements with its employees, strategic partners, and others to protect its proprietary rights to the extent such protection is available and enforceable. Such protection has only limited effectiveness. The development of the Internet has also increased the ease with which third parties can distribute iCoreConnect’s copyrighted material without its authorization.

iCoreConnect may seek to pursue the registration of trademarks, trade dress and trade secrets in the United States and, based upon anticipated use, in certain other countries. iCoreConnect may not be entitled to the benefits of any such registration for an extended period due to the cost and delay in effecting such registration. In addition, effective trademark and trade secret protection may not be available in every country in which iCoreConnect’s products are available. iCoreConnect expects that it may license, in the future, elements of its trademarks, trade dress and other similar proprietary rights to third parties. Further, iCoreConnect may be subject to claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and intellectual property rights of third parties by iCoreConnect and its licensees.

Other parties may assert claims of infringement of intellectual property or other proprietary rights against iCoreConnect. These claims, even if without merit, could require iCoreConnect to expend significant financial and managerial resources. Furthermore, if claims like this were successful, iCoreConnect might be required to change its trademarks, alter its content or pay financial damages, any of which could substantially increase its operating expenses. iCoreConnect also may be required to obtain licenses from others to refine, develop, market and deliver new services. iCoreConnect may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable.

iCoreConnect’s success will be limited if it is unable to attract, retain and motivate highly skilled personnel.

iCoreConnect’s future success will depend on its ability to attract, retain and motivate highly skilled programming, management, sales and other key personnel. Competition for such personnel is intense in the Internet industry, and iCoreConnect may be unable to successfully attract, integrate or retain sufficiently qualified personnel. In addition, iCoreConnect’s ability to generate revenues relates directly to its personnel in terms of both the numbers and expertise of the personnel it has available to work on projects. Moreover, competition for qualified employees may require iCoreConnect to increase its cash or equity compensation, which may have an adverse effect on earnings.

iCoreConnect is also dependent on the services of its executive officers and key consultants and independent agents. There can be no assurance, however, that it can obtain executives of comparable expertise and commitment in the event of death, or that its business would not suffer material adverse effects as the result of a death, disability or voluntary departure of any such executive officer. Further, the loss of the services of any one or more of iCoreConnect’s key employees or consultants could have a materially adverse effect on its business and its financial condition. In addition, iCoreConnect will also need to attract and retain other highly skilled technical and managerial personnel for whom competition is intense. If iCoreConnect is unable to do so, its business, results of operations and financial condition could be materially adversely affected.

Any system failure or slowdown could significantly harm iCoreConnect’s reputation and damage its business.

System failures would harm iCoreConnect’s reputation and reduce its attractiveness to customers. In addition, the users of the services iCoreConnect maintain for its customers depend on Internet service providers, online service providers and other web site operators for access to its web sites. Some of these providers and operators have experienced significant outages in the past, and they could experience outages, delays and other difficulties due to system failures unrelated to iCoreConnect’s systems.

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iCoreConnect competes in a highly competitive market and many of its competitors have greater financial resources and established relationships with major corporate customers.

iCoreConnect’s future profitability depends on its ability to compete successfully by continuing to differentiate its products and services from the products and services of its competitors. If one or more of iCoreConnect’s competitors begins to offer integrated, Internet Based, HIPAA Compliant healthcare information collaboration solutions, there may be a material adverse effect on iCoreConnect business, financial condition or operating results. iCoreConnect believes that its ability to compete successfully depends on a number of factors, including: its ability to produce products that are superior in quality to that of its competitors and get those products and services to market quickly; its ability to deliver its products and services at a price that remains competitive with that of its competitors; its ability to respond promptly and effectively to the challenges of technological change, evolving standards, and its competitors’ innovations; the scope of its products and services and the rate at which it and its competitors introduce them; customer service and satisfaction; and industry and general economic trends.

Regulatory developments in the future related to the Internet could create a legal uncertainty; such developments could materially harm iCoreConnect’s business.

iCoreConnect is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the access of or commerce on the Internet. However, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics, e-mail marketing and quality of products and services. Such laws and regulations could dampen the growth and use of the Internet generally and decrease the acceptance of the Internet as a communication and commercial medium and could thereby have a material adverse effect on iCoreConnect’s business, results of operations and financial condition.

iCoreConnect is vulnerable to changes in general economic conditions.

iCoreConnect is affected by certain economic factors that are beyond its control, including changes in the overall economic environment and systemic events such as the Covid-19 Pandemic which impact its operations as well as its customers.

Legal proceedings could lead to unexpected losses.

From time to time during the normal course of carrying on iCoreConnect’s business, it may be a party to various legal proceedings through private actions, class actions, administrative proceedings, regulatory actions or other litigations or proceedings. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. In the event that management determines that the likelihood of an adverse judgment in a pending litigation is probable and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 450, “Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

iCoreConnect’s results of operations could vary as a result of the methods, estimates, and judgments that it uses in applying accounting policies.

The methods, estimates, and judgments that iCoreConnect uses in applying accounting policies have a large impact on its results of operations. For further information, see section entitled “Critical Accounting Estimates” in this prospectus. These methods, estimates, and judgments are subject to large risks, uncertainties, and assumptions, and changes could affect iCoreConnect’s results of operations.

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iCoreConnect has identified material weaknesses in internal control over financial reporting. If iCoreConnect fails to maintain effective internal controls over financial reporting, the price of its common stock may be adversely affected.

iCoreConnect is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact its public disclosures regarding its business, financial condition or results of operations. Any failure of these controls could also prevent iCoreConnect from maintaining accurate accounting records and discovering accounting errors and financial fraud.

As of December 31, 2023, iCoreConnect’s principal executive officer and principal financial and accounting officer concluded that its disclosure controls and procedures were not effective due to a material weakness related to its accounting for complex financial instruments and related to its inability to adequately segregate responsibilities over the financial reporting process. Management has further identified deficiencies within its corporate governance practices, as iCoreConnect did not have the necessary controls in place to understand the impact on equity holders and monitor the issuance of instruments with down round features. In addition, in the future management’s assessment of internal controls over financial reporting and corporate governance may identify additional weaknesses and conditions that need to be addressed or other potential matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in iCoreConnect’s internal control over corporate governance, financial reporting or disclosure of management’s assessment of its internal controls over financial reporting may have an adverse impact on the price of its common stock.

iCoreConnect may engage in merger and acquisition activity from time to time and may not achieve the contemplated benefits from such activity.

iCoreConnect has engaged in recent merger and acquisition activity. Achieving the contemplated benefits from such activity may be subject to a number of significant challenges and uncertainties, including integration issues, coordination between geographically separate organizations, and competitive factors in the marketplace. iCoreConnect could also encounter unforeseen transaction and integration-related costs or other circumstances such as unforeseen liabilities or other issues. Any of these circumstances could result in increased costs, decreased revenue, decreased synergies and the diversion of management time and attention. If iCoreConnect is unable to achieve its objectives within the anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on its business, financial condition and results of operations, or cash flows. Any of these risks could harm iCoreConnect’s business. In addition, to facilitate these acquisitions or investments, iCoreConnect may seek additional equity or debt financing, which may not be available on terms favorable to iCoreConnect or at all, which may affect its ability to complete subsequent acquisitions or investments, and which may affect the risks of owning its common stock.

A system failure or breach of system or network security could delay or interrupt services to iCoreConnect’s customers or subject iCoreConnect to significant liability.

iCoreConnect has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. However, there can be no assurances that any of these efforts will be adequate to prevent a system failure, accident or security breach, any of which could result in a material disruption to iCoreConnect’s business. In addition, substantial costs may be incurred to remedy the damages caused by any such disruptions.

iCoreConnect’s software may not operate properly, which could damage its reputation, give rise to claims against iCoreConnect, or divert application of iCoreConnect’s resources from other purposes, any of which could harm its business and operating results.

Software development is time-consuming, expensive, and complex. Unforeseen difficulties can arise. iCoreConnect may encounter technical obstacles, and it is possible that it discovers additional problems that prevent its applications from operating properly. If iCoreConnect’s systems do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against iCoreConnect or attempt to cancel their contracts with iCoreConnect. This could damage iCoreConnect’s reputation and impair its ability to attract or retain clients.

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Information services as complex as those iCoreConnect offer have in the past contained, and may in the future develop or contain, undetected defects, vulnerabilities, or errors. iCoreConnect cannot assure that material performance problems or defects in its services will not arise in the future. Errors may result from sources beyond iCoreConnect’s control, including the receipt, entry, or interpretation of patient information; interface of iCoreConnect’s services with legacy systems that it did not develop; or errors in data provided by third parties. It is challenging for iCoreConnect to test its software for all potential problems because it is difficult to simulate the wide variety of computing environments or treatment methodologies that its clients may deploy or rely upon. Therefore, despite testing, defects or errors may arise in iCoreConnect’s existing or new software or service processes following introduction to the market.

In light of this, defects, vulnerabilities, and errors and any failure by iCoreConnect to identify and address them could result in loss of revenue or market share; liability to clients, their patients, or others; failure to achieve market acceptance or expansion; diversion of development and management resources; delays in the introduction of new services; injury to iCoreConnect’s reputation; and increased service and maintenance costs. Defects, vulnerabilities, or errors in iCoreConnect’s software and service processes might discourage existing or potential clients from purchasing services from iCoreConnect. Correction of defects, vulnerabilities, or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects, vulnerabilities, or errors or in responding to resulting claims or liability may be substantial and could adversely affect iCoreConnect’s operating results.

If iCoreConnect’s services fail to provide accurate and timely information, or if its content or any other element of any of its services is associated with faulty clinical decisions or treatment, iCoreConnect could have liability to clients, clinicians, or patients, which could adversely affect its results of operations.

Some of iCoreConnect’s software, content, and services are used to support clinical decision-making by providers and deliver information about patient medical histories, treatment plans, medical conditions, and the use of particular medications. If iCoreConnect’s software, content, or services fail to provide accurate and timely information or it is associated with faulty clinical decisions or treatment, then clients, clinicians, or their patients could assert claims against it that could result in substantial costs to iCoreConnect, harm its reputation in the industry, and cause demand for its services to decline.

iCoreConnect’s iCoreRx service provide healthcare professionals with access to clinical information, including information regarding particular medical conditions and the use of particular medications. If iCoreConnect’s content, or content it obtains from third parties, contains inaccuracies, or it introduce inaccuracies in the process of implementing third-party content, it is possible that patients, physicians, consumers, the providers of the third-party content, or others may sue iCoreConnect if they are harmed as a result of such inaccuracies. iCoreConnect cannot assure that its quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content.

The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial cost to iCoreConnect, divert management’s attention from operations, damage its reputation, and decrease market acceptance of its services. iCoreConnect attempts to limit by contract its liability for damages and requires that its clients assume responsibility for medical care. Despite these precautions, the allocations of responsibility and limitations of liability set forth in iCoreConnect’s contracts may not be enforceable, be binding upon patients, or otherwise protect it from liability for damages. Furthermore, general liability and errors and omissions insurance coverage may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims against iCoreConnect. In addition, the insurer might disclaim coverage as to any future claim. One or more large claims could exceed iCoreConnect’s available insurance coverage. If any of these risks occur, they could materially adversely affect iCoreConnect’s business, financial condition, or results of operations.

Because iCoreConnect generally recognizes revenues from its subscription service over the subscription term, a decrease in new subscriptions or renewals during a reporting period may not be immediately reflected in its operating results for that period.

iCoreConnect generally recognizes revenues from customers ratably over the terms of their subscriptions. Net new annual contract value from new subscriptions, expanded contracts and contract renewals entered into during a period can generally be expected to generate revenues for the duration of the subscription term. As a result, a small portion of the revenues iCoreConnect reports in each period are derived from the recognition of deferred revenues relating to subscriptions entered into during previous periods. Consequently, a decrease in new or renewed subscriptions in any single reporting period will have a limited impact on iCoreConnect’s revenues for that period. In addition, iCoreConnect’s ability to adjust its cost structure in the event of a decrease in new or renewed subscriptions may be limited.

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Further, a decline in new subscriptions, expanded contracts or renewals in a given period may not be fully reflected in iCoreConnect’s revenues for that period, but they will negatively affect its revenues in future periods. Accordingly, the effect of significant downturns in sales and market acceptance of iCoreConnect’s services, and changes in its rate of renewals, may not be fully reflected in its results of operations until future periods. iCoreConnect’s subscription model also makes it difficult for it to rapidly increase its revenues through additional sales in any period, as revenues from new customers are generally recognized over the applicable subscription term. Additionally, due to the complexity of certain customer contracts, the actual revenue recognition treatment required under Accounting Standard Codification Topic 606, “Revenue from Contracts with Customers (“Topic 606”)” depends on contract-specific terms and may result in greater variability in revenues from period to period. In addition, a decrease in new subscriptions, expansion contracts or renewals in a reporting period may not have an immediate impact on billings for that period due to factors that may offset the decrease, such as an increase in billings duration, the dollar value of contracts with future start dates, or the dollar value of collections in the current period related to contracts with future start dates.

Risks Related to our Common Stock

The price of our Common Stock may be volatile.

The price of our common stock has been and is likely to continue to be volatile. Since our common stock began trading as iCoreConnect on August 28, 2023, our common stock has traded from a low price of $2.25 to a high price of $414.00. The market price for our common stock may be influenced by many factors, including the other risks described in this section of the prospectus. In addition, the stock markets in general, and the markets for former special purpose acquisition companies post-business combination businesses in particular, have experienced extreme volatility. This volatility can often be unrelated to the operating performance of the underlying business. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

We may incur significant costs from class action litigation due to the expected stock volatility.

The price of our common stock may fluctuate for many reasons, including as a result of public announcements regarding the progress of our business. When the market price of a stock has been volatile as our common stock, holders of that stock have occasionally brought securities class action litigation against the company that issued the stock. Additionally, there has recently been a general increase in litigation against companies that have recently completed a business combination with a special purpose acquisition company alleging fraud and other claims based on inaccurate or misleading disclosures. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. Any such lawsuit could also divert the time and attention of management.

If we are unable to maintain compliance with the listing requirements of The Nasdaq Capital Market, our common stock may be delisted from The Nasdaq Capital Market which could have a material adverse effect on our financial condition and could make it more difficult for you to sell your shares.

Our common stock is listed on The Nasdaq Capital Market, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from The Nasdaq Capital Market.

On August 20, 2024, we received a deficiency letter from the Staff, which notified us that we do not presently comply with Nasdaq’s Listing Rule 5550(b)(1) (the “Equity Listing Rule”), which requires that we maintain a minimum of $2.5 million in stockholders’ equity, and that we also do not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Equity Listing Rule. We had 45 calendar days to submit a plan to regain compliance, which we submitted. If our plan is accepted, the Staff can grant an extension of up to 180 calendar days from August 20, 2024 (or on or about February 14, 2025) to evidence compliance. After review of the plan of compliance, the Staff will provide written notification to us whether it accepts the plan, and if the Staff does not accept the plan, we would then be entitled to appeal the Staff’s determination to the Nasdaq Hearings Panel. There can be no assurance that, if we appeal the determination to the Nasdaq Hearings Panel, that such appeal would be successful.

If we do not regain compliance with the Equity Listing Rule by February 14, 2025, the Staff will provide written notification to us that our common stock may be delisted. We would then be entitled to appeal the Staff’s determination to a NASDAQ Listing Qualifications Panel and request a hearing. There can be no assurance that, if we do appeal the determination to the Nasdaq Hearings Panel, that such appeal would be successful.

Delisting from The Nasdaq Capital Market would adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

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We are an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors, which may make it more difficult to compare our performance with other public companies.

We are an emerging growth company as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. To the extent we continue to take advantage of any of these exemptions, the information that we provide stockholders may be different than what is available with respect to other public companies. Investors may find our common stock less attractive because we will continue to rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for the common stock, and the stock price may be more volatile.

An emerging growth company may elect to delay the adoption of new or revised accounting standards. Because we have made this election, Section 102(b)(2) of the JOBS Act allows us to delay adoption of new or revised accounting standards until those standards apply to non-public business entities. As a result, the financial statements contained in this prospectus and those that we will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.

We are also a “smaller reporting company” as such term is defined in the Rule 12b-2 of the Exchange Act, meaning that the market value of our common stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements. Investors could find our common stock less attractive because it may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the trading price may be more volatile.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.

We currently expect that securities research analysts will establish and publish their own periodic financial projections for our business. These projections may vary widely and may not accurately predict our results. Our stock price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrade our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our common stock could be adversely affected.

Delaware law and provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.

Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of the common stock held by our stockholders. These provisions include the ability of the Board to designate the terms of and issue new series of preference shares, supermajority voting requirements to amend certain provisions of our certificate of incorporation, and a prohibition on stockholder actions by written consent, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

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These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of the common stock. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees or increase our stockholders’ costs in bringing such a claim.

Our certificate of incorporation provides that, unless we consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders; (iii) any action asserting a claim against the Company or any director, officer or employee arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against the Company or any director, officer or employee of the Company governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision described in the immediately preceding sentence will not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, for which the federal courts will be the exclusive forum. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock will be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers, or other employees and may result in increased litigation costs for our stockholders. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The holders of the shares of common stock registered hereby may be willing to sell their shares at a price lower than the public market price.

Because certain selling stockholders purchased shares privately at a price below the current market price, they may have an incentive to sell shares of their common stock because they could profit despite the current market price of common stock. While these selling stockholders may, on average, experience a positive rate of return based on the current market price, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current market price.

We have registered the resale of a significant number of our shares of common stock, and the holders of the shares of common stock registered may be willing to sell their shares at a price lower than the public market price.

In October 2023, we registered the resale of a significant number of shares of our common stock for certain selling stockholders, most of which consisted of shares underlying our Series A preferred stock and warrants. Because certain selling stockholders purchased shares privately at a price below the current market price, they may have an incentive to sell shares of their common stock because they could profit despite the current market price of our common stock. While these selling stockholders may, on average, experience a positive rate of return based on the current market price, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current market price.

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Sales of shares of the common stock pursuant to the registration statement of which this prospectus forms a part may have negative pressure on the public trading price of the common stock.

The selling stockholders will determine the timing, pricing and rate at which they sell the shares being registered for resale on the registration statement of which this prospectus forms a part into the public market. Significant sales of shares of common stock pursuant to the registration statement of which this prospectus forms a part may have negative pressure on the public trading price of the common stock.

Investors who buy shares in this offering at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The selling stockholders will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold to investors. Investors may experience a decline in the value of the shares they purchase from the selling stockholders in this offering.

Risks Related to the EP Agreement

It is not possible to predict the actual number of shares of common stock we will sell under the Equity Purchase Agreement to CROM, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the EP Agreement.

Pursuant to the EP Agreement, CROM has committed to purchase up to the $20.0 million of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our common stock that may be issued under the EP Agreement may be sold by us to CROM at our discretion from time to time during the term of the EP Agreement.

We generally have the right to control the timing and amount of any sales of shares of our common stock to CROM under the EP Agreement. Sales of our common stock, if any, to CROM under the EP Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to CROM all, some or none of the shares of our common stock that may be available for us to sell to our common stock pursuant to the EP Agreement. Depending on market liquidity at the time, resales of those shares by our common stock may cause the public trading price of our common stock to decrease.

Because the purchase price per share to be paid by CROM for the shares of our common stock that we may elect to sell under the EP Agreement, if any, will fluctuate based on the market prices of our common stock during the term of the EP Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of our common stock that we will sell to CROM under the EP Agreement, the purchase price per share that CROM will pay for shares purchased from us under the EP Agreement, or the aggregate gross proceeds that we will receive from those purchases by CROM under the EP Agreement, if any.

Moreover, although the EP Agreement provides that we may, in our discretion, direct CROM to purchase shares of our common stock from us in one or more purchases under the EP Agreement, up to the Commitment Amount only 285,000 shares of our common stock are being registered for resale under this registration statement, which this prospectus forms a part. Assuming all 285,000 shares of our common stock offered for resale by CROM under this prospectus were sold by us to CROM for a per share price of $3.48 (which represents the closing price of our common stock on Nasdaq on December 5, 2024, the trading day immediately preceding the date of the EP Agreement), less a 7.0% discount (the same fixed percentage discount that will be used to calculate the applicable per share purchase price for shares of our common stock that we may elect to sell to CROM under the EP Agreement), we would only receive aggregate gross proceeds of approximately $923,000, which is substantially less than the $20.0 million Commitment Amount available to us under the EP Agreement. Therefore, because the market prices of our common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by CROM for shares of our common stock that we direct it to purchase under the EP Agreement, if any, also may fluctuate because they will be based on such fluctuating market prices of our common stock, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to CROM under the EP Agreement in order to receive aggregate gross proceeds equal to the $20.0 million Commitment Amount under the EP Agreement.

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If it becomes necessary for us to issue and sell to CROM under the EP Agreement more shares of our common stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $20.0 million from sales of our common stock to CROM under the EP Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by CROM of any such additional shares of our common stock we wish to sell to CROM from time to time under the EP Agreement, and the SEC must declare such additional registration statements effective before we may elect to sell any additional shares of our common stock to CROM under the EP Agreement. The number of shares of our common stock ultimately offered for resale by CROM is dependent upon the number of shares of our common stock, if any, we ultimately sell to CROM under the EP Agreement.

Any issuance and sale by us under the EP Agreement of a substantial amount of shares of our common stock in addition to the 285,000 shares of our common stock being registered for resale under this prospectus could cause additional substantial dilution to our stockholders.

Our inability to access a portion or the full amount available under the EP Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our common stock to CROM will cause dilution to our existing stockholders, and the sale of the shares of our common stock acquired by CROM, or the perception that such sales may occur, could cause the price of our common stock to fall.

The purchase price for the shares that we may sell to our common stock under the EP Agreement will fluctuate based on the price of the shares of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. If and when we do sell shares to CROM , after CROM has acquired the shares, CROM may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to CROM by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to CROM, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the EP Agreement and subject to market demand, we will have discretion to vary the timing, prices, and numbers of shares sold to CROM. If and when we do elect to sell shares of our common stock to CROM pursuant to the EP Agreement, after CROM has acquired such shares, CROM may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from CROM in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from CROM in this offering as a result of future sales made by us to CROM at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to CROM under the EP Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with CROM may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

CROM will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of our common stock sold to CROM under the EP Agreement is derived from the market price of our common stock on Nasdaq. Shares to be sold to CROM pursuant to the EP Agreement will be purchased at a discounted price. The sales price will equal 93% of the lowest VWAP during 5 trading days following the clearing date of the advance shares. As a result of this pricing structure, CROM may sell the shares it receives immediately after receipt of the shares, which could cause the price of our common stock to decrease.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of our common stock to CROM , if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of our common stock to CROM, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus contains forward‑looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward‑looking statements. The forward‑looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‑looking statements. Forward‑looking statements include, but are not limited to, statements about:

•	the attraction and retention of qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	our ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial, and legislative changes in our industry;

•	that we may face potential liability related to the privacy of health information it obtain under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”);

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

•	the risks associated with competing with larger companies that have greater financial resources and established relationships with major corporate customers;

•	the possibility that we may be adversely affected by other economic, business, regulatory, and/or competitive factors;

•	the evolution of the markets in which we compete, including ecommerce;

•	our ability to anticipate and respond to changing consumer preferences and trends;

•	our ability to implement our existing strategic initiatives and continue to innovate our existing products;

•	the risk that we may not be able to execute our growth strategies and the timing of expected business milestones;

•	the risk that we may not be able to recognize revenue for our products and services or secure additional contracts that generate revenue; and

In some cases, you can identify forward‑looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward‑looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” above. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward‑looking statements. No forward‑looking statement is a guarantee of future performance.

The forward‑looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We do not intend to update or otherwise revise the forward‑looking statements in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling stockholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board deems relevant. It is the present intention of our Board to retain all available funds and future earnings, if any, to fund the development and growth of our business operations and, accordingly, our Board does not anticipate declaring or paying any cash dividends in the foreseeable future.

Since the date of the issuance of our Series A Preferred Stock, dividends have accrued at the rate per annum of 12% of the original issue price for each share of Series A Preferred Stock, which was $10.00 per share, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments). Dividends shall accrue from day to day and shall be cumulative and shall be payable within 15 business days after each anniversary of the date of the original issuance, commencing with the quarter ending June 30, 2024 to each holder of Series A Preferred Stock as of such date. We are not permitted to declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, dividends due and owing on each outstanding share of Series A Preferred Stock. See “Description of Securities— Series A Preferred Stock.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with iCoreConnect’s financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. iCoreConnect’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from any such forward-looking statements. Please also see “Forward-Looking Statements.” In this section, unless otherwise indicated or the context otherwise requires, references in this section to “iCoreConnect,” the “Company,” “we,” “us,” “our” and other similar terms refer to iCoreConnect Inc. and its consolidated subsidiaries.

Overview

We are a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through our enterprise platform of applications and services.

On January 5, 2023, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among the Company, iCoreConnect, Inc.., a Nevada corporation (“Old iCore”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provided that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Old iCore (the “Merger”), with Old iCore surviving as a wholly-owned subsidiary of the Company. In connection with the Merger, the Company changed its name from FG Merger Corp. to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.” On August 25, 2023, Old iCore and FGMC consummated the Business Combination, with Old iCore surviving as a wholly owned subsidiary of FGMC.

Financing

We are currently funding our business capital requirements through sales of our common stock and debt arrangements. While we intend to seek additional funding, if revenue increases to a point where we are able to sustain ourselves and increase our budget to match our growth needs, we may significantly reduce the amount of investment capital we seek. The amount of funds raised, and revenue generated, if any, will determine how aggressively we can grow and what additional projects we will be able to undertake. No assurance can be given that we will be able to raise additional capital when needed or at all, or that such capital, if available, will be on terms acceptable to us. If we are unable to, or do not raise additional capital in the near future or if our revenue does not begin to grow as we expect, we will have to curtail our spending and downsize our operations.

Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with generally accepted accounting principles as recognized in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the most critical accounting policies relate to revenue recognition, software development capitalization and amortization, income taxes, stock-based compensation, and long-lived assets and goodwill. See Note 2 to the condensed consolidated financial statements.

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Results of Operations

Overview. The following table sets forth our selected financial data for the periods indicated below and the percentage dollar increase (decrease) of such items from period to period:

Nine Month Period Ended September 30, 2024 Compared to the Nine Month Period Ended September 30, 2023

	Nine Months Ended
	September 30,	September 30,	%
	2024	2023	Incr/(Decr)
Revenue	$8,599,262	$5,701,372	51%
Cost of sales	1,946,704	1,493,357	30%
Gross profit	6,652,558	4,208,015

Expenses
Selling, general and administrative	17,061,929	9,189,829	86%
Depreciation and amortization	2,320,952	900,936	158%
Total operating expenses	19,382,881	10,090,765
Loss from operations	(12,730,323)	(5,882,750)

Other income (expense)
Interest expense	(951,173)	(1,007,120)	(6)%
Finance charges	(2,378,784)	(792,930)	200%
Change in fair value of forward purchase agreement	(5,109,277)	(419,407)	1,118%
Other income (expense)	(439,622)	13,778	100%

Total other expense, net	(8,878,856)	(2,205,679)	303%

Net loss	$(21,609,179)	$(8,088,429)	167%

Preferred dividend	(1,565,531)	(218,516)	616%

Net loss attributable to common stockholders	$(23,174,710)	$(8,306,945)	179%

Revenues. Net revenues increased to $8,599,262 from $5,701,372 for the nine months ended September 30, 2024 and 2023, respectively. The increase in revenue was driven by sales in the Company’s core SaaS offerings coupled with the addition of sales related to its asset acquisitions which are predominantly recurring services.

Cost of sales. Cost of sales for the nine months ended September 30, 2024 and 2023 was $1,946,704 an increase from $1,493,357. The moderate increase in cost of sales is consistent with the increase in growth in recurring revenue over non-recurring revenues which have a higher margin associated with delivery. The Company has been able to continue leverage its capacity in its data centers and other systems to bring on customers while being able to keep costs related to support and service in check.

Selling, general and administrative expenses. Selling, general and administrative expenses for the nine months ended September 30, 2024 and 2023 were $17,061,929 and $9,189,829, respectively. The increase is largely attributed to a one-time $4,779,580 cost associated with stock based compensation for members of the management team that were awarded special compensation for completing the business combination. The Company did not have enough instruments available under its 2023 Stock Plan and required the plan increase to be approved by its Shareholders. Shareholder approval was obtained in May 2024 and the Company expensed the value of this award in full during the period. The increase between periods is also due to an increase in payroll expenses related to the cost to service its asset acquisitions and other general and administrative expenses to support the rate of growth.

Depreciation and amortization expenses. Depreciation and amortization expenses for the nine months ended September 30, 2024 and 2023 were $2,320,952 and $900,936, respectively. The increase in depreciation and amortization reflects an increase primarily in amortization costs associated with the additional customer list and acquired technologies obtained as part of the asset’s acquisitions in comparison to the comparative period.

Interest Expense. Interest expense for the nine months ended September 30, 2024 and 2023 were $951,173 and $1,007,120, respectively. The decrease between periods was primarily due to the Company having a large portion of debt being converted into common stock prior to the merger.

Financing fee. Financing fee expenses for the nine months ended September 30, 2024 and 2023 were $2,378,784 and $792,930 respectively. The increase between periods was primarily due to the Company expensing deferred financing fees of approximately $1,008,000 associated with its cancelled equity line of credit. In addition, the Company issued higher levels of convertible debt than in the comparative period resulting in additional financing costs being reported. The balance also reflects the final portion of a make whole agreement that the Company entered into in August of 2023, whereby the Company guaranteed the difference between the value of debt converted into shares at $10.00 per share and their ultimate sales price.

Change in fair value of forward purchase agreement. Change in fair value of forward purchase agreement for the nine months ended September 30, 2024 and 2023 was a net $5,109,277 and $419,407, respectively. The net expense relates to the derived fair value change of the shares underlying the forward purchase agreement market from the balance sheet date to estimated maturity date.

Other income (expense). Other expenses for the nine months ended September 30, 2024 and 2023 were ($439,662) and $12,000, respectively.

Preferred dividend. Preferred dividend for the nine months ended September 30, 2024 and 2023 were $1,565,531 and $218,516, respectively. The preferred dividend relates to dividends accrued for the Company’s issued and outstanding Series A Preferred Stock.

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Three Month Period Ended September 30, 2024 Compared to the Three Month Period Ended September 30, 2023

	Three Months Ended
	September 30,	September 30,	%
	2024	2023	Incr/(Decr)
Revenue	$2,787,999	$2,004,853	39%
Cost of sales	826,990	517,875	60%
Gross profit	1,961,009	1,486,978

Expenses
Selling, general and administrative	3,354,831	3,589,655	(7)%
Depreciation and amortization	806,509	320,427	152%
Total operating expenses	4,161,340	3,910,082
Loss from operations	(2,200,331)	(2,423,104)

Other income (expense)	12,000	-	100%
Interest expense	(223,060)	(478,437)	(53)%
Finance charges	(632,800)	(370,852)	71%
Change in fair value of forward purchase agreement	(2,946,604)	(419,407)	603%
Total other expense, net	(3,790,464)	(1,268,696)	199%

Net loss	$(5,990,795)	$(3,691,800)	62%

Preferred dividend	(669,532)	(218,516)	206%

Net loss attributable to common stockholders	$(6,660,327)	$(3,910,316)	70%

Revenues. Net revenues increased to $2,787,999 from $2,004,853 for the three months ended September 30, 2024 and 2023, respectively. The increase in revenue was driven by sales in the Company’s core SaaS offerings coupled with the addition of sales related to its asset acquisitions which are predominantly recurring services.

Cost of sales. Cost of sales for the three months ended September 30, 2024 and 2023 grew to $826,990 from $517,875. The moderate increase in cost of sales is consistent with the increase in growth in recurring revenue over non-recurring revenues which have a higher margin associated with delivery. The Company has been able to continue leverage its capacity in its data centers and other systems to bring on customers while being able to keep costs related to support and service in check.

Selling, general and administrative expenses. Selling, general and administrative expenses for the three months ended September 30, 2024 and 2023 were $3,354,831 and $3,589,655, respectively. The decrease is largely attributed to lower professional fees as the Company had incurred higher one-time costs in 2023 in relation to its merger.

Depreciation and amortization expenses. Depreciation and amortization expenses for the three months ended September 30, 2024 and 2023 were $806,509 and $320,427, respectively. The increase in depreciation and amortization reflects an increase primarily in amortization costs associated with the additional customer list and acquired technologies as part of the assets acquisitions in comparison to the comparative period.

Interest Expense. Interest expense for the three months ended September 30, 2024 and 2023 was $223,060 and $478,437, respectively. The decrease between periods was primarily due to the Company having a large portion of debt being converted into common stock prior to the merger.

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Financing fee. Financing fee expenses for the three months ended September 30, 2024 and 2023 were $632,800 and $370,852 respectively. The increase between periods was primarily due to the Company issuing higher levels of convertible debt than in the comparative period resulting in additional financing costs being reported.

Change in fair value of forward purchase agreement. Change in fair value of forward purchase agreement for the three months ended September 30, 2024 and 2023 were $2,946,604 and $419,407, respectively. The net expense relates to the derived fair value change of the shares underlying the forward purchase agreement market from the balance sheet date to estimated maturity date.

Preferred dividend. Preferred dividend for the three months ended September 30, 2024 and 2023 were $669,532 and $218,516, respectively. The preferred dividend relates to dividends accrued for the Company’s issued and outstanding Series A Preferred Stock.

Results of Operations for the Year Ended December 31, 2023

The following table sets forth our selected financial data for the periods indicated below:

	For Years Ended
	December 31,	December 31,
	2023	2022
Revenue	$8,151,587	$7,987,902
Cost of sales	2,029,145	2,243,253
Gross profit	6,122,442	5,744,649

Expenses
Selling, general and administrative	15,124,081	9,254,670
Depreciation and amortization	1,274,963	1,292,085
Total operating expenses	16,399,044	10,546,755
Loss from operations	(10,276,602)	(4,802,106)

Other income (expense)
Interest expense	(1,109,388)	(785,406)
Financing costs	(1,287,916)	(426,419)
Other income (expense)	(459,965)	(65,893)
Impairment of intangible asset	(105,676)	-
Change in fair value of forward purchase agreement	(2,312,116)	-
Total other income (expense)	(5,275,061)	(1,277,718)

Net loss	(15,551,663)	(6,079,824)
Preferred dividends	(368,699)	-
Dividends to Common Stockholders	-	(1,794,704)
Net loss attributable to Common Stockholders	$(15,920,362)	$(7,874,528)

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Year ended December 31, 2023 compared to the year ended December 31, 2022

Revenues. Net revenues increased 2% or $163,685 to $8,151,587 in 2023 from $7,987,902 in 2022. Revenue growth was attributed to strong growth in the number of recurring revenue subscribers both in terms of new customers as well as with new and existing product uptake along with price increases on existing customer base subscription prices. Recurring revenues increased $194,503 year on year while non-recurring revenues remained flat year on year.

Cost of sales. Cost of sales decreased 10% or $(214,108) to $2,029,145 in 2023 from $2,243,253 in 2022. The decrease in cost of sales is due to the change in the mix of revenues in which recurring revenues have a lower cost of service than non-recurring revenues. The increase in recurring and decrease in non-recurring revenues both contributed to lower costs of sales.

Selling, general and administrative expenses. Selling, general and administrative (“SGA”) expenses increased 63% or $5,869,411 to $15,124,081 in 2023 from $9,254,670 in 2022. The increase in SGA is largely driven by approximately $3,200,000 increase in spend associated with professional fees primarily attributable to the Company’s merger in August 2023. Office expenses increased approximately $700,000 year on year driven by costs associated with financing discounts and additional insurance costs not incurred in prior years. Personnel costs increased by approximately $1,800,000 year on year largely driven on the additional labor costs brought on with the asset acqusition along with an increase in stock-based compensation expense.

Depreciation and amortization expenses. Depreciation and amortization expenses decreased $(17,122) or (1)% to $1,274,963 in 2023 from $1,292,085 in 2022. The decrease in expenses is due to no new additions being added to intangible assets and a moderate increase in capitalized software in 2023 compared to 2022.

Interest expense. Interest expense increased $323,982 or 41% to $1,109,388 in 2023 from $785,406 in 2022. The increase in interest expense is attributable to the increase in total debt taken out in 2023 versus 2022 to help bridge the Company to the Business Combination.

Other income (expense).Other expenses increased $394,072 or 598% to $459,965 in 2023 from $65,893 in 2022. The increase is related to the charge for a make whole provision the Company entered into in 2023 with one of its lenders who converted their debt into common stock and provided the lender a make whole from the face value of $10.00 to the price they ultimately sold the common stock at.

Financing costs. Financing costs increased $861,497 or 202% to $1,287,916 in 2023 from $426,419 in 2022. The increase in financing fees was a result of the Company issuing convertible debt with features including warrants and inducement shares in 2023.

Change in fair value of forward purchase agreement. Change in fair value of forward purchase agreement expenses increased to $2,312,116 or 100% to $2,312,116 in 2023 from $nil in 2022. The expense relates to the derived fair value change of the shares underlying the forward purchase agreement market from the balance sheet date to estimated maturity date.

Impairment on intangible asset. The Company incurred $105,676 expense in 2023 related to the carrying value of a customer list purchased in 2022 which was in excess of its fair value. The Company adjusted the carrying value to equal the fair value. No impairment was determined in 2022.

Preferred dividends. Preferred dividends increased to $368,699 or 100% to $368,699 in 2023 from $nil in 2022. The preferred dividend relates to dividends accrued for the Company’s issued and outstanding Series A Preferred Stock excluding Series A Preferred Stock held by the sponsor of the SPAC transaction and the shares underlying the Forward Purchase Agreement.

Dividends to Common Stockholders. The Company incurred expenses related to the revaluation of certain warrants that contained anti-dilution provisions related to down round financing for total expense of $nil for 2023 and $1,794,704 for 2022, respectively.

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Liquidity, Going Concern and Capital

LIQUIDITY, GOING CONCERN AND CAPITAL

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the nine-month period ended September 30, 2024 the Company generated an operating loss of $12,730,323. In addition, as of September 30, 2024, the Company had an accumulated deficit and net working capital deficit of $138,213,468, and $11,670,852, respectively. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company is seeking to raise additional capital through the issuance of debt and/or equity securities to fund its operations, although it has no commitments for such capital and there is no assurance that it will be successful in raising any additional capital. The Company is reliant on future fundraising to finance operations in the near future. If the Company fails to raise additional capital in the near future, it will be required to curtail or cease its operations. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern for a period of 12 months from the issuance date of these financial statements.

Management has introduced new lines of services with higher margins while it continues to develop strategic partnerships and has ramped up selling into the existing customer base as well as penetrate larger organizations with multiple customers while continuing to scope out additional areas of opportunity. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The primary factors that influence our liquidity include, but are not limited to, the amount and timing of our equity and debt raises, revenues, cash collections from our clients, capital expenditures, and investments in research and development.

The following table summarizes the impact of operating, investing and financing activities on our cash flows for the nine-month periods ended September 30, 2024 and 2023 related to our operations:

	Nine Month Ended
	September 30,	September 30,
	2024	2023
Net cash used in operating activities	$(1,258,941)	$(1,761,951)
Net cash used in investing activities	(1,901,003)	(9,989,644)
Net cash provided by financing activities	2,152,932	12,012,831
Net change in cash	(1,007,012)	261,236
Cash and cash equivalents at beginning of the period	1,219,358	196,153
Cash and cash equivalents at end of the period	$212,346	$457,389

Operating Activities: Net cash used by operating activities of $1,258,941 for nine-month period ended September 30, 2024 was $503,010 less than the $1,761,630 cash used by operations for the nine-month period ended September 30, 2023. The decrease in cash utilized by operating activities was primarily attributable to a larger non-cash charge add backs over the comparative periods along with increases in accounts payable and accrued liabilities and lower prepaid expenses. Future spending on operating activities is expected to be funded by the sale of and issuance of additional shares of common stock.

Investing Activities: Net cash used by investing activities was $1,901,003 and $9,989,644 for the nine-month period ended September 30, 2024 and 2023, respectively. The overall decrease was mainly attributable to the merger related costs in 2023. Future spending on investing activities is expected to be funded by the sale of and issuance of additional shares of common stock.

Financing Activities: Net cash provided by financing activities of $2,152,932 and $12,012,831 for the nine-month period ended September 30, 2024 and 2023, respectively. The cash decrease was a result of reduced net issuance of debt less payments for 2024 while in 2023 the increase was attributed to net issuance of debt less payments along with sale of common stock and merger related items.

Our material cash requirements from known contractual and other obligations primarily relate to our content, debt and lease obligations. As of December 31, 2023, the expected timing of those payments are as follows:

	Total	Next 12	Beyond 12 Months
Debt (1)	$6,691,566	$5,271,429	$1,420,137
Operating lease obligations (2)	1,187,834	241,945	945,889
Total	$7,879,400	$5,513,374	$2,366,026

(1)

Debt obligations include our Notes and Notes to Related Party consisting of principal and interest payments. See Note 8 Debt and Note 13 Related Party in the accompanying notes to our financial statements for further details.

(2)	See Note 11 Commitments and Contingencies in the accompanying notes to our financial statements for further details regarding leases.

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BUSINESS

Company History

The Company is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

Business Combination

On January 5, 2023, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among the Company, iCoreConnect, Inc., a Nevada corporation (“Old iCore”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provided that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Old iCore (the “Merger”), with Old iCore surviving as a wholly-owned subsidiary of the Company. In connection with the Merger, the Company changed its name from FG Merger Corp. to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.” On August 25, 2023, Old iCore and FGMC consummated the Business Combination, with Old iCore surviving as a wholly owned subsidiary of FGMC.

Software as a Service (SaaS) Offerings

The Company currently markets secure Health Insurance Portability and Accountability Act (HIPAA) compliant cloud-based software as a service (SaaS) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreVerify+, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, and iCoreIT. The Company’s software is sold under annual recurring revenue subscriptions.

iCoreRx – iCoreRx is a HIPAA compliant electronic prescription SaaS solution that integrates with popular practice management and electronic health record systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for Electronic Prescriptions for Controlled Substances (iCoreEPCS). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets.

iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (PDMP) history before prescribing controlled substances. This service provides one-click real-time access to the state databases without the need to manually enter data. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

iCoreVerify and iCoreVerify+ - iCoreVerify is a HIPAA compliant SaaS solution that automatically retrieves a patients insurance eligibility breakdown to verify their benefits seven (7) days in advance of their appointment and on-demand using iCoreConnect’s real time technology. Automation runs daily to verify insurance every patient on the schedule a full week in advance of their appointment date. The system returns results typically in less than one second for most responses. This substantially reduces the phone calls and labor hours for the practice. This tool is integrated with most popular practice management systems. iCoreVerify+ adds a unique add-on service that augments iCoreConnect’s automation with a concierge service that turns around requests traditionally in less than 24 hours. It includes all carriers including non-digital ones and is customized to the client’s specialty.

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iCoreClaims - iCoreClaims is responsible for processing and managing claims submitted by policyholders or dental care providers and typically involves: (a) Claim Submission: Dental care providers (such as dentists or orthodontists) submit claims to the insurance company on behalf of patients after providing dental services. The claim includes details such as the type of treatment provided, codes for procedures performed, patient information, and provider details; (b) Verification and Eligibility: iCoreClaims service verifies the patient's eligibility for coverage based on the terms of their insurance policy. This involves checking if the patient's policy covers the specific dental treatment or procedure being claimed; (c) Adjudication: Once the claim is submitted and eligibility is confirmed, iCoreClaims processes the claim by reviewing it against the terms of the policy. This includes checking for any exclusions or limitations on coverage, ensuring the services rendered are medically necessary, and determining the applicable co-pays, deductibles, and coverage limits; (d) Communication: Throughout the claims process, iCoreClaims communicates with both the dental care provider and the policyholder to resolve any issues, provide explanations of benefits (EOBs), and answer any questions related to the claim; (e) Record Keeping: iCoreClaims maintains records of all claims processed, payments made, and communications related to each claim for auditing, reporting, and customer service purposes; (f) iCoreClaims service plays a crucial role in facilitating the reimbursement process for dental care services covered under insurance policies, ensuring that policyholders receive the benefits they are entitled to and that dental care providers are appropriately compensated for their services; (g) From a technology standpoint, the use of cloud software for documentation and U.S.-based billing specialists highlights iCoreConnect's strategy to combine advanced software with expert human intervention. This hybrid approach can be particularly appealing to healthcare providers who are seeking technological solutions without completely forgoing the human touch that is often necessary for complex billing and coding scenarios.

iCoreHuddle and iCoreHuddle+ – iCoreHuddle is a powerful HIPAA compliant SaaS solution to instantly reveal the revenue potential of each patient. This product is currently limited to dental practices. The service connects to most popular practice management and electronic health record systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and key performance indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, unscheduled treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient. iCoreHuddle+ offers enhanced analytical tools for practices to optimize their revenue generation process and workflows.

iCoreCodeGenius – iCoreCodeGenius is a medical coding reference SaaS solution that provides the coding standards for the 10th revision of the International Classification of Diseases and Related Health Problems (ICD-10), a medical classification list published by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

iCoreExchange – iCoreExchange provides a secure, HIPAA compliant SaaS email solution using the direct protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange e.g., patients and referrals. Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as patient files with discrete data, which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management (PM) systems in a HIPAA compliant manner.

iCoreCloud - iCoreCloud offers customers the ability to back up their on-premises servers and computers to the cloud. iCoreCloud is a fully HIPAA compliant and automated backup solution. The data backed up is encrypted both in transit and while at rest. In case of full data loss, the mirrored data in the cloud can be seamlessly restored back to the practice on a new computer or a server. The data is stored encrypted in HIPAA compliant data centers with multiple layers of redundancy. The data centers are physically secure with restricted personnel and biometric access. The locations are also guarded by security 24 hours a day, 365 days a year.

iCorePay – iCorePay is a cloud-based financial technology (FinTech) solution designed to streamline the billing and payment processes for healthcare providers, offering a modern and efficient way to manage patient payments. The platform integrates with existing healthcare management systems, allowing for easy creation and sending of HIPAA-compliant billing statements, as well as accepting various digital payment methods like Apple Pay, Google Pay, and PayPal. This system aims to improve the patient experience by making payments easier and more convenient, while also boosting revenue collection for healthcare providers. Additionally, iCorePay helps reduce costs and administrative burdens by automating much of the billing process.

iCoreSecure –We used our expertise and development capabilities from our HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure is a secure SaaS solution that solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.

iCoreIT -The trend in IT Services companies for over a decade has been to move away from a “Break/Fix model” to a “Managed Service Provider (MSP)” and “Managed Software as a Service (MSaaS)” model with recurring revenue.

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Managed IT Services (MSP and MSaaS)

The MSP/MSaaS approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against viruses, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost.

By leveraging managed services with our expertise in cloud computing, our customers can scale their business without extensive capital investment or disruption in services.

The Company believes it is well positioned to address the growing need for managed services:

•	Our current and future customers need managed IT services, along with cloud computing, storage and HIPAA compliant backup and encryption;
•	Managed service providers that can support the migration to cloud computing are in high demand;
•	The decision makers for our current technology and those for managed services are, in many cases, the same person or group of people;
•	Our management team has decades of experience operating successful IT companies; and the MSP revenue model matches our SaaS and MSaaS MRR (monthly recurring revenue) models.

Competition - The Company experiences competition from a variety of sources with respect to virtually all of its products and services. The Company knows of no single entity that competes with it across the full range of its products and services; however, each of the lines of business in which the Company is engaged is highly competitive. Competition in the markets served is based on several considerations, which may include price, technology, applications, experience, know-how, reputation, service, and distribution. While we believe we offer a unique combination of products and services, a few competitors offer one or more similar products and services in one or more of our niche markets.

Competitive Strengths

The key advantages of our products and services include:

1.	Secure, private, scalable, and reliable.

Our services have been designed to provide our customers with privacy and high levels of performance, reliability, and security. We have built, and continue to invest in, a comprehensive security infrastructure, including firewalls, intrusion detection systems, and encryption for transmission over the Internet, which we monitor and test on a regular basis. We have designed, built, and continue to maintain a multi-tenant application architecture that has been designed to enable our service to scale securely, reliably and cost effectively. Our multi-tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously.

2.	Rapid deployment and lower total cost of ownership.

Our services can be deployed rapidly since our customers do not have to spend time procuring, installing, or maintaining the servers, storage, networking equipment, security products or other hardware and software. We enable customers to achieve up-front savings relative to the traditional enterprise software model. Customers benefit from the predictability of their future costs since they generally pay for the service on a per subscriber basis for the term of the subscription contract.

3.	High levels of user adoption.

We have designed our products and services to be intuitive and easy to use. Our products and services contain many tools and features recognizable to users of popular consumer web services, so users have a more familiar user experience than typical EHR applications. As a result, our users can often use and gain benefit from our solutions with minimal training. We have also designed our products and services to be used on popular mobile devices, making it possible for people to conduct business from their smartphones or tablets.

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Competitive Strategy

Key elements of our strategy include:

1.

Extending existing service offerings. We continue to innovate based on customer feedback and have designed our solutions to easily accommodate new features and functionality, especially in underserved areas of compliance and improved workflow/profitability for dental and physician practices. We continually look to improve our products and services by adding new features, functions and increased security through our own development, acquisitions, and partnerships.

2.

Expanding existing customer relationships. We see significant opportunities to deepen our relationships with our existing customers. As our customers realize the benefits of our products and services, we aim to provide additional value-added products and services.

3.

Expanding into new horizontal markets. As part of our growth strategy, we are delivering innovative solutions in new categories, including analytics, claims coding, billing processing, and electronic prescribing. We drive innovation both organically and through acquisitions.

4.

Extending go to market capabilities. We believe that our offerings provide significant value for businesses of any size. We continue to pursue businesses of all sizes and industries through our direct sales force and partnerships. In the past several years we have competed and won over 100 major healthcare association endorsements in 33 states. We plan to increase the number of direct sales professionals we employ and intend to develop additional distribution channels for our products and services.

In addition to the key elements of our business strategy described above, from time to time, we evaluate opportunities to acquire or invest in complementary businesses, services and technologies, and intellectual property rights.

Customers

We had no significant customers (greater than 10% of total revenue) for the years ended December 31, 2023 and 2022, respectively. Customer concentration is not significant as the Company has a large number of individual customers. In addition, concentration is reduced by the number of new customers generated through the acquisitions we completed during 2023, as well as through organic growth in both the number of customers and number of services being purchased by new and existing customers. We had accounts receivable concentration with one customer representing 25% of total accounts receivables outstanding as of December 31, 2023 and one customer that represented 31% of accounts receivable outstanding as of December 31, 2022.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we currently rely on a combination of trade secrets, including know-how, employee and third-party nondisclosure agreements, and other contractual rights to establish and protect our proprietary rights in our technology. We do not currently own any patents or trademarks.

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Government Regulations

We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the access of or commerce on the Internet. However, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics, e-mail marketing and quality of products and services. Such laws and regulations could dampen the growth and use of the Internet generally and decrease the acceptance of the Internet as a communication and commercial medium and could thereby have a material adverse effect on our business, results of operations and financial condition.

Employees

As of January 21, 2025 the Company had 70 employees of which 63 were full-time employees.

Description of Property

On September 22, 2021, iCoreConnect signed a six year and one month lease agreement for approximately 7,650 square feet for its headquarters commencing on January 1, 2022, located in Ocoee, Florida. The lease provides for a five-year renewal term at the option of iCoreConnect. In April 2023, the Company entered into a lease agreement for an additional 2,295 square feet of space beginning June 1, 2023.

iCoreConnect signed a two-year lease on April 15, 2023, for an office in Scottsdale, AZ.

Legal Proceedings

iCoreConnect from time to time, may be a party to various litigation, claims and disputes, arising in the ordinary course of business. While the ultimate impact of such actions cannot be predicted with certainty, iCoreConnect believes the outcome of these matters, except as set forth below, will not have a material adverse effect on iCoreConnect’s financial condition or results of operations.

Available Information

iCoreConnect’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports are filed with the SEC pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. Such reports and other information that iCoreConnect files with the SEC are available free of charge on its website at https://ir.icoreconnect.com/sec-filings when such reports are available on the SEC website. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The contents of these websites are not incorporated into this filing. Further, the foregoing references to the URLs for these websites are intended to be textual references only.

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DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Robert P. McDermott	57	Director, Chief Executive Officer and President
Archit Shah	49	Chief Financial Officer
David Fidanza	62	Chief Information Officer
Muralidar Chakravarthi	45	Chief Technology Officer
Yvonne Hyland	63	Director
Kevin Patrick McDermott	59	Director
John Robert Pasqual	54	Director
Wayne Kalish	63	Director

Robert P. McDermott (age 57) has been Chief Executive Officer and President of iCoreConnect and is a member of the Company’s board of directors since August 2023. He is a 30-year veteran in sales, operations and finance. Mr. McDermott has had a successful career as an entrepreneur while demonstrating strong leadership skills in running these organizations. Mr. McDermott's Company (AXSA Document Solutions Inc.) made the prestigious Inc. 500 list and was listed as the 173rd fastest growing Company in America while he was CEO. He joined iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) in 2013, bringing more than 25 years of technology industry leadership, and executive management experience to his role with the Company. Mr. McDermott has held positions in various companies as either CEO or President. He has a bachelor’s degree majoring in Finance from Dowling College, NY. Mr. R. McDermott is currently the Chair of the Board. We believe that Mr. McDermott’s history with our company and knowledge of our business provides him with the qualifications to serve as a director.

Archit Shah (age 49) has served as Chief Financial Officer of iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) since September 2021. Mr. Shah brings over 20 years of finance and accounting experience to iCoreConnect. Mr. Shah has extensive experience as a finance and operations consultant focused on start-ups, turnarounds and restructurings in a variety of industries ranging from pharmaceutical companies to consumer health products to fitness concepts. Mr. Shah owned and operated several franchise concepts since 2016 as well as his running his own financial consulting practice since 2014, prior to which he was the Chief Financial Officer for XOS Digital Inc from 2012 to 2014. Mr. Shah holds a Bachelor of Commerce (Honors) from the University of Manitoba and is a designated Chartered Professional Accountant (CPA, CA) from the Chartered Professional Accountants of Manitoba. He is also a Certified Public Accountant by the State of Illinois.

David Fidanza (age 62) joined iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) in April 2015 as the Director of Software Implementation and has served as Chief Information Officer September 2017. His focus over the past 15 years has been on the design, implementation and support of enterprise level software solutions that focus on managing, securing, and delivering data. Mr. Fidanza oversees the MSaaS IT Department, and Content Development Initiatives. Mr. Fidanza holds a Diploma in Computer Processing from The Computer Processing Institute Diploma in New Jersey as wells as over 30 technical and software certifications in various products and softwares.

Muralidar Chakravarthi (age 44) has served as Chief Technology Officer of iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) since October 2013 and is currently responsible for understanding the business needs and managing the successful design, development and deployment of iCoreConnect’s products and services. Mr. Chakravarthi has extensive experience in designing, developing and deploying multiple products and solutions to market. He was previously the Chief Software Architect for Nasplex Datacenters, LLC from 2010 through 2013, which was acquired by Transformyx Technologies, Inc. His job duties at Nasplex were to manage the design and development of various products and services. His role also included identifying key solutions for certain market spaces. He was also a cofounder of Team Cajunbot (University of Louisiana) - one of the teams that participated and was selected to run in the finals in the DARPA grand challenge for autonomous vehicle research (2004 - 2006). He holds a Master of Science in Computer Science from Southern Illinois University.

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Yvonne Hyland (age 63) has been a director of iCoreConnect since July 2024.  Ms. Hyland has over 35 years of experience at the forefront of the global technology industry, spanning from startups to Fortune 100 companies. Her corporate leadership roles include leading the Products and Services organizations for SAP in Denmark. For Gartner, she launched and led the Executive Advisory Services for enterprise IT leaders (EITL) and high-tech and telco general managers (GGM). As an entrepreneur and CEO of several technology product and service companies, she achieved successful exits including with IBM as a strategic acquirer. In her role as business transformation consultant working with Fortune 500 companies, she led global initiatives with her clients, enabling technology to drive significant operational efficiency and growth. At B Capital Group, as a venture capital operator, she launched and led the portfolio business development team. Yvonne attended the MBA program at the Martin J. Whitman School of Management. She is currently an entrepreneur in residence at Syracuse University’s Blackstone LaunchPad and member of Syracuse University Libraries Advisory Board. She obtained her Ethics of AI certification from the London School of Economics. She is a member of the of the Private Directors Association (PDA) and the Society for Information Management (SIM) in the US and the Institute of Directors (IOD) in the UK. We believe that Ms. Hyland’s operational experience and experience in various SaaS companies provides her with the qualifications to serve as a director.

John Pasqual (age 53) has been a director of iCoreConnect since August 2023. Dr. Pasqual served as Clinical Associate Professor at the University of Florida from 2013 to 2015 and has practiced as a board-certified oral & maxillofacial surgeon in private practice since 2010. Dr. Pasqual brings extensive experience and expertise in healthcare to iCoreConnect. Dr. Pasqual holds a Doctor of Dental Medicine degree from the University of Pittsburgh and multiple certificates in Oral and Maxillofacial Surgery, Anesthesia and Dentistry from Case Western Reserve University. Dr. Pasqual earned his Bachelor of Arts in Biology & English Literature at the University of Denver. He is a Fellow of the American College of Oral and Maxillofacial Surgery, American Association of Oral and Maxillofacial Surgeons, and Diplomate of the American Board of Oral and Maxillofacial Surgery. Dr. Pasqual is past president of the Atlantic Coast Dental Association and South Palm Beach County Dental Association and maintains membership in a number of professional associations and societies. Dr. Pasqual is an independent director and chair of the Nominating and Governance Committee and sits on the Audit Committee and Compensation Committee. We believe that Dr. Pasqual’s experience in the dental industry provides him with the qualifications to serve as a director.

Kevin McDermott (age 58) has been a director of iCoreConnect since August 2023. Mr. McDermott has been with SAP North America for over 20 years and has held various roles throughout his tenure including Director of Software Sales North America, Vice President of Sales and he currently the Head of Channel Sales. Mr. K. McDermott does not have any committee assignments and is deemed not to be independent. We believe that Mr. K. McDermott’s business and sales experience provides him with the qualifications to serve as a director.

Wayne Kalish (age 63) has been a director of iCoreConnect since September 2024. Mr.Kalish graduated from the University of Central Florida in 1984, with a Bachelor of Business Administration degree with an emphasis in Accounting. He began his career as a Certified Public Accountant with KPMG and moved on to various roles over the course of his career including being the Vice President, Accounting and Corporate Planning and Analysis at Darden (NYSE), Chief Financial Officer at Tavistock Corporation and Concord Management, Limited, along with holding the role of VP Controller and Chief Accounting Officer with Ruby Tuesday (former NYSE). Mr. Kalish is now a partner with The Florida CFO Group which is a contractor-based Chief Financial Officer practice focused on bringing value to small and middle market owner-managed businesses. Mr. Kalish’s services often culminate with the successful sale of client businesses to Private Equity or Strategic Buyers, monetizing decades of dedicated business owner service to customers and communities.

There are no family relationships among any of our directors and executive officers, other than Robert McDermott and Kevin Patrick McDermott are cousins.

Director Independence

Our board of directors consists of four directors, of which two are “independent” as defined under the rules of the Nasdaq Capital Market, which is defined generally as a person other than an executive officer or employee who does not have a relationship that, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Robert McDermott, who is our Chief Executive Officer, is not an independent director due to his employment as an executive officer.

Audit Committee

Our Audit Committee consists of Wayne Kalish, Yvonne Hyland and Dr. John Pasqual, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Our Board had determined that Wayne Kalish is an “Audit Committee Financial Expert,” as defined by the SEC rules.

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Compensation Committee

Our Compensation Committee consists of Yvonne Hyland, Wayne Kalish and Dr. John Pasqual, each of whom is an independent director. Yvonne Hyland serves as chairman of the Compensation Committee. The functions of the Compensation Committee are set forth in a Compensation Committee Charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. John Pasqual, Wayne Kalish and Yvonne Hyland, each of whom is an independent director under Nasdaq’s listing standards. Dr. John Pasqual will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, are specified in the Nominating and Corporate Governance Committee Charter.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for the directors, officers, employees and certain affiliates following the Business Combination in accordance with applicable federal securities laws, a copy of which is available on our website at https://ir.icoreconnect.com. We will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: Attention: Investor Relations.

If we amend or grant a waiver of one or more of the provisions of the Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://ir.icoreconnect.com. The information on this website is not part of this prospectus.

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EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our named executive officers for the years ended December 31, 2024 and 2023:

	Year	Salary	Bonus(4)	Stock Awards (1) (2)	Options Awards (1)(2)	All other compensation (3)	Total

Robert McDermott	2024	$500,000	$-	$80,000	$2,913,966	$39,048	$3,533,014
Chief Executive Officer and President	2023	$365,104	$125,250	$58,919	$98,911	$327,631	$2,855,130

David Fidanza	2024	$296,000	$-	$-	$615,460	$15,000	$926,460
Chief Information Officer	2023	$216,370	$36,750	$-	$19,958	$11,000	$663,278

Muralidar Chakravarthi	2024	$300,000	$-	$-	$617,967	$15,000	$932,967
Chief Technology Officer	2023	$217,703	$37,500	$-	$401,665	$11,000	$667,868

Archit Shah	2024	$314,000	$-	$40,000	$781,384	$15,000	$1,150,384
Chief Financial Officer	2023	$253,250	$39,000	$26,234	$308,228	$9,000	$635,712

(1)

Represents the aggregate grant date fair value of the shares of iCoreConnect common stock or option awarded as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity. For information, regarding the valuation of these awards, including assumptions, refer to the Financial Statements as a part of this filing.

(2)	The grant date fair value of the performance award options, and restricted common stock included in the column is the awarded employment agreement terms determined as of the grant date.

(3)	All Other compensation represents commissions and fringe benefits including car allowance and health care reimbursement.

(4)	The Bonus is subject to the Company raising funds in excess of $5,000,000 after grant date.

Narrative Disclosure to Summary Compensation Table

General

We have compensated our named executive officers through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites.

Base Salary

Our Compensation Committee reviews and approves base salaries of our named executive officers. In setting the base salary of each named executive officer for the periods presented above, the Compensation Committee relied on market data. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.

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Bonus

Our named executive officers are also eligible to receive an annual bonus as a percentage of base salary. Historically, these bonuses have been discretionary based on general company performance. Commencing in 2024, our Compensation Committee will evaluate bonuses based on the Company’s achievement of various specified metrics. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the corresponding year. Our Board has discretion to determine whether and in what amounts or form (cash or stock) any such bonuses will be paid in a given year.

Equity Awards

Our named executive officers are also eligible to receive an annual equity grant. The target amount of the grant is set forth in their employment agreement, although the final determination for any equity grants remain at the discretion of the Compensation Committee. For options, we set the option exercise price, and grant date fair value based on the closing price of our common stock on Nasdaq on the date of grant. For other equity awards, the grant date fair value is based on the closing price of our common stock on Nasdaq on the date of grant.

Equity Awards

The following table sets forth certain information concerning our outstanding equity awards for our named executive officers at December 31, 2024.

Outstanding Equity Awards At Fiscal Year-End

Name	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Robert McDermott	8/25/2023	22,621	-	$74.20
Robert McDermott	5/31/2024	9,513	19,026	$33.60
Robert McDermott	5/31/2024	90,888	-	$62.00
Muralidar Chakravarthi	8/23/2023	3,771	-	$74.20
Muralidar Chakravarthi	5/31/2024	2,569	5,137	$32.20
Muralidar Chakravarthi	5/31/2024	17,621	-	$62.00
David Fidanza	8/25/2023	3,771	-	$74.20
David Fidanza	5/31/2024	2,569	5,137	$32.20
David Fidanza	5/31/2024	17,621	-	$62.00
Archit Shah	8/25/2023	3,218	-	$76.40
Archit Shah	5/31/2024	2,637	5,274	$32.20
Archit Shah	5/31/2024	24,113	-	$62.00

Employment Agreements

Chief Executive Officer

We entered into an employment agreement, effective September 1, 2023, with Robert McDermott, pursuant to which he agreed to serve as our Chief Executive Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. McDermott’s agreement provided for an initial annual base salary of $500,000. Mr. McDermott is eligible to receive an annual bonus of up to 100% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, for each fiscal year during the term, Mr. McDermott will be entitled to an annual equity grant of up to $2,500,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

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If Mr. McDermott’s employment is terminated at our election without “cause”, or by Mr. McDermott for “good reason,” Mr. McDermott shall be entitled to receive severance payments equal to 18 months of Mr. McDermott’s base salary; provided that such amounts shall be increased to 24 months of Mr. McDermott’s base salary if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. McDermott is entitled to severance payments, the Company will continue to pay the same portion of Mr. McDermott’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. McDermott is eligible for medical and/or dental insurance benefits from another employer. Mr. McDermott agreed not to compete with us until 12 months after the termination of his employment.

Chief Financial Officer

We entered into an employment agreement, effective September 1, 2023, with Archit Shah, pursuant to which he agreed to serve as our Chief Financial Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Shah’s agreement provided for an initial annual base salary of $314,000. Mr. Shah is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Shah for each fiscal year during the term, Mr. Shah will be entitled to an annual equity grant of up to $693,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Shah’s employment is terminated at our election without “cause”, or by Mr. Shah for “good reason,” Mr. Shah shall be entitled to receive severance payments equal to six months of Mr. Shah’s base salary; provided that such amounts shall be increased to 12 months of Mr. Shah’s base salary if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Shah is entitled to severance payments, the Company will continue to pay the same portion of Mr. Shah’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Shah is eligible for medical and/or dental insurance benefits from another employer. Mr. Shah agreed not to compete with us until 12 months after the termination of his employment.

Chief Operating Officer

We entered into an employment agreement, effective September 1, 2023, with David Fidanza pursuant to which he agreed to serve as our Chief Operating Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Fidanza’s agreement provided for an initial annual base salary of $296,000. Mr. Fidanza is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Fidanza for each fiscal year during the term, Mr. Fidanza will be entitled to an annual equity grant of up to $666,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Fidanza’s employment is terminated at our election without “cause”, or by Mr. Fidanza for “good reason,” Mr. Fidanza shall be entitled to receive severance payments equal to six months of Mr. Fidanza’s base salary; provided that such amounts shall be increased to 12 months of Mr. Fidanza’s base salary if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Fidanza is entitled to severance payments, the Company will continue to pay the same portion of Mr. Fidanza’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Fidanza is eligible for medical and/or dental insurance benefits from another employer. Mr. Fidanza agreed not to compete with us until 12 months after the termination of his employment.

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Chief Technology Officer

We entered into an employment agreement, effective September 1, 2023, with Murali Chakravarthi pursuant to which each officer agreed to serve as our Chief Technology Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Chakravarthi’s agreement provided for an initial annual base salary of $300,000. Mr. Chakravarthi is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Chakravarthi for each fiscal year during the term, Mr. Chakravarthi will be entitled to an annual equity grant of up to $675, 000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Chakravarthi’s employment is terminated at our election without “cause”, or by Mr. Chakravarthi for “good reason,” Mr. Chakravarthi shall be entitled to receive severance payments equal to six months of Mr. Chakravarthi’s base salary; provided that such amounts shall be increased to 12 months of Mr. Chakravarthi’s base salary if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Chakravarthi is entitled to severance payments, the Company will continue to pay the same portion of Mr. Chakravarthi’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Chakravarthi is eligible for medical and/or dental insurance benefits from another employer. Mr. Chakravarthi agreed not to compete with us until 12 months after the termination of his employment.

Recoupment Policy

We adopted the iCoreConnect, Inc. Dodd-Frank Restatement Recoupment Policy effective as of October 2, 2023. In the event that we are required to prepare a financial restatement, the Committee will recoup all erroneously awarded incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, and (iii) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement, and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. “Clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Compensation of Directors

Our directors are entitled to such compensation for their services as the Board may from time to time determine, and reimbursements for their reasonable expenses incurred in attending meetings of directors. In October 2023, the Company’s Board of Directors approved compensation for its Board Members and Committee Members, on an annual basis equivalent, Board Members are compensated $60,000, with additional compensation of $5,000 for being a Committee Member and an additional $5,000 for being a Chair of a Committee and $20,000 for being the Board Chair. Compensation is to be paid quarterly in arrears at the closing stock price of the last trading day of the quarter.

The following table shows for the fiscal year ended December 31, 2024 certain information with respect to the compensation of our non-employee directors:.

Name	Stock Awards ($) (1)	Total ($)
Kevin P. McDermott	$60,000	$60,000
John R. Pasqual	$80,000	$80,000
Yvonne E. Hyland	$31,778	$31,778
Wayne Kalish	$23,111	$23,111
Harry Travis (3)	$40,000	$40,000
Joseph Gitto (2)	$30,000	$30,000

(1)

Represents the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the director. As of December 31, 2024, the aggregate number of stock awards outstanding held by our non-employee directors were: Mr. K. McDermott- 10,857 shares; Mr. J. Pasqual – 138,380 shares; Ms. Y. Hyland – 9,684 shares and Mr. W. Kalish – 8,446 shares. None of our non-employee directors held options as of December 31, 20234

(2)	Mr. Gitto resigned as a director on May 6, 2024
(3)	Mr. Travis resigned as a director on June 30, 2024

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In October 2023 the Company entered into two separate new notes with a related party; (a) $200,000 Promissory Note with 12% interest per annum which shall be paid on the maturity date which is December 31, 2023. In conjunction with the issuance of the Promissory Note, the Company also issued the investor a five-year warrant (the “Warrant”) to purchase 14,000 shares of Company common stock with an exercise price of $2.16 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance; (b) the Company issued the investor a convertible promissory note in principal amount of $94,685.91 The maturity of the Convertible Promissory Note is May 26, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.80 per share, which was the closing price of the Company’s common stock on the date of issuance. In conjunction with the Convertible Promissory Note, the Company also issued the investor 6,629 shares of Company common stock and a five-year warrant to purchase 6,629 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance. In December 2023, the Company entered into an amendment with holder of an Amendment to Convertible Promissory Notes issued in October 2023 whereby the holder of the Note agreed that the Note would not be convertible into shares of Company Common Stock unless and until the Company’s shareholders approve such conversion per NASDAQ Listing Rule 5635(d) which was obtained on May 31, 2024. The Company and the Note holder also entered into amendments to the warrants to purchase common stock issued in connection with the issuance of the Note, pursuant to which the holder of the Warrants agreed that the Warrants would not become exercisable unless and until the Company’s shareholders approve the exercise of the Warrants pursuant to NASDAQ Listing Rule 5635(d) which was obtained on May 31, 2024. On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a convertible note in the principal amount of $200,000 in exchange for $200,000. The maturity of the convertible note is April 30, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 30,000 shares of our common stock with an exercise price of $1.50. At maturity these notes were reissued under the same terms for a maturity date of July 31, 2024. Accrued and unpaid interest as of September, 2024 was $19,780 and unamortized financing costs were $6,026. The promissory notes are subordinated to the Company’s senior lenders.

On November 18, 2024 with an effective date of August 31, 2024 the Company extended note payable to a related party with an original principal amount of $267,500 and an original maturity of August 31, 2024 to January 31, 2025. In consideration for the extension the Company issued 82,396 warrants with a five year maturity and an exercise price of $0.5325.

In June 2023 the Company entered into a promissory note with an entity controlled by its Chief Executive Officer, a related party. The Note is for $250,000 with $50,000 paid to the Holder on issuance for net proceeds of $200,000 and matures on December 31, 2023. The Note carries an interest of 15% per annum as interest is payable monthly in arrears with principal due at maturity. There is no penalty for early payoff. If an event of default occurs, the Note along with any outstanding and accrued interest is convertible into the Company’s Common Stock at $7.45 at the sole discretion of the issuer. On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a promissory note in the principal amount of $260,000 in exchange for $260,000. The maturity of the promissory note is April 30, 2024 and carries an interest rate of 20% per annum. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 39,000 shares of our common stock with an exercise price of $1.50. The promissory note is subordinated to the Company’s senior lender. Accrued and unpaid interest as of June 30, 2024 was $19,461 and unamortized financing costs were $ $7,715. On maturity this note was extended on the same terms until May 1, 2024. On May 13, 2024, the Company entered into a Note Amendment with an extension of a Convertible Promissory Note in the original amount of $350,000 with an original maturity date of May 13, 2024 to be extended to July 31, 2024. In consideration for the extension the Company will issue the holder 51,539 restricted shares of common stock at maturity. The shares are subject to the Company’s ability to issue such shares in compliance with Nasdaq Listing Rule 5635(d) which will require the approval by the Company’s shareholders of certain proposals to be considered at the Company’s 2024 Annual Meeting to be held on May 31, 2024. To the extent the Company is unable to issue the shares in compliance with Nasdaq Listing Rule 5635(d), the Company’s obligation to issue the shares shall be tolled until such time as the Company is able to issue such shares. At maturity this note was reissued under the same terms to July 31, 2024. The convertible promissory note is subordinated to the Company’s senior lenders.

On November 18, 2024 with an effective date of September 30, 2024 the Company extended note payable to a related party with an original principal amount of $260,447 and an original maturity of September 30, 2024 to January 31, 2025. In consideration for the extension the Company issued 86,435 warrants with a five year maturity and an exercise price of $0.5325.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of February 3, 2025, regarding beneficial ownership of our common stock by:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761.

	As of February 3, 2025
	Shares beneficially owned	Percent of Class (1)
Name of Beneficial Owner
Robert McDermott (2)	224,846	10.10%

Muralidar Chakravarthi (3)	32,500	1.55%

David Fidanza (4)	43,128	2.04%

Archit Shah (5)	43,841	2.08%

Kevin McDermott (6)	11,325	*

John Pasqual (7)	25,247	1.22%

Yvonne Hyland (8)	9,684	*

Wayne Kalish (9)	8,446	*

Directors and Executive Officers as a Group (7 persons)	399,017	19.25%

5% or greater shareholder
None

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*	Indicates beneficial ownership of less than 1%

	(1)	Based on 2,073,022 shares of common stock outstanding as of the date of February 3, 2025.

(2)

Consists of: (i) 71,495 shares of common stock; (ii) 4,094 shares of common stock underlying the iCoreConnect Preferred Stock; (iii) 938 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share, (iv) 142,047 shares of common stock underlying options, and (v) 6,272 shares of common stock underlying warrants to purchase common stock at exercise prices between $10.65 and $2.25 per share.

	(3)	Consists of: (i) 3,403 shares of common stock; and (ii) 29,097 shares of common stock underlying options.

	(4)	Consists of: (i) 3,899 shares of common stock; (ii) 10,235 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 28,994 shares of common stock underlying options.

	(5)	Consists of: (i) 8,599 shares of common stock; and (ii) 35,242 shares of common stock underlying options.

(6)

Consists of: (i) 10,857 shares of common stock; (ii) 280 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 188 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(7)

Consists of: (i) 24,078 shares of common stock; (ii) 700 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 469 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

	(8)	Consists of 9,684 shares of common stock

	(9)	Consists of 8,446 shares of common stock

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DESCRIPTION OF SECURITIES

The following description summarizes important terms of the classes of our capital. Because this is a summary description, it does not contain all of the information that may be important to you. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated of incorporation, and our amended and restated bylaws, or our bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the Delaware General Corporations Law.

Under our amended and restated certificate of incorporation we are authorized to issue 100,000,000 shares of common stock, as well as 40,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law. Unless specified in our amended and restated certificate of incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of common stock that are voted is required to approve any such matter voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights.

Dividends

We do not intend to pay cash dividends to the holders of our common stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Series A Preferred Stock

General

Our amended and restated certificate of incorporation authorizes 40,000,000 shares of our Series A Preferred Stock.

Dividends

Holders of Series A Preferred Stock will be entitled to receive dividends per shares in an amount equal to 12% per annum of the $10.00 original issue price (“Original Issue Price”) prior and in preference to any declaration or payment of any other dividend. Dividends will accrue from day to day and shall be cumulative and shall be payable within 15 business days after each anniversary of the date of the original issuance, to each holder of Series A Preferred Stock as of such date, provided that our board of directors shall be permitted to declare a dividend under applicable law.

Dividends will be paid in cash; provided that from the closing of the Business Combination until the second anniversary of the date of the original issuance of the Series A Preferred Stock, the Combined Company may, at its option, pay all or part of the accruing dividends on the Series A Preferred Stock by issuing and delivering additional shares of Series A Preferred Stock to the holders thereof.

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Voting Rights

The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Company.

Redemption

The shares of Series A Preferred Stock are not redeemable by the Company.

Conversion

The “Conversion Price” shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after August 25, 2023; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Series A Preferred Stock.

Mandatory Conversion. After 24 months from August 25, 2023, in the event the closing share price of our common stock shall exceed 140% of the Conversion Price then in effect (a “Mandatory Conversion Event”), then (i) each outstanding share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of our common stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion and (ii) such shares of Series A Preferred Stock may not be reissued, subject to adjustment as provided below.

Upon a Mandatory Conversion Event, the we shall declare and pay all of the dividends that are accrued and unpaid as of the time of the occurrence of the Mandatory Conversion Event by either, at our option, (i) issuing additional Series A Preferred Stock to the holders thereof (valuing such additional Series A Preferred Stock at the Original Issue Price), which additional Series A Preferred Stock shall also be automatically converted into shares of our common stock using the then in effect Conversion Price or (ii) paying cash. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and we may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

Optional Conversion. Beginning on the original issuance date of the Series A Preferred Stock each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of shares of our common stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion, subject to certain adjustments.

Mechanics of Optional Conversion. To convert Series A Preferred Stock into our common stock, the holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion (the “Conversion Notice”) to our transfer agent, and (ii) surrender to a common carrier for delivery to us within three (3) business days of such date the original certificates representing the Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), we shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of our common stock to which the holder shall be entitled, or (y) credit such aggregate number of shares of our common stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The close of business on the date of receipt by the transfer agent of such Conversion Notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of our common stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The person or persons entitled to receive the shares of our common stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of our common stock at the Conversion Time.

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Immediately prior to the close of business on the date of the Conversion Time we shall pay to such converting holder all of the dividends on the Series A Preferred Stock being converted such holder that are accrued and unpaid as of such Conversion Time by, either, at our option: (i) issuing additional Series A Preferred Stock to such holder (valuing such additional Series A Preferred Stock at the Original Issue Price), which additional Series A Preferred Stock shall also be automatically converted into shares of our common stock as if included in the Conversion Notice using the then in effect Conversion Price, or (ii) paying cash.

All shares of converted Series A Preferred Stock shall be retired and cancelled and may not be reissued.

Liquidation

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock will be entitled to be paid (before any distribution or payment is made upon any shares of our common stock) an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. However, if upon liquidation, the available funds and assets to be distributed among the holders of Series A Preferred Stock are insufficient to permit payment in full of the liquidation preference per share, then the entire available funds and assets upon liquidation of the Company shall be distributed ratably among the holders of Series A Preferred Stock on a pro rata basis.

If there are any available funds or assets upon liquidation remaining after the payment or distribution to the holders of the Series A Preferred Stock of their full preferential amounts described above, then all such remaining available funds and assets shall be distributed among the holders of shares of our common stock, pro rata based on the number of shares held by each such holder.

Warrants

Public Stockholders’ Warrants

Upon completion of the Business Combination, each whole warrant entitles the registered holder to purchase one share of Series A Preferred Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Series A Preferred Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Public Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Series A Preferred Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time.

We will not be obligated to deliver any Series A Preferred Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Series A Preferred Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Series A Preferred Stock upon exercise of a warrant unless the share of Series A Preferred Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

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We agreed that as soon as practicable, we would use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Series A Preferred Stock issuable upon exercise of the warrants, which registration statement was filed in September 2023. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Public Warrant Agreement. If a registration statement covering the shares of Series A Preferred Stock issuable upon exercise of the warrants is not effective in the future, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants

We may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere herein) for any 20 trading days within a 30-trading day period ending three business days before we send notice of redemption to the warrant holders.

If and when the warrants become redeemable by for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Series A Preferred Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in herein) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on stockholders. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Series A Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of Series A Preferred Stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Series A Preferred Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Series A Preferred Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

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A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Series A Preferred Stock is increased by a share capitalization payable in shares of Series A Preferred Stock, or by a split-up of Series A Preferred Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Series A Preferred Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Series A Preferred Stock. A rights offering to holders of Series A Preferred Stock entitling holders to purchase Series A Preferred Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Series A Preferred Stock equal to the product of (i) the number of shares of Series A Preferred Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for FGMC Preferred Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Series A Preferred Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Series A Preferred Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Series A Preferred Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Series A Preferred Stock on account of such Series A Preferred Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Series A Preferred Stock in respect of such event.

If the number of outstanding shares of Series A Preferred Stock is decreased by a consolidation, combination, reverse share split or reclassification of Series A Preferred Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Series A Preferred Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Series A Preferred Stock.

Whenever the number of shares of Series A Preferred Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Series A Preferred Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Series A Preferred Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Series A Preferred Stock (other than those described above or that solely affects the par value of such Series A Preferred Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding Series A Preferred Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Series A Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Public Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

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The warrants are issued in registered form under the Public Warrant Agreement.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Series A Preferred Stock and any voting rights until they exercise their warrants and receive Series A Preferred Stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Series A Preferred Stock to be issued to the warrant holder.

Private Placement Warrants

Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants described above.

The private placement warrants are not redeemable by us and may be exercisable on a cashless basis. In addition, the $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. Each whole $15 Exercise Price Warrants entitles the registered holder to purchase one share of Series A Preferred Stock at a price of $15.00 per share.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Series A Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Series A Preferred Stock underlying the warrants, multiplied by the excess of the “fair market value” of Series A Preferred Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean, as of any date, the average last reported sale price of the Series A Preferred Stock as reported during the ten (10) trading day period ending on the trading day prior to such date.

All Warrants/Warrant Agreements

Our public warrants and private placement warrants are issued in registered form under the Warrant Agreements. The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of our common stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.

Accordingly, after the Business Combination, the Warrants became, pursuant to their terms, exercisable for shares of Series A Preferred Stock instead of shares of our common stock. In addition, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of our common stock.

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In connection with the Business Combination, we amended the Warrant Agreements for the purpose of clarifying the foregoing and curing any ambiguity that may exist in the Warrant Agreements with respect to the treatment of the Warrants upon the conversion of the FGMC common stock to Series A Preferred Stock, and upon a Mandatory Conversion Event of the Series A Preferred Stock. The Warrant Agreements provide that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or add or change any provisions with respect to matters or questions arising under the Warrant Agreements as the parties thereto may deem necessary or desirable and that the parties thereto deem shall not adversely affect the rights of the holders of the Warrants. You should review a copy of the Warrant Agreements, and the form of the amendments to the Warrant Agreements, which are filed as an exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

Certain Anti-Takeover Provisions of Delaware Law and the Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:

•	the Company’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the closing of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by the Company’s board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Combined Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, the Company’s directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against the Company, the Company’s directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although the we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived compliance with federal securities laws and the rules and regulations thereunder.

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Notwithstanding the foregoing, the our amended and restated certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws provide that special meetings of stockholders may be called only by a majority vote of our board of directors, by its Chief Executive Officer or by its Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before the annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at its principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ICCT.”

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

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SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholder” includes the persons listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interests in the securities, other than through a public sale. Except for the ownership of the securities of the Company or as set forth below, the selling stockholders have not had any material relationship with us within the past three years.

Except as set forth in the footnotes below, the following table sets forth certain information as of January 14, 2025 regarding the beneficial ownership of the securities by the selling stockholders and the securities being offered by the selling stockholders. The applicable percentage ownership of the common stock is based on 2,066,022 shares outstanding as of January 14, 2025. The selling stockholders may offer and sell some, all or none of securities.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities.

Selling Stockholders	Beneficial Ownership Before the Offering(1)		Number of Shares Being Offered (2)		Percentage of Ownership After the Offering (3)

Crom Structured Opportunities Fund I, LP	103,443	(4)	1,042,336	(4)	-
Jefferson Street Capital LLC	103,443	(5)	250,000	(5)	-

* Less than 1%.

(1)

Represents the total number of shares of our common stock issued or issuable to each selling stockholders as of the date of this prospectus, without regard to ownership limitations described in footnote (2) below, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling stockholders as of the date hereof.

(2)

Assumes that none of the convertible securities that are convertible or exercisable for the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. Each of the convertible notes and warrants held by the selling stockholders contain beneficial ownership limitations, which provide that a holder of the convertible notes or warrants, as applicable, will not have the right to exercise any portion of its convertible notes or warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise. Except as specifically noted in the footnotes below, the shares set forth in the table do not reflect the foregoing ownership limitations.

(3)	Based on 2,073,022 shares of common stock outstanding as of the date of February 3, 2025.
(4)

The shares of common stock set forth in the column “Beneficial Ownership Before the Offering” consists of the number of shares of common stock deemed to be beneficially owned by Crom Structured Opportunities Fund I, LP in light of the 4.99% beneficial ownership limitation in the Notes held by such entity, based on 2,073,022 shares of common stock outstanding as of February 3, 2025.

The shares of common stock set forth in the column “Number of Shares Being Offered” includes: (i) up to 500,000 shares of common stock issuable upon conversion of the February Convertible Notes held by such entity assuming a conversion price of $2.50 per share; (ii) 7,336 shares of common stock issued as Commitment Shares, (iii) up to 250,000  shares of common stock issuable upon conversion of the Notes held by such entity assuming a conversion price of $2.50 per share, and (iv) up to 285,000 shares of common stock issuable up on exercise of the EP Agreement.

The business address of Crom Structured Opportunities Fund I, LP is 228 Park Ave S PMB 57033, New York, NY, 10003-1502. The general partner of Crom Structured Opportunities Fund I, LP is CROM STRUCTURED OPPORTUNITIES FUND I GP, LLC. CROM CORTANA FUND LLC is the member of the general partner. John Chen and Liam Sherif have voting and disposition control over the shares of Common Stock but disclaim beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

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(5)

The shares of common stock set forth in the column “Beneficial Ownership Before the Offering” consists of the number of shares of common stock deemed to be beneficially owned by to Jefferson Street Capital LLC in light of the 4.99% beneficial ownership limitation in the Notes held by such entity, based on 2,073,022 shares of common stock outstanding as of February 3, 2025.

The shares of common stock set forth in the column “Number of Shares Being Offered” includes: (i) up to 250,000 shares of common stock issuable upon conversion of the Notes held by such entity assuming a conversion price of $2.50 per share; and (ii) 7,336 shares of common stock issued as Commitment Shares.

Brian Goldberg, Managing Member of Jefferson Street Capital LLC, has sole voting and dispositive power over the shares held by or issuable to Jefferson Street Capital LLC. Mr. Goldberg disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of Jefferson Street Capital LLC is 208 Lenox Ave., #236, Westfield, New Jersey 07090.

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PLAN OF DISTRIBUTION

The selling stockholders will pay all incremental selling expenses relating to the sale of their shares of common stock, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq Stock Market listing fees and fees and expenses of our counsel and our accountants.

The shares of common stock beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

54

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each selling stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the selling stockholders will or may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The following plan of distribution relates solely to our EP Agreement with CROM.

The shares of our common stock related to the EP Agreement offered by this prospectus are being offered by CROM. CROM is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the EP Agreement to provide customary indemnification to CROM.

55

It is possible that our shares may be sold from time to time by CROM in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	to a broker-dealer as principal and resale by the broker-dealer for its account; or
•	a combination of any such methods of sale.

CROM has agreed that, during the term of the EP Agreement, it will not engage in any short sales or hedging transactions with respect to our common stock.

CROM and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of sales of our common stock by CROM or any unaffiliated broker-dealer. Under these rules and regulations, CROM and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;
•

must furnish each broker which offers shares of our common stock covered by the prospectus and accompanying prospectus that are a part of our registration statement with the number of copies of such prospectus and accompanying prospectus which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of our common stock by CROM and any unaffiliated broker-dealer.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of the our common stock covered by this prospectus by CROM.

We have advised CROM that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes CROM, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by CROM.

56

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by ArentFox Schiff LLP, Washington, DC.

EXPERTS

The financial statements of iCoreConnect Inc. as of December 31, 2023 and 2022 and for the years then ended, appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to iCoreConnect Inc.'s ability to continue as a going concern,  appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S‑1 with the SEC relating to the securities being offered. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You can read our SEC filings, including the registration statement, on the internet at the SEC’s website. The address of that site is http://www. sec. gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We also make these documents publicly available, free of charge, on our website at www.knowlabs.co. as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

57

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

iCoreConnect, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of iCoreConnect, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3 the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 18, 2024

F-2

iCoreConnect Inc.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2023	2022
ASSETS
Cash	$1,219,358	$196,153
Accounts receivable, net	563,905	414,809
Prepaid expenses and other current assets	1,725,062	480,706
Total current assets	3,508,325	1,091,668

Property and equipment, net	202,421	74,194
Right of use lease asset - operating	1,122,412	944,487
Software development costs, net	903,412	531,061
Acquired technology, net	-	79,428
Customer relationships, net	2,980,412	2,350,380
Forward purchase agreement	5,484,556	-
Goodwill	1,484,966	1,484,966
Total long-term assets	12,178,179	5,464,516

TOTAL ASSETS	$15,686,504	$6,556,184

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$3,243,338	$2,336,174
Operating lease liability, current portion	241,945	169,417
Notes payable, current portion	4,720,455	4,034,865
Related party notes payable	550,974	244,666
Deferred revenue	119,598	13,847
Total current liabilities	8,876,310	6,798,969

Long-term debt, net of current maturities	1,420,137	1,449,261
Operating lease liability, net of current portion	945,889	809,458
Total long-term liabilities	2,366,026	2,258,719

TOTAL LIABILITIES	$11,242,336	$9,057,688

Commitments and Contingencies (Note 11)	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock par value $0.0001; 40,000,000 shares authorized; Issued and Outstanding: 3,755,209 as of December 31, 2023 and 0 as of December 31, 2022	376	-
Common Stock par value $0.0001; 100,000,000 shares authorized; Issued and Outstanding: 10,068,477 as of December 31, 2023 and 6,076,078 as of December 31, 2022	1,007	608
Additional paid-in-capital	119,481,543	80,359,848
Accumulated deficit	(115,038,758)	(82,861,960)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,444,168	(2,501,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUIITY(DEFICIT)	$15,686,504	$6,556,184

The accompanying notes are an integral part of these consolidated financial statements

F-3

iCoreConnect Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,	December 31,
	2023	2022

Revenue	$8,151,587	$7,987,902
Cost of sales	2,029,145	2,243,253
Gross profit	6,122,442	5,744,649

Expenses
Selling, general and administrative	15,124,081	9,254,670
Depreciation and amortization	1,274,963	1,292,085
Total operating expenses	16,399,044	10,546,755
Loss from operations	(10,276,602)	(4,802,106)

Other expense
Interest expense	(1,109,388)	(785,406)
Finance charges	(1,287,916)	(426,419)
Change in fair value of forward purchase agreement	(2,312,116)	-
Impairment of intangible asset	(105,676)	-
Other expense	(459,965)	(65,893
Total other expense	(5,275,061)	(1,277,718)

Net loss	(15,551,663)	(6,079,824)

Dividends to common stockholders	-	(1,794,704)
Preferred dividends	(368,699)	-
Net loss attributable to common stockholders	$(15,920,362)	$(7,874,528)

Net loss per share, basic and diluted	$(2.17)	$(1.37)

Weighted average number of shares, basic and diluted	7,349,541	5,768,249

The accompanying notes are an integral part of these consolidated financial statements

F-4

iCoreConnect Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

					Additional		Total Stockholders'
	Common stock		Preferred Stock		Paid In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances at January 1, 2022	167,493,479	$167,493	-	$-	$83,633,061	$(82,795,263)	$1,005,291
Retroactive application of reverse capitalization (Note 2)	(161,880,406)	(166,932)			166,932	(10,243,017)	(10,243,017)
Balances at January 1, 2022	5,613,073	561	-	-	83,799,993	(93,038,280)	(9,237,726)
Stock issued for cash	191,785	19			449,981		450,000
Origination fee in convertible debt agreement					426,419		426,419
Stock issued for conversion of debt	7,620	1			22,386		22,387
Stock repurchased and cancelled as part of settlement	(41,890)	(3)			(99,997)		(100,000)
Exercise of Common Stock Options	23,459	2			2,098		2,100
Repurchase of Common Stock Warrants					(45,000)		(45,000)
Stock compensation expense	282,031	28			1,817,095		1,817,123
Net loss						(6,079,824)	(6,079,824)
Balances at December 31, 2022	6,076,078	608	-	-	86,372,975	(99,118,104)	(12,744,521)

Balances at January 1, 2023	181,320,528	181,321	-	-	86,192,262	(88,875,087)	(2,501,504)
Retroactive application of reverse capitalization (Note 2)	(175,244,450)	(180,713)			180,713	(10,243,309)	(10,243,309)
Balances at January 1, 2023	6,076,078	608	-	-	86,372,975	(99,118,396)	(12,744,813)
Stock issued for cash	1,489,707	149			2,880,836		2,880,985
Origination fee in convertible debt agreement	6,629	1			1,040,164		1,040,165
Stock issued for conversion of debt	1,392,936	139			5,747,358		5,747,497
Stock compensation expense	243,347	24			1,942,012		1,942,036
Issuance of Series A Preferred Stock on merger			3,782,191	378	17,846,920		(17,847,298)
Common stock issued on exercise of options	198,378	20			(5,940)		(5,920)
Conversion of Series A Preferred Stock to Common Stock	212,842	21	(212,842)	(21)			-
Series A Preferred Stock issued for cash			46,500	5	464,995		465,000
Stock issued for purchase of assets of Preferred Dental	40,000	4			399,996		400,000
Modification of warrant agreement					1,987,460		1,987,460
Origination fee on equity line of credit	291,259	29			599,971		600,000
Stock issued for the conversion of warrants	117,301	12			(3,512)		(3,500)
Preferred stock issued on exercise of warrants			139,360	14	(14)		-
Merger transaction costs					208,322		208,322
Net loss						(15,920,362)	(15,920,362)
Balance at December 31, 2023	10,068,477	$1,007	3,755,209	$376	$119,481,543	$(115,038,758)	$4,444,168

The accompanying notes are an integral part of these consolidated financial statements

F-5

iCoreConnect Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,	December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,920,362)	$(6,079,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	17,429	22,521
Amortization expense	1,257,534	1,269,564
Finance charges	1,287,916	426,419
Bad debt expense	158,620	261,717
Change in value of forward purchase agreement	2,312,116	-
Stock compensation expense	1,942,036	1,717,123
Gain on sale of assets	(13,778)	-
Dividend expense	368,699	-
Non-cash interest expense	167,265	603,146
Impairment of intangible assets	105,676	-
Changes in assets and liabilities:
Accounts receivable	(307,716)	(47,479)
Prepaid expenses and other current assets	(1,244,356)	(26,420)
Right of use asset, net of lease liability	31,034	34,386
Accounts payable and accrued expenses	907,164	552,424
Deferred revenue	105,751	(6,572)
NET CASH USED IN OPERATING ACTIVITIES	(8,824,972)	(1,272,995)

INVESTING ACTIVITIES
Cash portion of consideration paid to acquire Preferred Dental	(1,559,144)	-
Investment in forward purchase agreement	(7,796,672)	-
Proceeds from sale of assets	28,000	-
Purchases of capital assets	(159,878)	(4,153)
Additions to capitalized software	(727,021)	(289,812)
NET CASH USED IN INVESTING ACTIVITIES	(10,214,715)	(293,965)

FINANCING ACTIVITES
Net proceeds from debt	7,796,753	3,585,000
Payments on debt	(1,235,399)	(2,323,181)
Proceeds from issuance of common stock	2,881,024	450,000
Conversion of convertible debt into common stock	-	22,387
Proceeds from issuance of series A preferred stock	18,312,897	-
Proceeds from exercise of employee stock options	-	2,100
Effect of merger, net of transactions	(7,692,383)	-
Repurchase of warrants for common stock	-	(45,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	20,062,892	1,691,306

NET CHANGE IN CASH	1,023,205	124,346
CASH AT BEGINNING OF THE YEAR	196,153	71,807
CASH AT END OF THE YEAR	$1,219,358	$196,153

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$18,750	$696,355
Stock issued for acquisition of Preferred Dental	$400,000	$-
Stock issued for conversion of notes payable	$5,765,656	$22,387
Dividends to Common Stockholders	-	$1,794,704

The accompanying notes are an integral part of these consolidated financial statements

F-6

Notes to Consolidated Financial Statements

1. NATURE OF OPERATIONS

iCoreConnect Inc., (the “Company”), a Delaware Corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

2. MERGER AND RECAPITALIZATION

On August 25, 2023, Old iCore and FGMC consummated the Business Combination, with Old iCore surviving as a wholly owned subsidiary of FGMC. As part of the Business Combination, FGMC changed its name to iCoreConnect Inc. Upon the closing of the Business Combination (the “Closing”), the Company’s certificate of incorporation provided for, among other things, a total number of authorized shares of capital stock of 140,000,000 shares, of which 40,000,000 shares were designated Series A preferred stock, $0.0001 par value per share and 100,000,000 were designated common stock, $0.0001 par value per share.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FGMC is treated as the “acquired” company and Old iCore is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Old iCore issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC are stated at historical cost, with no goodwill or intangible assets recorded.

Upon the consummation of the Business Combination, each issued and outstanding share of Old iCore Common Stock was canceled and converted into Company Common Stock based upon the Exchange Ratio (as defined in the Merger Agreement). The shares and corresponding capital amounts and loss per share related to Old iCore Common Stock prior to the Business Combination have been retroactively restated to reflect the Exchange Ratio. All non-redeemed shares of FGMC common stock were converted into new iCoreConnect Inc. Series A preferred stock (the “Preferred Stock”) on a one for one basis.

Unvested outstanding stock options to purchase shares of Old iCore Common Stock (“Old iCore Options”) granted under the iCoreConnect Inc 2016 Stock Incentive Plan (“2016 Plan”) converted into stock options for shares of Company Common Stock upon the same terms and conditions that were in effect with respect to such stock options immediately prior to the Business Combination, after giving effect to the Exchange Ratio (the “Exchanged Options”). Old iCore Options that were vested at the time of the merger converted into shares of Company Common Stock upon the same terms and conditions that were in effect with respect to such options immediately prior to the Business Combination, after giving effect to the Exchange Ratio.

Outstanding warrants to purchase shares of Old iCore Common Stock (“Old iCore warrants”) issued and outstanding converted into shares of Company Common Stock upon the same terms and conditions that were in effect with respect to such warrants immediately prior to the Business Combination, after giving effect to the Exchange Ratio.

F-7

The following table details the number of shares of Company Common Stock issued immediately following the consummation of the Business Combination:

	Common Stock	Preferred Stock

Common stock of FGMC outstanding prior to business combination	8,050,000	-
Less: Redemptions of FGMC common stock	(6,460,059)	-
Common stock held by former FGMC shareholders	1,589,941	-
FGMC sponsor shares	1,692,374	-
Underwriter shares	40,250	-
Sponsor shares transferred for services	2,000	-
Sponsor shares transferred for non-redemption	373,126	-
Shares issued related to extension note	84,500	-
Total FGMC common shares outstanding prior to conversion to preferred stock	3,782,191	-
Conversion of existing FGMC common stockholders to new preferred stock	(3,782,191)	3,782,191
Shares issued to Old iCore stockholders for purchase consideration	8,095,706	-
Total	8,095,706	3,782,191

The following table reconciles the elements of the Business Combination to the Company’s consolidated statement of changes in stockholders’ equity (deficit):

Amount
Cash - FGMC trust (net of redemptions)	$17,002,897
Cash transferred to Forward Purchase Agreement	(12,569,810)
Gross proceeds	4,433,087
Less: FGMC and Old iCore transaction costs paid	(4,433,087)
Effect of Business Combination, net of redemptions and transaction costs	$-

All existing FGMC warrants were converted into Preferred Stock warrants with the same terms and conditions:

Holder	Number of Warrants	Strike Price
Underwriter	600,000	$2.00
Sponsor and Investors	10,122,313	$11.50
Sponsor	1,000,000	$15.00

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and include the accounts of the Company’s wholly owned subsidiaries, with all intercompany transactions eliminated. They have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States (GAAP). Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Going Concern and Liquidity

U. S. GAAP requires management to assess a company’s ability to continue as a going concern within one year from the financial statement issuance and to provide related note disclosures in certain circumstances.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the fiscal year period ended December 31, 2023, the Company generated an operating loss of $10,276,602. In addition, the Company has an accumulated deficit, and net working capital deficit of $115,038,758 and $5,367,985. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern.

Currently, management continues to develop its healthcare communications system and continues to develop alliances with strategic partners to generate revenues that will sustain the Company. Management will also seek to raise additional funds. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 - Observable inputs that reflect quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

F-8

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market corroborated inputs.

Level 3 - Unobservable inputs for which there is little, if any, market activity for the asset or liability being measured. These inputs may be used with standard pricing models or other valuation or internally-developed methodologies that result in management’s best estimate of fair value.

The Company utilizes fair value measurements primarily in conjunction with the valuation of assets acquired and liabilities assumed in a business combination. In addition, certain nonfinancial assets and liabilities are to be measured at fair value on a nonrecurring basis in accordance with applicable GAAP. In general, nonfinancial assets including goodwill, other intangible assets and property and equipment are measured at fair value when there is an indication of impairment and are recorded at fair value only when an impairment is recognized.

As allowed by applicable FASB guidance, the Company has elected not to apply the fair value option for financial assets and liabilities to any of its currently eligible financial assets or liabilities. The Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The Company has determined that the book value of its outstanding financial instruments as of December 31, 2023 and 2022, approximated their fair value due to their short-term nature.

Cash

The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at United States banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are customer obligations due under normal trade terms. The Company maintains an allowance for credit losses for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of our customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for credit losses may be required. In addition, if the financial condition of our customers improves and collections of amounts outstanding commence or are reasonably assured, then we may reverse previously established allowances for credit losses. The Company has estimated and recorded an allowance for credit losses of $102,061 and $65,000 as of December 31, 2023 and 2022, respectively.

Property and Equipment, net

Property, equipment, and leasehold improvements are recorded at their historical cost. Depreciation and amortization have been determined using the straight-line method over the estimated useful lives of the assets which are computers and office equipment (3 years) leasehold improvements (5 years), computer software (3 years), vehicles (3 years) and for office furniture and fixtures (4 to 7 years). The cost of repairs and maintenance is charged to operations in the period incurred.

F-9

Software Development Costs and Acquired Software

The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

We have determined that technological feasibility for our products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. During December 31, 2023, the Company determined that the carrying value of certain customer relationships exceed their fair value and impairment of long-lived assets existed. The Company took an impairment of $105,676 and adjusted the value of customer relationships to their fair value.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles - Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, the Company adopted ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of December 31, 2023 the Company determined that the carrying value of certain customer relationships exceed their fair value and impairment existed in the amount of $105,676. The Company adjusted the value of its customer relationships to their fair value. As of December 31, 2023 and December 31, 2022, there is no impairment of the Company’s Goodwill.

Revenue Recognition

We have 6 primary sources of revenue as of December 31, 2023 and December 31, 2022:

1.	Electronic Prescription Software
2.	Insurance Verifications
3.	ICD-10 Medical Coding Software
4.	Encrypted and HIPAA Compliant Secure email
5.	Analytics
6.	MSaaS software

F-10

1)	Electronic Prescription software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2)	. Insurance verification services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

3)	ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

4)

Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

5)

Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.

6)	MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

The Company accounts for revenue from contracts with customers in accordance with ASU No. 2017-09, Revenue from Contracts with Customers and a series of related accounting standard updates (collectively referred to as “Topic 606”). This guidance sets forth a five-step revenue recognition model which replaced the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance and to require more detailed disclosures. The five steps of the revenue recognition model are: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, the Company assesses the goods and services promised in the contract with customers and identifies a performance obligation for each. To determine the performance obligation, the Company considers all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. The Company measures revenue as the amount of consideration expected to be received in exchange for transferring goods and services. Revenue is recognized net of any taxes collected from customers that are subsequently remitted to governmental authorities.

We recognize revenue for our service in accordance with accounting standard ASC 606. Our customers are acquired through our own salesforce and through the referrals from our many state association marketing partners. We primarily generate revenue from multiple software as a service (SaaS) offering, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Approximately 90% of our revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of our revenue is 100% in North America.

Management has determined that it has the following performance obligations related to its products and services:  multiple software as a service (SaaS) offering, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Revenue from Software as a Service, hardware, service repairs, and support & maintenance are all recognized at a point in time when control of the goods is transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract, or services is completed. Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. Substantially all subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

For the year ended December 31, 2023 and 2022, disaggregated revenues were recurring revenues of  $7,400,659 and $7,206,156, respectively and non-recurring revenues of $750,928 and $781,746, respectively.

F-11

For contracts with customers that contain multiple performance obligations, the Company accounts for the promised performance obligations separately as individual performance obligations if they are distinct. In determining whether performance obligations meet the criteria for being distinct, the Company considers several factors, including the degree of interrelation and interdependence between obligations and whether or not the good or service significantly modifies or transforms another good or service in the contract. After identifying the separate performance obligations, the transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company generally determines the standalone selling prices based on the prices charged to customers. Judgment may be used to determine the standalone selling prices for items that are not sold separately, including taking into consideration either historical pricing practices or an adjusted market assessment. Unsatisfied and partially unsatisfied performance obligations as of the end of the reporting period primarily consist of products and services for which customer purchase orders have been accepted and that are in the process of being delivered.

Transaction price is calculated as the selling price less any variable consideration, consisting of rebates and discounts. Discounts provided to customers are known at contract inception. Rebates are calculated on the “expected value” method where the Company (1) estimates the probability of each rebate amount which could be earned by the distributor, (2) multiplies each estimated amount by its assigned probability factor, and (3) calculates a final sum of each of the probability-weighted amounts calculated in step (2). The sum calculated in step (3) is the rebate amount, which along with discounts reduces the amount of revenue recognized.

The Company has elected to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment cost rather than as an additional promised service. As a result, the Company accrues the costs of shipping and handling when the related revenue is recognized. Costs incurred for shipping and handling are included in costs of goods sold on the Statement of Operations. Amounts billed to a customer for shipping and handling are reported as revenue on the Statement of Operations.

Advertising Costs

Advertising costs are reported in general and administrative expenses and include advertising, marketing and promotional programs and are charged as expenses in the year in which they are incurred. Advertising costs were $614,061 and $525,533 for the years ended December 31, 2023 and 2022, respectively.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

F-12

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Financial Instruments with Down Round Features

With respect to financial instruments, the Company follows the guidance of FASB ASU 2017-11, “Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. Whereby ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a down round adjustment of the current exercise price based on the price of the future equity offerings. The standard requires companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for the purposes of determining liability of equity classification. The Company accounts for instruments with Most Favored Nations (the “MFN”) terms or conditions similar to that of a down round feature. The impact of such terms or conditions will be accounted for when the event occurs. The Diluted EPS calculation for the effect of the feature when triggered (i.e. when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.

The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company's open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and to the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-13

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, and shares issuable on conversion of promissory notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.

Stock-Based Compensation

The Company accounts for share-based compensation costs in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires companies to measure the cost of awards of equity instruments, including stock options and restricted stock awards, based on the grant-date fair value of the award and to recognize it as compensation expense over the employee’s requisite service period or the non-employee’s vesting period. An employee’s requisite service period is the period of time over which an employee must provide service in exchange for an award under a share-based payment arrangement and generally is presumed to be the vesting period. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.

F-14

Beneficial Conversion Features and Warrants

The Company evaluates the conversion feature of convertible debt instruments to determine whether the conversion feature was beneficial as described in ASC 470-30, Debt with Conversion and Other Options. The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt that has conversion features at fixed or adjustable rates that are in-the-money when issued and records the relative fair value of any warrants issued with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to the warrants and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features, both of which are credited to additional paid-in capital. The Company calculates the fair value of warrants with the convertible instruments using the Black-Scholes valuation model.

Under these guidelines, the Company first allocates the value of the proceeds received from a convertible debt transaction between the convertible debt instrument and any other detachable instruments included in the transaction (such as warrants) on a relative fair value basis. A BCF is then measured as the intrinsic value of the conversion option at the commitment date, representing the difference between the effective conversion price and the Company’s stock price on the commitment date multiplied by the number of shares into which the debt instrument is convertible. The allocated value of the BCF and warrants are recorded as a debt discount and accreted over the expected term of the convertible debt as interest expense. If the intrinsic value of the BCF is greater than the proceeds allocated to the convertible debt instrument, the amount of the discount assigned to the BCF is limited to the amount of the proceeds allocated to the convertible debt instrument.

Leases

The Company adopted ASU No. 2016-02, Leases and a series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”). Topic 842 requires organizations to recognize right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and to disclose key information about leasing arrangements. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. The FASB retained the distinction between finance leases and operating leases, leaving the effect of leases in the statement of comprehensive income and the statement of cash flows largely unchanged from previous U.S. GAAP. The Company utilized the transition method allowed under ASU 2018-11 in which an entity initially applies the new lease standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if any.

The Company determines, at contract inception, whether or not an arrangement contains a lease and evaluates the contract for classification as an operating or finance lease. For all leases, ROU assets and lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. If the Company’s lease does not provide an implicit rate in the contract, the Company uses its incremental, secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. Any renewal periods are considered in the analysis of each lease to the extent that the Company considers them to be reasonably certain of being exercised.

Related Party Transactions

The Company accounts for related party transactions in accordance with FASB ASC 850, Related Party Disclosures. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries’ controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

F-15

Business Combinations

The Company applies the principles provided in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) 805, Business Combinations, to determine whether an acquisition involves an asset or a business. In determining whether an acquisition should be accounted for as a business combination or asset acquisition, The Company first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this is the case, the single identifiable asset or the group of similar assets is accounted for as an asset acquisition. If this is not the case, The Company then further evaluate whether the single identifiable asset or group of similar identifiable assets and activities includes, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. If so, the transaction is accounted for as a business combination.

The Company accounts for business combinations using the acquisition method of accounting which requires that (i) identifiable assets acquired (including identifiable intangible assets) and liabilities assumed generally be measured and recognized at estimated fair value as of the acquisition date and (ii) the excess of the purchase price over the net estimated fair value of identifiable assets acquired and liabilities assumed be recognized as goodwill, which is not amortized for accounting purposes but is subject to testing for impairment at least annually.

The Company measures and recognizes asset acquisitions that are not deemed to be business combinations based on the cost to acquire the assets. Goodwill is not recognized in an asset acquisition with any consideration in excess of net assets acquired allocated to acquired assets on a relative estimated fair value basis. Transaction costs are expensed in a business combination and transaction costs directly attributable to an asset acquisition are considered a component of the cost of the asset acquisition.

Reportable Segments

U.S. GAAP establishes standards for reporting financial and descriptive information about a company’s reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The chief operating decision maker is the Company’s Chief Executive Officer, who currently reviews the financial performance and the results of operations of the Company’s operating subsidiaries on a consolidated basis when making decisions about allocating resources and assessing performance of the Company. Accordingly, the Company currently considers itself to be in a single reporting segment for reporting purposes focused on the North American market.

F-16

Recently Issued Accounting Pronouncements

Adopted

On January 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates, including accounts receivable. The standard replaces the existing incurred credit loss model with the Current Expected Credit Losses (“CECL”) model. It is required to measure credit losses based on the Company’s estimate of expected losses rather than incurred losses, which generally results in earlier recognition of allowances for credit losses. Under ASC 326, the Company evaluates specific criteria, including aging and historical write-offs, the current economic condition of customers, and future economic conditions of countries utilizing a consumption index to determine the appropriate allowance for credit losses. The Company completed its assessment of the new standard and did not adjust the opening balance of retained earnings relating to its trade receivables. The Company writes off receivables once it is determined that they are no longer collectible, as local laws allow.

Not Yet Adopted

In October 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-06, “Disclosure Improvements – Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.”  This standard affects a wide variety of Topics in the Codification.  The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective.  Early adoption is prohibited.  The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting - Improving Reportable Segment Disclosures (Topic 280).”  The standard is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant expenses.  The standard requires disclosure to include significant segment expenses that are regularly provided to the CODM, a description of other segment items by reportable segment, and any additional measures of a segment's profit or loss used by the CODM when deciding how to allocate resources.  The standard also requires all annual disclosures currently required by ASC Topic 280 to be included in interim periods.  This standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all prior periods presented in the financial statements.  The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Improvements to Income Tax Disclosures,” a final standard on improvements to income tax disclosures, The standard requires disaggregated information about a reporting entity's effective tax rate reconciliation as well as information on income taxes paid.  The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted and should be applied prospectively.  The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

F-17

4. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 100,000,000 shares of Company Common Stock, par value $0.0001 per shares.

Stock Issuances

During the year ended December 31, 2023, the Company issued 3,992,399 shares of common stock of which 1,489,707 shares of common stock were issued for cash of $2,880,985. The Company issued 212,842 shares of common stock related to the conversion of Series A Preferred Stock, 40,000 shares related to the asset acquisition of Preferred Dental Services, 297,888 shares related to inducements for financing agreements, 243,347 shares for stock-based compensation and 1,708,615 shares related to the conversion of debt, warrants and options.

During the year ended December 31, 2022, the Company issued 13,827,049 shares of common stock. of which 5,722,844 shares of common stock were issued for cash of $450,000. The Company also issued 227,368 shares of common stock for the conversion of $22,387 of convertible debt. 700,000 shares of common stock were issued for the exercise of common stock options for a value of $2,100. 8,426,837 shares of common stock were issued related to stock-based compensation for a value of $1,817,123. The Company also repurchased and cancelled 1,250,000 shares of common stock with a value of $100,000.

Preferred Stock

The Company is authorized to issue up to 40,000,000 shares of Company Series A Preferred Stock, par value $0.0001 per shares. The Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations including but not limited to:

F-18

•

The conversion price (“Conversion Price”) for the Preferred Stock is initially $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after August 25, 2023; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.

•	The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Company.

•

From and after the date of the issuance of any shares of Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•

Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Preferred Stock as of such date.

•

From the Closing of the Business Combination until the second anniversary of the date of the original issuance of the Preferred Stock, the Company may, at its option, pay all or part of the accruing dividends on the Preferred Stock by issuing and delivering additional shares of Preferred Stock to the holders thereof.

•

The Company shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of the Company, unless the holders of the iCoreConnect Preferred Stock then outstanding shall first receive dividends due and owing on each outstanding share of iCoreConnect Preferred Stock.

•

In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of Preferred Stock been converted into the Company’s Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of the Company’s Common Stock.

•

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of the Company’s Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

•

After 24 months from the Closing of the Business Combination, in the event the closing share price of the Company’s Common Stock shall exceed 140% of the Conversion Price (as defined in the Merger Agreement) then in effect, then (i) each outstanding share of Preferred Stock shall automatically be converted into such number of shares of the Company’s Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by the Company, subject to adjustment. At the time of such conversion, the Company shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of the Company, (i) issuing additional Preferred Stock or (ii) paying cash.

•

Immediately prior to any such optional conversion the Company shall pay all dividends on the Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of the Company: (i) issuing additional Preferred Stock or (ii) paying cash.

During the year ended December 31, 2023 the Company issued 46,500 Series A Preferred stock for $465,000 in cash and 139,360 Series A Preferred stock on the cashless conversion of 174,200 Series A Preferred Stock $2.00 warrants for no proceeds.

During the year ended December 31, 2023, 212,842 shares of Series A Preferred stock were converted into shares of Common Stock on a one for one basis.

F-19

Common Stock Options

As part of the merger, the Company’s 2016 Long Term Incentive Plan was cancelled and replaced with the 2023 Stock Plan (“Incentive Plan”) which is administered by the Company’s Board of Directors Compensation Committee. The Incentive Plan had an initial authorized equity pool of 1,187,790. As of December 31, 2023 there are 411,462 equity grants available under the Incentive Plan.

Certain employees and executives have been granted options or warrants that are compensatory in nature. A summary of option activity for the year ended December 31, 2023 and 2022 are presented below:

2022 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2022	1,094,005	$3.58	9.8	$-
Granted	10,054	$3.58	9.0	-
Exercised	(23,459)	-	5.5	-
Forfeited	(335)	$4.48	6.2	-
Balance Outstanding - December 31, 2022	1,080,265	$3.88	8.8	$-

Exercisable - December 31, 2022	311,049	$3.58	8.8	$-

2022 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2022	1,034,856	$3.58	9.8
Granted	10,054	$4.48	9.0
Vested	(275,359)	$-	8.3
Forfeited/expired	(335)	$4.13	9.0
Nonvested - December 31, 2022	769,216	$3.58	8.8

2023 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2023	1,080,265	$3.88	8.8	$-
Granted	7,446	$6.04	9.6
Exercised	(310,881)	3.62	7.6
Forfeited	(502)	$2.81	7.8
Balance Outstanding - December 31, 2023	776,328	$3.74	8.0	$-

Exercisable - December 31, 2023	381,256	$3.72	7.9	$-

2023 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2023	769,216	$3.58	8.8
Granted	7,446	$6.04	9.6
Vested	(381,256)	$3.72	7.9
Forfeited	(334)	4.13	9.0
Nonvested - December 31, 2023	395,072	$3.76	8.0

As part of the merger all vested options as of August 25, 2023 totaling 310,881 were converted on a cashless basis into 198,378 shares of common stock.

As of December 31, 2023, total unrecognized compensation cost related to unvested stock options was approximately $1.5 MM.

F-20

Restricted Stock Compensation

On December 31, 2022, the Company’s Board of Directors approved the grant of 250,000 restricted share of common stock to each of the Directors of the Company, for services rendered during 2021 and 2022, all of which vested on December 31, 2022. Compensation expense related to this grant for the year 2022 was $122,375 based upon fair value of our common stock of $0.089 per share. The Company’s Board of Directors also approved the granting of restricted shares of common stock for employee performance related to 2021 performance with a fair value of $160,645. The Board also approved on January 3, 2023 4,000,000 shares of restricted stock related to the Chief Executive Officer for bonus related to 2022 service with a fair value of $356,000.

In April 2023, the Company’s Board of Directors approved the granting of 81,267 restricted shares of common stock for employee performance related to 2022 performance with a fair value of $312,761.

In April 2023, the Company’s Board of Directors approved compensation for its Board Members and Committee Members for the year ended December 31, 2023. On an annual basis equivalent, Board Members are compensated $60,000, with additional compensation of $5,000 for being a Committee Member and an additional $5,000 for being a Chair of a Committee and $20,000 for being the Board Chair. Compensation is to be paid quarterly in arrears at the closing stock price of the last trading day of the quarter. The Company has recorded an expense of $394,168 for the year ended December 31, 2023.

Common Stock Warrants

The Company typically issues warrants to individual investors and institutions to purchase shares of the Company’s Common Stock in connection with public and private placement fundraising activities. Warrants may also be issued to individuals or companies in exchange for services provided for the Company. The warrants are typically exercisable six months after the issue date, expire in five years, and contain a cash exercise provision and registration rights.

In May 2023, the Company entered into amendments with certain warrant holders whose warrants contained down round provisions and modified these warrants to remove such provisions from inception. As such the number and exercise of these warrants are set back to their original values as originally intended by the parties.

During the year ended December 31, 2023, the Company issued 45,129 Common Stock Warrants.

During the year ended December 31, 2022, the Company issued 536,175 Common Stock Warrants. In addition, the Company purchased 1,278 common stock warrants issued to a lender in 2019 as part of a Note Payable that had been fully satisfied in 2020. These warrants include anti-dilutive provisions and as such resulted in an additional 28,883 warrants that were to be issued at a strike price of $0.15. The Company purchased these warrants at their restated strike price for $45,000.

During the year ended December 31, 2022, the Company issued 13,158 Common Stock Warrants in connection with issuances of promissory notes, of which 1,424 were issued to related parties. These warrants were designated Common Stock Warrants with an initial term of 5 years and an exercise price of $0.60 and $0.75 and contained no down round provisions. The Company may not effect, and a holder will not be entitled to, convert the Common Stock Warrants, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the Purchaser (together with its affiliates) to exceed 4.99%. The Company issued convertible debt in December 2022 at a price of $2.39 thereby affecting the down round provision on 659,585 warrants with a trigger price that is lower than $0.30 for any equity instrument issued. As such the Company has recorded a charge of $1,794,704 as a Dividend to Common Stockholders reflecting the increase in value of shares to be received by the warrant holder along with an increase in 366,331 warrants issuable to these holders for a total of 1,014,791 warrants at a new exercise price of $2.39.

On May 18, 2023 the Company determined that it not had not properly accounted for certain warrants issued by the Company in 2021 with provisions (the “down round provisions”) that required the lowering of the exercise price of the warrant and a proportionate increase in the number of shares underlying the warrants upon the issuance of new securities at a price per shares that is lower than the exercise price of the original warrant as per ASU 2017-11. The Company did not properly account for such down round provisions when the criteria for revaluation was met. The down round provisions require the Company to record a non-cash charge for the incremental fair value of the additional shares to be issued upon the occurrence of the triggering event which is $1,794,704 for the year ended December 31,2022.

F-21

As part of the Merger, all outstanding warrants as of August 25, 2023 totaling 368,368 were converted on a cashless basis into 117,301 shares of common stock. As of December 31, 2023, the number of shares issuable upon exercise of the Common Stock Warrants was 45,129 shares.

	Warrant Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life	Intrinsic Value

Outstanding - December 31, 2021	648,461	$3.88	4.40	$-
Granted
Additions including Down Round feature	379,492	2.39	3.40	-
Forfeited/expired	-	$-	-	-
Outstanding - December 31, 2022	1,027,953	$3.88	3.45
Granted	45,129	2.09	5.00	-
Exercised	(368,368)	3.88	2.78	-
Cancelled	(659,585)	$3.88	2.78	-
Outstanding - December 31, 2023	45,129	$2.09	4.80	$-

Preferred Stock Warrants

As part of the Merger, the Company assumed the following preferred stock warrants:

$2.00 Preferred Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022	-	-	-	-
Granted	600,000	2.00	10.0	-
Exercised	(174,200)	2.00	9.8	-
Expired	-	-	-	-
Outstanding – December 31, 2023	425,800	$2.00	9.7	$-

During 2023 there was a modification of the $2.00 warrant agreements which were issued in conjunction with the merger and classified as a derivative liability in the amount of $1,987,460. In September 2023 the warrants were modified and as a result are no longer considered a derivative liability and classified as equity.

$11.50 Preferred Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022		$			-
Granted	10,122,313		11.50	10	-
Exercised	-		-	-	-
Expired	-		-	-	-
Outstanding – December 31, 2023	10,122,313		$11.50	9.7	$-

$15.00 Preferred Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022		$			-
Granted	1,000,000		15.00	10	-
Exercised	-		-	-	-
Expired	-		-	-	-
Outstanding – December 31, 2023	1,000,000		$15.00	9.7	$-

F-22

Equity Line of Credit

In January 2021 Old iCore and one of its Convertible Debt Holders entered into a Purchase Agreement for up to $5,000,000 shares of the Company’s common stock for 24 months. The purchase price of the stock will be at 75% of the lowest individual daily weighted average price of the past five (5) trading days with the amount to be drawn down as the lesser of $250,000 or 300% of the average shares traded for the ten (10) days prior to the Closing Request Date with a minimum $25,000 put allowance. As part of the agreement, the Company issued 8,378 shares of common stock as a commitment fee. In January 2022 the Company exercised this equity line of credit of an aggregate amount of $350,000 in exchange for 158,273 shares of common stock. The balance available as of December 31, 2022, to draw on the equity line of credit after the draw was $4,650,000. This line expired in January 2023.

On September 12, 2023, the Company entered into a purchase agreement with Arena Business Solutions Global SPC II, Ltd (“Arena”), pursuant to which Arena has committed to purchase up to $40 million of the Company’s common stock, at the Company’s direction from time to time, subject to the satisfaction of the conditions. Such sales of Common Stock are subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the approximately 36-month period commencing on the date of the Purchase Agreement subject to registration with the Securities and Exchange Commission. The Company may direct Arena to purchase amounts of its Common Stock under the Purchase Agreement that the Company specifies from time to time in a written notice (an “Advance Notice”) delivered to Arena on any trading day up to the Commitment Amount. The maximum amount that the Company may specify in any one Advance Notice is equal to the following: (A) if the Advance Notice is received by 8:30 A.M. Eastern time, then the maximum amount that the Company may specify is equal to the lesser of (i) an amount equal to 40% of the average Daily Value Traded of the Common Stock of the ten trading days immediately preceding such Advance Notice, or (ii) $20.0 million; and (B) if the Advance Notice is received after 8:30 A.M. Eastern Time but prior to 10:30 A.M. Eastern Time, then the maximum amount that the Company may specify in an Advance Notice is equal to the lesser of: (i) an amount equal to 30% of the average Daily Value Traded of the Common Stock on the ten trading days immediately preceding such Advance Notice, or (ii) $15.0 million. For these purposes, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Common Stock on Nasdaq during regular trading hours, as reported by Bloomberg L.P., by the VWAP (as defined in the Purchase Agreement) for that trading day. Subject to the satisfaction of the conditions under the Purchase Agreement, the Company deliver Advance Notices from time to time, provided that the Pricing Period for all prior advances has been completed. For these purposes, “Pricing Period” means one trading day, as notified by the Company to Arena in the applicable Advance Notice, commencing on the date of the Advance Notice. The purchase price of the shares of Common Stock will be equal to 97% of the simple average of the daily VWAP of the Common Stock during the Pricing Period.

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of: (i) the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; and (ii) the date on which Arena shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to Commitment Amount under the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to Arena, provided that there are no outstanding Advance Notices the shares of Common Stock under which have not yet been issued. The Company and Arena may also terminate the Purchase Agreement at any time by mutual written consent.

As consideration for Arena’s irrevocable commitment to purchase Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company agreed to issue a total of  291,259 shares of Common Stock equaling $600,000 (the “Commitment Fee Shares”) based on a price per share equal to the simple average daily VWAP of the Common Stock during the ten trading days immediately preceding the date on which the SEC declares the Registration Statement effective.

As of December 31, 2023, the Company exercised this equity line of credit of an aggregate amount of $2,940,985 in exchange for 1,308,741 shares of Common Stock. The balance available as of December 31, 2023, to draw on the equity line of credit after the draw was $37,059,015 and is subject to shareholder approval for the issuance of additional shares.

On February 14, 2024, this agreement was terminated. Refer to Note 13- Subsequent Events for additional details.

F-23

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,	December 31,
	2023	2022

Furniture and fixtures	$92,821	$69,840
Leasehold improvements	42,493	30,298
Equipment	22,240	22,240
Vehicles	-	32,000
Computer software	124,702	-
	$282,256	$154,378
Less accumulated depreciation	(79,835)	(80,184)
	$202,421	$74,194

Depreciation expense on property and equipment for the years ended December 31, 2023 and 2022, were $17,429 and $22,521, respectively. In 2023 the Company sold its vehicles for a gain of $13,778 and a recovery of depreciation expense of $17,778.

6. GOODWILL AND OTHER INTANGIBLE ASSETS, NET

The following table sets forth the changes in the carrying amount of goodwill for the year ended December 31, 2023 and 2022:

Total
Balance at December 31, 2021	$1,484,966
2022 activity	-
Balance at December 31, 2022	1,484,966
2023 activity	-
Balance at December 31, 2023	$1,484,966

The following table sets forth the gross carrying amounts and accumulated amortization of the Company’s intangible assets as of December 31, 2023 and 2022:

	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets at January 1, 2021
Capitalized software	$3,014,490	-	$(2,483,429)	$531,061
Customer relationships	3,713,434	-	(1,363,054)	2,350,380
Acquired technology	1,527,186	-	(1,447,758)	79,428
Total definite-lived intangible assets at December 31, 2022	$8,255,110	$-	$(5,294,241)	$2,960,869
Capitalized software	3,741,511	-	(2,838,099)	903,412
Customer relationships	5,272,578	(105,676)	(2,186,490)	2,980,412
Acquired technology	1,527,186	-	(1,527,186)	-
Total definite-lived intangible assets at December 31, 2023	$10,541,275	$(105,676)	$(6,551,775)	$3,883,824

F-24

Amortization expense of intangible assets was $1,257,534 and $1,269,564, respectively, for the years ended December 31, 2023 and 2022. The Company’s amortization is based on no residual value using the straight-line amortization method as it best represents the benefit of the intangible assets.

The following table sets forth the weighted-average amortization period, in total and by major intangible asset class:

Asset Class	Weighted-Average Amortization period
Capitalized software	3.2 years
Customer relationships	4.7 years

As of December 31, 2023, assuming no additional amortizable intangible assets, the expected amortization expense for the unamortized acquired intangible assets for the next five years and thereafter was as follows:

Estimated
2024	$1,357,783
2025	$1,357,783
2026	$1,087,976
2027	$80,282

7. FORWARD PURCHASE AGREEMENT

On August 14, 2023, the Company entered into Prepaid Forward Purchase Agreement (the “FPA”) with Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”).

In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC Common Stock and (b) such number of shares of FGMC Common Stock as shall, following the Business Combination, not exceed 9.9% of the total number of shares of FGMC Common Stock to be outstanding (such shares to be purchased, the “Forward Purchase Shares”) from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report (the “Prepaid Forward Purchase Price”).

In accordance with the terms of the Business Combination, upon the consummation of the Business Combination, each Forward Purchase Share automatically converted into one share of Preferred Stock (including the shares of the Company’s Common Stock underlying the Preferred Stock, the “Purchased Shares”).

Upon the Business Combination closing, 100,000 Purchased Shares were deemed to be “Commitment Shares” and the remaining Purchased Shares were deemed to be “Prepaid Forward Purchase Shares”.

Upon the closing of the Business Combination FGMC caused Purchaser to be paid directly out of the funds held in FGMC’s trust account, a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”). The Redemption Price was $10.69.

Upon the sale of the Prepaid Forward Purchase Shares (or underlying FGMC Common Stock) by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to FGMC. On the earlier to occur of:

•	the occurrence of a “Registration Failure” (as defined in the FPA), and

•

the date that is twelve months after the closing of the Business Combination (the “Maturity Date”), then, for any Common Stock underlying the Prepaid Forward Purchase Shares not sold by the Purchaser, the Purchaser shall, on the 25th trading day after the Maturity Date (the “Payment Date”), pay the Company an amount equal to (i) the number of Prepaid Forward Purchase Shares that the Purchaser held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of FGMC Common Stock during the twenty trading days beginning on the day after the Maturity Date less $0.15.

F-25

Between the Maturity Date and the Payment Date, the Purchaser may not sell more than a number of Prepaid Forward Purchase Shares per day equal to the greater of (i) 5% of the Purchased Shares owned by the Purchaser at the Maturity Date and (ii) 10% of the daily trading volume on such date.

The Purchaser has agreed that until the Maturity Date, the Common Stock underlying the Prepaid Forward Purchase Shares may not be sold for a price less than the Reference Price. The “Reference Price” will initially equal the Redemption Price and will be reduced (but never increased) each month commencing on the first day of the month starting 30 days after the Business Combination closing to the volume weighted average price of the FGMC Common Stock for the preceding 10 trading days, but in no event less than $10.00 per share (the “Floor”) unless in the Company’s sole discretion, the Floor is lowered. Any reduction of the Floor shall be accomplished through a written notice from the Company to Purchaser.

The FPA provides for certain registration rights. In particular, FGMC is required to, within 30 calendar days following written request by Purchaser, file with the SEC a registration statement registering the resale of all shares held by Purchaser and have such registration statement declared effective as soon as practicable after the filing thereof.

8. DEBT

		December 31,	December 31,
		2023	2022
(1)	Convertible Note bearing interest at 12% due May, 2023	$-	$578,802
(2)	Note bearing interest at 15% due September 1, 2023	-	1,012,500
(2)	Note bearing interest at 15% due September 1, 2023	-	506,250
(3)	Note bearing interest at 18% due October 1, 2026	27,540	32,752
(4)	Secured Promissory Note bearing interest at 17.5% due February 28, 2026	1,988,793	1,960,965
(5)	Promissory Note bearing interest at 14%, due January 15, 2023	-	50,892
(6)	Promissory Note bearing interest at 14%, due September 1, 2023	-	329,227
(7)	Promissory Note bearing interest at 15%, due January 25, 2023	-	509,145
(8)	Promissory Note bearing interest at 15%, due September 1, 2023	-	255,490
(8)	Promissory Note bearing interest at 15%, due September 1, 2023	-	255,547
(9)	Convertible Note bearing interest at 15% due March 2024	-	-
(10)	Convertible Note bearing interest at 15% due June 14, 2024
(11)	Convertible Note bearing interest at 15% due June 14, 2024
(12)	Convertible Note bearing interest at 15% due July 24, 2024	-	-
(13)	Promissory Note bearing interest at 12%, due October 31, 2023	38,609	-
(14)	Convertible Note bearing interest at 12% due May 13, 2024	388,380
(15)	Convertible Note bearing interest at 12%, due October 31, 2024	569,391	-
(15)	Convertible Note bearing interest at 12%, due December 18, 2024	574,961
(16)	Convertible Note bearing interest at 12%, due December 19, 2024	80,722
(17)	Convertible Note bearing interest at 12%, due December 19, 2024	80,509
(14)	Convertible Note bearing interest at 12%, due December 28, 2024	114,781
(2)	Convertible Note bearing interest at 12%, due June 1, 2024	473,743
(18)	Promissory Note bearing interest at 15%, due December 26, 2024	2,000,000
	Total notes payable	6,337,429	5,491,570
	Less: Unamortized debt discounts	-	-
	Less: unamortized financing costs	(196,837)	(7,444)
	Total notes payable, net of financing costs	6,140,592	5,484,126
	Less current maturities	(4,720,455)	(4,034,865)
	Total Long-Term Debt	$1,420,137	$1,449,261

F-26

1.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000. An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share based on Old iCore common share value. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and a warrant to purchase 87,132 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.60 per share for the first 43,566 Warrant Shares and $0.75 for the next 43,566 Warrant Shares. In August 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 108,915 warrants being issued and the strike price repriced to $0.30 for all 196,047 warrants. In December 2022, the down round provision in the Warrant Agreement was triggered again resulting in an additional 49,012 warrants to be issued and the strike price repriced to $0.24 for all 245,059 warrants. At Maturity this note was renegotiated and term extended to June 2023 for an additional principal consideration of $55,400 under the same interest rate and conditions as the matured note. This note and accrued interest was converted in January 2023 for 202,343 shares of Common Stock. In May 2023 the Company and the warrant holder renegotiated the outstanding warrants back to their original intended values at issuance date of 43,566 exercisable at $0.60 and 43,566 exercisable at $0.75. As part of the Merger, the warrants were converted on a cashless basis into 28,621 shares of Common Stock.

2.

In August 2021, the Company signed a $1,000,000 and $500,000 promissory note with a maturity date 24 months after issuance. An interest charge of 15% per annum shall accrue and be paid monthly. The Company also issued to the Holder 33,513 restricted shares of the Company’s Common Stock and 50,269 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.75 per share. In December 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 75,403 warrants being issued and the strike price repriced to $0.30 for all 125,672 warrants. In December 2022 the down round provision in the Warrant Agreement was triggered again resulting in an additional 31,418 warrants being issued and the strike price repriced to $0.30 for all 157,090 warrants. In May the Company and the warrant holder renegotiated the outstanding warrants back to their original intended values at issuance date of 50,269 exercisable at $0.75. The promissory note is subordinated to the Company’s senior lenders. As part of the Merger these notes totalling $1,500,000 along with outstanding interest of $nil was converted on August 25, 2023 into 173,339 common shares and the warrants were converted on a cashless basis into 28,621 shares of Common Stock.

In August 2023, the Company agreed to a Satisfaction Agreement in conjunction with the conversion of debt in the amount of $1,500,000 to be done at the time of Merger. The Satisfaction Agreement provides that the Company would provide the equity holder cash proceeds on the difference between the proceeds from the sale of stock and the face value of debt up to $1,500,000 subject to certain selling limitations on or before August 2024. The lender sold $1,000,000 worth of stock for a net return of $526,257 and invoked the Satisfaction Agreement in October 2023. In December 2023, the Company and lender agreed to enter into a new Convertible Promissory Note in the amount of $473,743 with a maturity of six months after issuance. An interest rate of 12% per annum shall accrue and be paid on maturity. The Note and accrued interest is convertible at $1.24 per share into the Company’s Common Stock.

3.

In November 2021, the Company signed a $40,071 equipment finance agreement with a maturity date 60 months after issuance from a third-party financing company. Payments of principal and interest of $791 are due monthly.

4.

On February 28, 2022, the Company signed a $2,000,000 secured promissory note with a maturity date 48 months after issuance and received in exchange $1,970,000 net of fees. An Interest charge of 17.5% per annum shall accrue, with interest only payments being made for the first six months after which both interest and principal will be due. The Company has right of prepayment subject to certain minimum interest payments being made. The Prepayment Fee shall be (i) equal to 6 months’ interest that would have accrued with regard to the prepaid principal, if prepaid prior to the 2nd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable, and (ii) equal to 3 months’ interest that would have accrued with regard to the prepaid principal, if prepaid on or after the 2nd anniversary and prior to the 3rd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable. Additionally, the Company has the following covenant requirements; maintaining a minimum cash balance of $150,000 in its combined bank accounts as well as entering into a Deposit Account Control Agreement; monthly financial reporting requirements and certifications; obtaining other indebtedness without consent; merge, consolidate or transfer assets; pledge assets as collateral; or guarantee without consent of the Lender. In December 2023 the Company and the secured lender entered into a Forbearance Agreement whereby the Company will be required to provide additional reporting weekly and monthly reporting, pay a forbearance fee of $300,000 which would be applied to outstanding interest and fees, along with other customary requests in exchange for a forbearance and the adjustment of the loan to interest only till July 2024.

F-27

5.

In April 2022, the Company signed a $50,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in October 2022, this note was reissued under the same term with a maturity of three (3) months. The promissory note is subordinated to the Company’s senior lender. This note was fully repaid in March 2023.

6.

In April 2022, the Company signed a $300,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in October 2022, this note was reissued under the same terms with a maturity of date of six (6) months.  In March 2023, the term of this note was extended to September 1, 2023.The promissory note is subordinated to the Company’s senior lenders. As part of the Merger the principal of $300,000 along with outstanding interest of $55,693 was converted on August 25, 2023 into 41,104 common shares.

7.

In July 2022, the Company signed a $500,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 15% per annum. The note is callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. This note was fully repaid in March 2023.

8.

In August 2022, the Company signed two $250,000 unsecured promissory notes with a maturity date six (6) months after issuance with an interest charge of 15% per annum to the same investor in 14 and 9. The notes are callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. In March 2023, the term of these notes were extended to September 1, 2023.The promissory notes are subordinated to the Company’s senior lenders. As part of the Merger these notes with principal balance totalling $500,000 along with outstanding interest of $nil was converted on August 25, 2023 into 57,780 common shares.

9.

In March 2023, the Company entered into a twelve (12) month Convertible Secured Promissory Note (“Note”). The Note is for $2,500,000 with $500,000 paid to the Holder on issuance for net proceeds of $2,000,000. The Note carries and interest of 15% per annum which can be paid in cash or kind and it is convertible either into the Company’s Common Stock after six months from date of issuance at $0.10 per share, or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination.  As a condition of the Note all existing outstanding Notes maturing before September 1, 2023 had their term extended to September 1, 2023. In addition, all vested option holders and all warrant holders were provided with a cashless purchase option at time of the Business Combination. The Note is superior to all notes in terms of security except of our Senior Secured Note Payable. In May 2023 all warrant holders with down round provisions provided a waiver to the potential down round triggering event on any conversion issuance. As part of the Merger this note with principal balance of $2,500,000 along with outstanding interest of $115,535 was converted on August 25, 2023 into 876,522 common shares.

F-28

10.

In June 2023, the Company entered into a twelve (12) month note Convertible Promissory Note (“Note”). The Note is for $77,000 and carries an interest rate of 15% per annum. The principal of the Note is convertible into Common Stock of the Company at a twenty percent discount to the closing price of the Company’s Common Stock on September 1, 2023 or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination at a twenty percent discount to such exchange ratio. The promissory note is subordinated to the Company’s senior lenders. As part of the Merger the principal of $77,000 along with outstanding interest of $2,074 was converted on August 25, 2023 into 9,138 common shares.

11.

In June 2023, the Company entered into a twelve (12) month note Convertible Promissory Note (“Note”). The Note is for $6,000 and carries an interest rate of 15% per annum. The principal of the Note is convertible into Common Stock of the Company at a twenty percent discount to the closing price of the Company’s Common Stock on September 1, 2023 or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination at a twenty percent discount to such exchange ratio. The promissory note is subordinated to the Company’s senior lenders. As part of the Merger the principal of $6,000 along with outstanding interest of $162 was converted on August 25, 2023 into 712 common shares.

12.

In July 2023, the Company entered into a twelve (12) month note Convertible Promissory Note (“Note”). The Note is for $40,000 and carries an interest rate of 15% per annum. The principal of the Note is convertible into Common Stock of the Company at a twenty percent discount to the closing price of the Company’s Common Stock on September 1, 2023 or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination at a twenty percent discount to such exchange ratio. The promissory note is subordinated to the Company’s senior lenders. As part of the Merger the principal of $40,000 along with outstanding interest of $412 was converted on August 25, 2023 into 4,670 common shares.

13.

In September 2023 the Company entered into a sixty-day Promissory Note (“Note”) in the amount of $1,200,000 related to its purchase of the assets of Preferred Dental Development LLC. The Note carries an interest of 12% per annum and is subordinated to the Company’s senior lenders. The principal balance of the note was fully repaid in December 31, 2023 with only the interest portion of $38,609 outstanding as of December 31, 2023. The promissory note is subordinated to the Company’s senior lenders

F-29

14.

In October 2023, the Company entered into a promissory note for $350,000. The maturity of the Promissory Note is May 13, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.85 per share. In conjunction with the Promissory Note, the Company also issued a five-year warrant to purchase 24,500 shares of Company common stock with an exercise price of $2.04. The value of the warrants of 13,498 as determined by a Black-Scholes calculation is separated from the value of the note and expensed equally over the term of the note as a financing fee. On December 28, 2023, the Company entered into a securities purchase agreement with the existing investor, pursuant to which the Company issued the investor a convertible note in principal amount of $100,000. The maturity of the convertible note is December 28, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.31 or $1.57 for the share price of conversion. In December 2023, the Company entered into an amendment with holder of an Amendment to Convertible Promissory Notes issued in October 2023 whereby the holder of the Note agreed that the Note would not be convertible into shares of Company Common Stock unless and until the Company’s shareholders approve such conversion per NASDAQ Listing Rule 5635(d). The Company and the Note holder also entered into amendments to the warrants to purchase common stock issued in connection with the issuance of the Note, pursuant to which the holder of the Warrants agreed that the Warrants would not become exercisable unless and until the Company’s shareholders approve the exercise of the Warrants pursuant to NASDAQ Listing Rule 5635(d). The promissory notes are subordinated to the Company’s senior lender.

15.

In October 2023, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a Convertible Promissory Note in principal amount of $500,000. The maturity of the Convertible Promissory Note is October 31, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.58 or $1.90. In December 2023, the Company entered into a securities purchase agreement with the existing investor, pursuant to which the Company issued the investor a convertible note in principal amount of $500,000. The maturity of the convertible note is December 18, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $2.31 or $2.77 for the share price of conversion. The promissory notes are subordinated to the Company’s senior lender.

16.

In December 2023, the Company entered into a securities purchase agreement pursuant to which the Company issued a convertible note in principal amount of $70,000. The maturity of the convertible note is December 19, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.69 or $2.03 for the share price of conversion. The promissory notes are subordinated to the Company’s senior lender.

17.

In December 2023, the Company entered into a securities purchase agreement pursuant to which the Company issued a convertible note in principal amount of $70,000. The maturity of the convertible note is December 19, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.69 or $2.03 for the share price of conversion. The promissory notes are subordinated to the Company’s senior lender.

18.

In December 2023, the Company issued a subordinated note to a service provider in principal amount of $2,000,000 in exchange for conversion of an account payable in the amount of $2,000,000. The maturity of the subordinated note is December 26, 2024 and carries an interest rate of 15% per annum and is to be paid in interest only installments for three months followed with a ballon payment in month four and then a combination of principal and interest payments for the remaining term. The note is secured by the assets of the Company and is junior to the security interest of the Company’s senior lender. As part of the note payable the Company agreed to purchase investor relation consulting services totaling $200,000 payable in quarterly installments beginning in January 2024.

9. INCOME TAXES

The Company has incurred net losses since inception. As of December 31, 2023, the Company had cumulative federal net operating loss carryforwards of approximately $27,559,000 which are available to be carried forward indefinitely and federal net operating loss carryforwards of approximately $62,985,000 which at the latter date may be carried forward for tax years ending through December 31, 2038. As of December 31, 2023, the Company had cumulative state net operating loss carryforward of approximately $5,900,000 which will begin expiring in 2031 if not utilized prior to then. Utilization of NOL carryforwards may be limited under various sections of the Internal Revenue Code depending on the nature of the Company’s operations. The Company’s income tax returns are subject to examination by the Internal Revenue Service and applicable state taxing authorities, generally for a period of three years from the date of filing.

F-30

Deferred taxes comprise the following as of December 31, 2023 and 2022:

	2023	2022

Net Operating Losses	$19,676,000	$14,849,000
Intangible assets	926,000	74,000
Stock-based compensation-nonqualified	433,000	418,000
Property and equipment	(12,000)	(140,000)
Allowance for bad debts	25,000	-
Forward purchase agreement	562,000	-
Organizational costs	224,000	195,000
ROU lease liability	289,000	-
Net Deferred Tax Asset	22,123,000	15,396,000

ROU lease asset	(273,000)	-
Total Deferred Tax Liability	(273,000)	-

Valuation Allowance	$(21,850,000)	$(15,396,000)

Reconciliation of the effective income tax rate to the federal statutory rate:
Federal Income Tax Rate	21%	21%
Permanent Differences	(3)%	(2)
State Taxes, net	0%	3
Cumulative adjustments	23%
Change in valuation allowance including the effect of the rate change	(41)%	(22)%
Effective income tax rate	0%	0%

10. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivables. The Company places its cash with high-credit-quality financial institutions. At times, such cash may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limit of $250,000 per depositor. As a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses due to these excess deposits and believes the risk is not significant. With respect to trade receivables, management routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for credit losses, modify their financial terms and/or pursue alternative collection methods.

The Company has no significant customers (greater than 10% of total revenue) in its 2023 and 2022 revenue. The Company has accounts receivable concentration with one customer in 2023 representing 25% and two customers with concentrations of 12% and 11% respectively of total accounts receivables outstanding as of December 31, 2023 and one customers that represent 31% of accounts receivable outstanding as of December 31, 2022.

F-31

11. COMMITMENTS AND CONTINGENCIES

(A) LEASE COMMITMENTS

On September 22, 2021, the Company signed a six year and one month lease agreement for approximately 7,650 square feet for its new headquarters commencing on January 1, 2022, located in Ocoee, Florida. The lease provides for a five-year renewal term at the option of the Company. In April 2023, the Company entered into a lease agreement with its existing landlord of its Florida location for a lease of an additional 2,295 square feet of space beginning at the earlier of June 1, 2023 or completion of build out for a five year term.

The Company signed a three-year lease agreement for approximately 2,100 square feet of office space located in Concord, NC on July 16, 2020. In August 2023, the Company extended its lease for another year on similar terms and conditions as its current lease.

With the acquisition of Advantech, the Company signed a two-year lease on May 12, 2021, for an office in Scottsdale, AZ.  In May 2023, the Company extended its lease for an additional 24 months for this location beginning July 1, 2023 under similar terms and conditions as its current lease.

As of December 31, 2023, undiscounted future lease obligations for the office space are as follows:

Lease Commitments
as of December 31, 2023
Less than 1 year	1-3 years	3-5 years	Total
$369,849	$1,059,423	$89,038	$1,518,310

Lease costs for the year ended December 31, 2023 were $347,910 and cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2023 were $40,412. As of December 31, 2023, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:

Undiscounted minimum lease commitments	$1,518,310
Less: Imputed Interest	(330,476)
Lease liabilities	$1,187,834

F-32

(B) EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Chief Executive Officer

We entered into an employment agreement, effective September 1, 2023, with Robert McDermott, pursuant to which he agreed to serve as our Chief Executive Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. McDermott’s agreement provided for an initial annual base salary of $500,000.  Mr. McDermott is eligible to receive an annual bonus of up to 100% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, for each fiscal year during the term, Mr. McDermott will be entitled to an annual equity grant of up to $2,500,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. McDermott’s employment is terminated at our election without “cause”, or by Mr. McDermott for “good reason,” Mr. McDermott shall be entitled to receive severance payments equal to 18 months of Mr. McDermott’s base salary; provided that such amounts shall be increased to 24 months of Mr. McDermott’s base salary if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. McDermott is entitled to severance payments, the Company will continue to pay the same portion of Mr. McDermott’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. McDermott is eligible for medical and/or dental insurance benefits from another employer. Mr. McDermott agreed not to compete with us until 12 months after the termination of his employment.

Chief Financial Officer

We entered into an employment agreement, effective September 1, 2023, with Archit Shah, pursuant to which he agreed to serve as our Chief Financial Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Shah’s agreement provided for an initial annual base salary of $314,000.  Mr. Shah is eligible to receive an annual bonus of up to 50% of his base salary, provided  final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Shah for each fiscal year during the term, Mr. Shah will be entitled to an annual equity grant of up to $693,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Shah’s employment is terminated at our election without “cause”, or by Mr. Shah for “good reason,” Mr. Shah shall be entitled to receive severance payments equal to six months of Mr. Shah’s base salary; provided that such amounts shall be increased to 12 months of Mr. Shah’s base salary if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Shah is entitled to severance payments, the Company will continue to pay the same portion of Mr. Shah’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Shah is eligible for medical and/or dental insurance benefits from another employer. Mr. Shah agreed not to compete with us until 12 months after the termination of his employment.

F-33

Chief Operating Officer

We entered into an employment agreement, effective September 1, 2023, with David Fidanza pursuant to which he agreed to serve as our Chief Operating Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Fidanza’s agreement provided for an initial annual base salary of $296,000. Mr. Fidanza is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Fidanza for each fiscal year during the term, Mr. Fidanza will be entitled to an annual equity grant of up to $666,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Fidanza’s employment is terminated at our election without “cause”, or by Mr. Fidanza for “good reason,” Mr. Fidanza shall be entitled to receive severance payments equal to six months of Mr. Fidanza’s base salary; provided that such amounts shall be increased to 12 months of Mr. Fidanza’s base salary if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Fidanza is entitled to severance payments, the Company will continue to pay the same portion of Mr. Fidanza’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Fidanza is eligible for medical and/or dental insurance benefits from another employer. Mr. Fidanza agreed not to compete with us until 12 months after the termination of his employment.

Chief Technology Officer

We entered into an employment agreement, effective September 1, 2023, with Murali Chakravarthi pursuant to which each officer agreed to serve as our Chief Technology Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Chakravarthi’s agreement provided for an initial annual base salary of $300,000. Mr. Chakravarthi is eligible to receive an annual bonus of up to 50% of his base salary, provided  final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Chakravarthi for each fiscal year during the term, Mr. Chakravarthi will be entitled to an annual equity grant of up to $675000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Chakravarthi’s employment is terminated at our election without “cause”, or by Mr. Chakravarthi for “good reason,” Mr. Chakravarthi shall be entitled to receive severance payments equal to six months of Mr. Chakravarthi’s base salary; provided that such amounts shall be increased to 12 months of Mr. Chakravarthi’s base salary if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Chakravarthi is entitled to severance payments, the Company will continue to pay the same portion of Mr. Chakravarthi’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Chakravarthi is eligible for medical and/or dental insurance benefits from another employer. Mr. Chakravarthi agreed not to compete with us until 12 months after the termination of his employment.

F-34

(C) LITIGATION

The Company from time to time, may be a party to various litigation, claims and disputes, arising in the ordinary course of business. While the ultimate impact of such actions cannot be predicted with certainty, we believe the outcome of these matters, except for that noted below, will not have a material adverse effect on our financial condition or results of operations.

On August 18, 2021, iCoreConnect received a Notice of Disposition of Collateral under section 9-611 of the Uniform Commercial Code (“UCC”) (Arizona Revised Statutes 47-611) purporting to set a foreclosure sale, under the UCC, of its assets that were previously pledged as security to Sonoran Pacific Resources, LLP, an Arizona limited liability partnership (“SPR”) and Jerry Smith (“Smith”) (collectively, the “lender”). On November 1, 2022, iCoreConnect entered into a settlement agreement and release (the “Settlement Agreement”) with SPR and Smith in connection with the above litigation. In order to resolve all matters subject to the dispute, the Settlement Agreement provided that on, or before, the 60th day following the effective date of the Settlement Agreement, which was November 1, 2022 (such 60th day, the “Payment Date”), iCoreConnect shall redeem, and/or or iCoreConnect’s designees shall acquire, a total of 9,000,000 shares of iCoreConnect Common Stock from SPR and certain shareholders or affiliates of SPR at a purchase price of $0.08 per share. The Settlement Agreement further provided that in addition to the purchase of the foregoing 9,000,000 shares, iCoreConnect or its designee will have the option, but not the obligation, to acquire or redeem any or all of the remaining 5,401,887 shares held by certain shareholders or affiliates of SPR on, or before, the Payment Date, at the cost of $0.08 per share. In connection with the dispute, iCoreConnect had previously posted a cash bond of $200,000 with the court. Pursuant to the Settlement Agreement, $100,000 was released to SPR upon execution of the Settlement Agreement, which amount will be credited toward the payment of the 9,000,000 shares described above. The foregoing share purchase obligation was satisfied on December 30, 2022. Upon the payment for the shares, the remaining $100,000 of the bond was released to SPR in consideration for the release of all claims and liens and the dismissal of the litigation. Upon iCoreConnect’s compliance with the above share repurchase obligations, J.D. Smith, the son of Jerry Smith, resigned as a director and chairman of Board of Directors. The Settlement Agreement provides that upon the performance of each of the parties of their obligations thereunder, SPR and Smith, on the one hand, and iCoreConnect, on the other hand, each agrees to a complete release of the other party or parties. The Settlement Agreement was fully completed on December 30, 2022 and a full release received from the courts.

On June 15, 2021, the Company received a Complaint filed with the Circuit Court of the Ninth Judicial Circuit for Orange County, Florida. The Complaint alleges a breach of a previously entered into 2018 Settlement Agreement for which payments have not been made. The Complainant agreed to begin arbitration on August 31, 2021. Upon completion of arbitration in October 2022 the Complainant was awarded an Interim Award of Arbitration in the amount of $270,020 which excluded any interest and fee. Subsequent to year end, in February 2023, a final Arbitration award in the amount of $523,415 was issued which includes interest and fees and the Company has fully satisfied this amount and received a Satisfaction of Judgement on October 19, 2023.

On February 21, 2023, the Company received a notice under section 21 of Indian Arbitration and Conciliation Act, 1996 related to a dispute pursuant to a contract between the Company and a service provider, pursuant to which the service provider has asserted the Company has violated the terms of the contract and has claimed damages of approximately $635,000. The Company is evaluating the claims asserted against it and intends to defend itself vigorously in these proceedings; however, there can be no assurances that it will be successful in its efforts.

F-35

12. ACQUISITIONS

Preferred Dental Development, LLC (“Preferred Dental”)

On September 1, 2023, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Preferred Dental Development, LLC (the “Seller”). The Seller was engaged in the business of providing dental billing and claims services. Pursuant to the Agreement, the Company purchased the assets of the Seller utilized in the Seller’s business. As consideration for the acquired assets: (i) the Company issued a note to the Seller in the amount of $1,200,000, and (ii) the Company issued to Seller $400,000 worth of shares of Company common stock at $10.00 per share totaling 40,000 shares.

Pursuant to the guidance in FASB ASC Topic 805, Business Combinations, the Company calculated the estimated fair value of the acquired customer relationships using the discounted cash flow approach. The key assumptions and inputs into the cash flow model used were: (1) an annual customer attrition rate of 5%, (2) a gross margin percentage of 37%, (3) a tax rate of 25.50% and (4) a discount rate of 12%.

The following table summarizes the consideration paid and the fair value of the assets acquired at acquisition date:

Preferred Dental
Consideration Paid:	September 1, 2023
Note payable	$1,200,000
Common stock	400,000
$1,600,000

Fair values of identifiable assets acquired:

Assets acquired:
Cash	$40,855
Customer relationships	1,559,145
Total assets acquired	$1,600,000

F-36

The following information represent the unaudited pro forma combined results of operations, including acquisitions giving effect to the acquisition as if they occurred at the beginning of years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
	(unaudited)	(unaudited)

Revenue	$9,311,714	$9,058,801

Net Loss attributable to Common Stockholders	(15,433,055)	(7,611,211)

Weighted average common shares outstanding	7,349,541	5,768,249
Basic and diluted loss per common share	$(2.10)	$(1.32)

13. RELATED PARTY TRANSACTIONS

		December 31,	December 31,
		2023	2022
(1)	Related Party Promissory Note bearing interest at 15% due February 28, 2024	$-	$109,934
(2)	Related Party Promissory Notes bearing interest at 18%, due March 31, 2023		146,118
(3)	Related Party Promissory Note bearing interest at 18%, due December 31, 2023	249,855
(1)	Related Party Promissory Note bearing interest at 12%, due December 31, 2023	225,797
(1)	Related Party Promissory Note bearing interest at 12%, due May 26, 2024	96,753
	Total notes payable	572,405	256,052
	Less: Unamortized debt discounts	-	-
	Less: unamortized financing costs	(21,431)	(11,386)
	Total notes payable, net of financing costs	550,974	244,666
	Less current maturities	(550,974)	(244,666)
	Total Long-Term Debt	$-	$-

1.

In June 2022, the Company signed a $100,000 unsecured promissory note with its then Chief Operating Officer, a related party with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in November 2022, this note including accrued interest totaling $107,500 was reissued under the same terms with a maturity of date of three (3) months. The Company also issued to the Holder a warrant to purchase 18,813 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 9,407 warrants and $0.20 per share for 9,406 warrants. In March 2023, the term of this note was extended to September 1, 2023. In June 2023 the Company signed a $145,010 unsecured promissory note with the same lender with a maturity date of September 1, 2023 after issuance with an interest rate charge of 18% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. In October 2023 after the maturity of the notes, the Company entered into two separate new notes; (a) $200,000 Promissory Note with 12% interest per annum which shall be paid on the maturity date which is December 31, 2023. In conjunction with the issuance of the Promissory Note, the Company also issued the investor a five-year warrant (the “Warrant”) to purchase 14,000 shares of Company common stock with an exercise price of $2.16 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance; (b) the Company issued the investor a convertible promissory note in principal amount of $94,685.91 The maturity of the Convertible Promissory Note is May 26, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.80 per share, which was the closing price of the Company’s common stock on the date of issuance. In conjunction with the Convertible Promissory Note, the Company also issued the investor 6,629 shares of Company common stock and a five-year warrant to purchase 6,629 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance. In December 2023, the Company entered into an amendment with holder of an Amendment to Convertible Promissory Notes issued in October 2023 whereby the holder of the Note agreed that the Note would not be convertible into shares of Company Common Stock unless and until the Company’s shareholders approve such conversion per NASDAQ Listing Rule 5635(d). The Company and the Note holder also entered into amendments to the warrants to purchase common stock issued in connection with the issuance of the Note, pursuant to which the holder of the Warrants agreed that the Warrants would not become exercisable unless and until the Company’s shareholders approve the exercise of the Warrants pursuant to NASDAQ Listing Rule 5635(d).The promissory notes are subordinated to the Company’s senior lenders. Accrued and unpaid interest as of December 31, 2023 was $6,433 and unamortized financing costs were $21,431.

2.

In December 2022, the Company entered into an unsecured promissory note with its Chief Executive Officer, a related party in exchange for $55,000. The maturity of the promissory note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the promissory note, the Company also issued a warrant to purchase 23,625 shares of common stock which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 11,813 shares underlying the Warrant and $0.25 with respect to 11,812 shares underlying the Warrant. The promissory note is subordinated to the Company’s senior lender. In addition, in December 2022, the Company entered into an unsecured convertible promissory note with the same related party in exchange for $80,000. The maturity of the convertible note is March 31, 2023 and carries an interest rate of 15% per annum and is convertible into Company common stock at a conversion rate of $0.08 per share. The Convertible Note was converted into 1,019,315 shares of Common Stock in January 2023 and the Promissory Note was fully repaid in March 2023.

3.

In June 2023 the Company entered into a promissory note with an entity controlled by its Chief Executive Officer, a related party. The Note is for $250,000 with $50,000 paid to the Holder on issuance for net proceeds of $200,000 and matures on December 31, 2023. The Note carries an interest of 15% per annum as interest is payable monthly in arrears with principal due at maturity. There is no penalty for early payoff. If an event of default occurs, the Note along with any outstanding and accrued interest is convertible into the Company’s Common Stock at $7.45 at the sole discretion of the issuer. The promissory note is subordinated to the Company’s senior lender. Accrued and unpaid interest as of December 31, 2023 was $3,184.

F-37

14. SUBSEQUENT EVENTS

On January 1, 2024, the Company entered into an Asset Purchase Agreement  with Ally Commerce, Inc. dba FeatherPay ( “FeatherPay”). FeatherPay was engaged in the business of healthcare billing and payment processing.  As consideration for the acquired assets: (i) the Company paid to FeatherPay $500,000 in cash, and (ii) the Company agreed to issue to FeatherPay’s stockholders an aggregate of $4,800,000 worth of shares (the “Stock Consideration”) of Company’s Series A Preferred Stock, par value $0.0001 at $10.00 per share totaling 480,000 shares. The transactions contemplated by the Agreement were consummated concurrent with the execution of the Agreement, and the shares of the Company’s Series A Preferred Stock were issued to the Seller’s stockholders pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the issuance of the Stock Consideration, and concurrent with the execution of the Agreement, the Company and FeatherPay’s stockholders entered into a Subscription Agreement, dated January 1, 2024 (the “Subscription Agreement”), whereby the Company will issue the Series A Preferred Stock to the FeatherPay’s’s stockholders. The Company’s Series A Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in the Company’s final prospectus and definitive proxy statement dated July 11, 2023. Pursuant to the Subscription Agreement, the Subscribers’ (as defined in the Subscription Agreement) ability to convert the Series A Preferred Stock into shares of the Company’s Common Stock, par value $0.0001, is limited to the extent that such conversion would not require approval of the Company’s stockholders in connection with the rules of the Nasdaq Stock Market. In the event that such conversion is limited by the Subscription Agreement, the Company shall seek shareholder approval of such conversions, and in no event more than 180 days following the date that such securities would have otherwise been convertible into share of the Company’s Common Stock.

On January 1, 2024, the Company entered into an Asset Purchase Agreement with Teamworx LLC (“Teamworx”). Teamworx was engaged in the business of healthcare billing and payment processing.  Pursuant to the Agreement, the Company purchased the assets of the Seller utilized in the Seller’s business. As consideration for the acquired assets: (i) the Company paid to Seller $125,000 in cash, and (ii) the Company agreed to issue to Seller $575,000 worth of shares of Company Series A Preferred Stock at $10.00 per share totaling 57,500 shares. The shares of Company Series A Preferred Stock will be issued to the Seller pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.  The Seller agreed to cover their cash consideration into a Note Payable maturing on January 31, 2024 without any interest. On February 1, 2024 the Seller agreed to a new Note Payable with 12% annual interest maturing February 29, 2024. On February 28, 2024 the Seller agreed to extend the maturing date to March 31, 2024

In connection with the issuance of the Stock Consideration, and concurrent with the execution of the Agreement, the Company and Seller’s stockholders entered into a Subscription Agreement, dated January 1, 2024 (the “Subscription Agreement”), whereby the Company will issue the Series A Preferred Stock to the Seller’s stockholders. The Company’s Series A Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in the Company’s final prospectus and definitive proxy statement dated July 11, 2023. Pursuant to the Subscription Agreement, the Subscribers’ (as defined in the Subscription Agreement) ability to convert the Series A Preferred Stock into shares of the Company’s Common Stock, par value $0.0001, is limited to the extent that such conversion would not require approval of the Company’s stockholders in connection with the rules of the Nasdaq Stock Market. In the event that such conversion is limited by the Subscription Agreement, the Company shall seek shareholder approval of such conversions, and in no event more than 180 days following the date that such securities would have otherwise been convertible into share of the Company’s Common Stock.

On January 1, 2024, the Company entered into an Asset Purchase Agreement  with Verifi Dental, Limited (the “Seller”). The Seller was engaged in the business of healthcare billing and payment processing. As consideration for the acquired assets: (i) the Company paid to Seller $360,000 in cash, and (ii) the Company agreed to issue to Seller $840,000 worth of shares of Company Series A Preferred Stock at $10.00 per share totaling 84,000 shares. The shares of Company Series A Preferred Stock will be issued to the Seller pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

F-38

In connection with the issuance of the Stock Consideration, and concurrent with the execution of the Agreement, the Company and Seller’s stockholders entered into a Subscription Agreement, dated January 1, 2024 (the “Subscription Agreement”), whereby the Company will issue the Series A Preferred Stock to the Seller’s stockholders. The Company’s Series A Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in the Company’s final prospectus and definitive proxy statement dated July 11, 2023. Pursuant to the Subscription Agreement, the Subscribers’ (as defined in the Subscription Agreement) ability to convert the Series A Preferred Stock into shares of the Company’s Common Stock, par value $0.0001, is limited to the extent that such conversion would not require approval of the Company’s stockholders in connection with the rules of the Nasdaq Stock Market. In the event that such conversion is limited by the Subscription Agreement, the Company shall seek shareholder approval of such conversions, and in no event more than 180 days following the date that such securities would have otherwise been convertible into share of the Company’s Common Stock.

On February 1, 2024, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a convertible note in principal amount of $50,000 in exchange for $50,000. The maturity of the convertible note is February 1, 2025 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. The convertible note is being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

On February 1, 2024, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a convertible note in principal amount of $5,000 in exchange for $5,000. The maturity of the convertible note is February 1, 2025 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. The convertible note is being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

On February 9, 2024, the Company issued a convertible note entered into a securities purchase agreement with an investor with an effective date of December 29, 2023, pursuant to which the Company in principal amount of $473,743 in exchange for the conversion of a payable in the amount of $473,743. The maturity of the convertible note is June 1, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate equal to 100% of the closing price of the Company’s common stock on December 29, 2023, provided such conversion right is subject to approval of the transaction by the Company’s shareholders.

On February 12, 2024, the Company entered into a Forbearance Agreement with its senior secured lender whereby the Company agreed to make $300,000 payment to cure certain defaults under the original Loan Agreement. In addition the Company agreed to increase the default rate of interest in the Loan Agreement, report certain financial and cash metrics on a weekly basis, budgetary updates as well as pay down of balance of 10% of all financing raised over $500,000, in exchange for interest only payments until July 2024 and waiver of all covenants.

As discussed in Note 4 – Stockholder’s Equity, on February 14, 2024, the Company provided termination notification Arena for the Purchase Agreement entered into by the parties on September 12, 2023 with an effective date of February 15, 2024. There were no penalties associated with the termination. The Company expensed the balance of the deferred financing fees it had capitalized associated with the transaction.

On February 26, 2024, The Company executed a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”). Pursuant to the terms and conditions of the Purchase Agreement, the Investors agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of up to $2,375,000. The Purchase Agreement contemplates funding of the investment across two tranches. At the first closing (the “Initial Closing”) an aggregate principal amount of $1,375,000 will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $1,250,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company will also issue the Investors 85,174 shares of Company common stock (the “Commitment Shares”). Subject to satisfying the conditions discussed below, the Company has the right under the Purchase Agreement, but not the obligation, to require that the Investors purchase additional Notes at one additional closing. Upon notice, the Company may require that the Investors purchase an additional aggregate principal amount of $1,100,000 of Notes, in exchange for aggregate gross proceeds of $1,000,000, if, among other items, (i) the Registration Statement (as described below) is effective; and (ii) the Shareholder Approval (as described below) has been obtained. The Notes will mature 12 months from their respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”). The Notes will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $1.848 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment.  A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. If the Company fails to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion. The Company received a waiver for untimely filing of its regulatory reporting requirements from the lender.

On March 29, 2024the Company’s Board of Directors upon the recommendation of the Compensation Committee of the Board, approved the amendment of the Company’s 2023 Stock Plan (the “Plan”), subject to approval by the Company’s stockholders at its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to increase the aggregate number of shares of Company common stock that may be issued pursuant to Awards (as defined in the Plan) by 11,000,000 shares (the “Plan Amendment”).

On March 29, 2024, the Compensation Committee approved a management incentive plan pursuant to which it agreed to issue ten-year options with an immediate vest to purchase shares of Company common stock at an exercise price of $3.10 per share, subject to the approval of the Plan Amendment at the Annual Meeting, to the following officers, among other employees, (i) Robert McDermott, Chief Executive Officer and President – options to purchase 1,817,742 shares of Company common stock; (ii) Archit Shah, Chief Financial Officer – options to purchase 482,259 shares of Company common stock; (iii) David Fidanza, Chief Information Officer – options to purchase 352,420 shares of Company common stock; (iv) Muralidar Chakravarthi, Chief Technology Officer – options to purchase 352,420 shares of Company common stock; (v) Jeffrey Stellinga, Vice President – options to purchase 352,420 shares of Company common stock.

On April 2, 2024 the Company entered into a promissory note in the principal amount of $200,000 with an existing investor. The maturity of the promissory note is June 30, 2024 and carries an interest rate of 12% per annum. The note is subordinate to the Company’s senior lenders.

On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a convertible note in the principal amount of $200,000 in exchange for $200,000. The maturity of the convertible note is April 30, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 30,000 shares of our common stock with an exercise price of $1.50.

On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a promissory note in the principal amount of $260,000 in exchange for $260,000. The maturity of the promissory note is April 30, 2024 and carries an interest rate of 20% per annum. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 39,000 shares of our common stock with an exercise price of $1.50.

F-39

iCoreConnect Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
	2024	2023
ASSETS	(unaudited)
Cash	$212,346	$1,219,358
Accounts receivable, net	798,329	563,905
Prepaid expenses and other current assets	441,200	1,725,062
Total current assets	1,451,875	3,508,325

Property and equipment, net	179,140	202,421
Right of use lease asset - operating	934,160	1,122,412
Software development costs, net	1,536,484	903,412
Acquired technology, net	6,079,918	-
Customer relationships, net	2,178,837	2,980,412
Forward purchase agreement	375,279	5,484,556
Goodwill	1,484,966	1,484,966
Total long-term assets	12,768,784	12,178,179

TOTAL ASSETS	$14,220,659	$15,686,504

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$5,094,793	$3,243,338
Operating lease liability, current portion	345,496	241,945
Notes payable, current portion	6,953,285	4,720,454
Related party notes payable, current portion	561,337	550,975
Deferred revenue	167,816	119,598
Total current liabilities	13,122,727	8,876,310

Long-term debt, net of current maturities	3,138,093	1,420,137
Long-term related party debt, net of current maturities	323,735
Operating lease liability, net of current portion	656,739	945,889
Total long-term liabilities	4,118,567	2,366,026

TOTAL LIABILITIES	17,241,294	11,242,336

STOCKHOLDERS’ EQUITY

Preferred Stock par value $0.0001; 40,000,000 shares authorized; Issued and Outstanding: 4,480,845 as of September 30, 2024 and 3,755,209 as of December 31, 2023	448	376
Common Stock par value $0.0001; 250,000,000 shares authorized; Issued and Outstanding: 11,836,277 as of September 30, 2024 and 10,068,477 as of December 31, 2023	1,184	1,007
Additional paid-in-capital	135,191,201	119,481,543
Accumulated deficit	(138,213,468)	(115,038,758)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(3,020,635)	4,444,168

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,220,659	$15,686,504

The accompanying notes to the condensed consolidated financial statements

F-40

iCoreConnect Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue, net	$2,787,999	$2,004,853	$8,599,262	$5,701,372
Cost of sales	826,990	517,875	1,946,704	1,493,357
Gross profit	1,961,009	1,486,978	6,652,558	4,208,015

Expenses
Selling, general and administrative	3,354,831	3,589,655	17,061,929	9,189,829
Depreciation and amortization	806,509	320,427	2,320,952	900,936
Total operating expenses	4,161,340	3,910,082	19,382,881	10,090,765
Loss from operations	(2,200,331)	(2,423,104)	(12,730,323)	(5,882,750)

Other income (expenses)
Interest expense	(223,060)	(478,437)	(951,173)	(1,007,120)
Finance charges	(632,800)	(370,852)	(2,378,784)	(792,930)
Change in fair value of forward purchase agreement	(2,946,604)	(419,407)	(5,109,277)	(419,407)
Other expense	12,000	-	(439,622)	13,778

Total other expenses	(3,790,464)	(1,268,696)	(8,878,856)	(2,205,679)

Net loss	(5,990,795)	(3,691,800)	(21,609,179)	(8,088,429)

Preferred dividend	(669,532)	(218,516)	(1,565,531)	(218,516)

Net loss attributable to common stockholders	$(6,660,327)	$(3,910,316)	$(23,174,710)	$(8,306,945)

Net loss per share available to common stockholders, basic and diluted	$(0.61)	$(0.54)	$(2.22)	$(1.23)

Weighted average number of shares, basic and diluted	10,899,110	7,260,195	10,425,627	6,744,143

The accompanying notes to the condensed consolidated financial statements

F-41

iCoreConnect Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 (UNAUDITED)

							Total
					Additional		Stockholders’
	Common stock		Preferred Stock		Paid In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances at January 1, 2024	10,068,477	$1,007	3,755,209	$376	$119,481,543	$(115,038,758)	$4,444,168
Origination fee in convertible debt agreement	85,174	8			181,996		182,004
Stock issued for purchase of Verifi Dental Limited			84,000	8	839,992		840,000
Stock issued for purchase of FeatherPay			480,000	48	4,799,952		4,800,000
Stock issued for the purchase of Teamworx			57,500	6	574,994		575,000
Stock compensation expense	86,747	9			507,670		507,679
Net loss	-	-			-	(5,170,970)	(5,170,970)
Balances at March 31, 2024	10,240,398	$1,024	4,376,709	$438	$126,386,147	$(120,209,729)	$6,177,880
Origination fee in convertible debt agreement	17,034	1			298,323		298,324
Stock compensation expense	146,904	15			5,277,841		5,277,856
Net loss	-	-			-	(11,343,413)	(11,343,413)
Balances at June 30, 2024	10,404,336	$1,040	4,376,709	$438	$131,962,312	$(131,553,141)	$410,649
Origination fee in convertible debt agreement	229,375	23			439,017		439,040
Stock issued for conversion of debt	281,921	28			138,222		138,250
Conversion of Preferred Stock to Common Stock	359,725	36	(71,945)	(7)	(29)		-
Stock issued for in kind dividend			176,081	17	1,760,792		1,760,809
Stock issued for purchase of assets of Healthcare Circle of Excellence	32,328	3			29,997		30,000
Stock issued for inducement of STRATA	300,000	30			156,000		156,030
Stock compensation expense	228,592	24			704,890		704,914
Net loss						(6,660,327)	(6,660,327)
Balances at September 30, 2024	11,836,277	$1,184	4,480,845	$448	$135,191,201	$(138,213,468)	$(3,020,635)

The accompanying notes to the condensed consolidated financial statements

F-42

iCoreConnect Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,	September 30,
	2024	2023
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,609,179)	$(8,088,429)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	23,281	13,753
Amortization expense	2,297,671	887,183
Finance fee	2,378,783	792,930
Change in allowance for doubtful accounts	155,249	130,439
Stock compensation expense	6,490,487	1,434,900
Non-cash interest expense	842,699	720,357
Change in fair value of forward purchase agreement	5,109,277	419,407
Gain on sale of assets	-	(13,778)
Changes in operating assets and liabilities:
Accounts receivable	(334,455)	(313,288)
Prepaid expenses and other current assets	1,283,862	(483,073)
Right of use asset, net of lease liability	2,653	28,223
Accounts payable and accrued expenses	2,046,733	2,611,741
Deferred revenue	53,998	97,684
NET CASH USED IN OPERATING ACTIVITIES	(1,258,941)	(1,761,951)

INVESTING ACTIVITIES
Cash portion of consideration paid to acquire assets – Verifi Dental Limited	(370,000)	-
Cash portion of consideration paid to acquire assets - FeatherPay	(500,000)	-
Cash portion of consideration paid to acquire assets – Preferred Dental	-	(1,559,145)
Purchase of forward purchase agreement	-	(7,796,672)
Sale of capital assets	-	28,000
Purchase of capital assets	-	(154,231)
Additions to capitalized software	(1,031,003)	(507,596)
NET CASH USED IN INVESTING ACTIVITIES	(1,901,003)	(9,989,644)

FINANCING ACTIVITES
Net proceeds from debt	3,616,451	3,733,011
Payments on debt	(1,463,519)	(6,486,732)
Stock issued for the conversion of convertible debt	-	5,747,497
Proceeds from issuance of Series A preferred stock	-	18,312,298
Proceeds from issuance of common stock	-	540,000
Effect of merger, net of transaction costs	-	(9,833,243)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,152,932	12,012,831

NET CHANGE IN CASH	(1,007,012)	261,236
CASH AT BEGINNING OF THE PERIOD	1,219,358	196,153
CASH AT END OF THE PERIOD	$212,346	$457,389

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$315,054	$348,941
Series A Stock issued for acquisitions	$62	$-
Common Stock issued for acquisitions	3

The accompanying notes to the condensed consolidated financial statements

F-43

iCoreConnect Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2024

1. NATURE OF OPERATIONS

iCoreConnect Inc. (formerly known as FG Merger Corp) (collectively with its subsidiary, the “Company”), a Delaware Corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

Prior to August 25, 2023, the Company was a special purpose acquisition company formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On August 25, 2023 (the “Closing Date”), the Company consummated the business combination contemplated by the Merger Agreement and Plan of Reorganization by and among FG Merger Corp, a special purpose acquisition company incorporated in Delaware (“FGMC”), FG Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation(“iCore”), dated as of January 5, 2023 (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, a business combination between FGMC and iCore. was affected through the merger of Merger Sub with and into iCore, with iCore. surviving the merger as a wholly owned subsidiary of FGMC. On the Closing Date, FGMC was renamed “iCoreConnect Inc.” and the previous iCoreConect Inc. was renamed “iCore Midco, Inc.” (“Old iCore”).

Business Combinations

On January 1, 2024 the Company completed the acquisitions for substantial all the assets of (a) Ally Commerce, Inc. dba FeatherPay; (b) Verifi Dental, Limited; and (c) Teamworx LLC which are all accounted for as asset acquisitions. On September 1, 2023, the Company completed the acquisitions for substantially all of the assets of Preferred Dental Development, LLC which was accounted for as an asset acquisition.

Going Concern and Liquidity

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the nine months ended September 30, 2024, the Company generated an operating loss of $12,730,323. In addition, at September 30, 2024, the Company has an accumulated deficit, and net working capital deficit of $138,213,468 and $11,670,852 respectively. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations soon. Such financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern for a period of 12 months from the issuance date of these financial statements.

Currently, management intends to develop an improved healthcare communications system and intends to develop alliances with strategic partners to generate revenues that will sustain the Company. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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2. SUMMARY OF SIGNFICANT ACCOUNTING POLICES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Annual Report on Form 10K as filed with the SEC on April 19, 2024 and Form 10-K/A as filed with the SEC on April 29, 2024. The interim results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of the Company’s customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for doubtful accounts may be required. In addition, if the financial condition of customers improves and collections of amounts outstanding commence or are reasonably assured, then the Company may reverse previously established allowances for doubtful accounts. The Company has estimated and recorded an allowance for doubtful accounts of approximately $59,000 at September 30, 2024.

Software Development Costs and Acquired Software

The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

The Company has determined that technological feasibility for its products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. The Company assess goodwill impairment by the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of September 30, 2024 there was no impairment of the Company’s Goodwill.

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Revenue Recognition

We have 7 primary sources of revenue as of September 30, 2024 and 6 primary sources of revenues as of December 31, 2023:

We have 7 primary sources of revenue

1.	Electronic Prescription Software
2.	Insurance Verifications
3.	ICD-10 Medical Coding Software
4.	Encrypted and HIPAA Compliant Secure email
5.	Analytics
6.	MSaaS software
7.	Patient Billing and payment processing

1) Electronic Prescription software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2). Insurance verification services are provided on an annual subscription basis using SaaS model with revenue recognized ratably over the contract term.

3) ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a SaaS model with revenues recognized ratably over the contract term.

4) Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the SaaS model with revenues recognized ratably over the contract term.

5) Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.

6) MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

7) Patient Billing and payment processing services are provided on an annual subscription basis using the software as a SaaS model with revenues recognized ratably over the contract term.

The Company accounts for revenue from contracts with customers in accordance with ASU No. 2017-09, Revenue from Contracts with Customers and a series of related accounting standard updates (collectively referred to as “Topic 606”). This guidance sets forth a five-step revenue recognition model which replaced the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance and to require more detailed disclosures. The five steps of the revenue recognition model are: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, the Company assesses the goods and services promised in the contract with customers and identifies a performance obligation for each. To determine the performance obligation, the Company considers all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. The Company measures revenue as the amount of consideration expected to be received in exchange for transferring goods and services. Revenue is recognized net of any taxes collected from customers that are subsequently remitted to governmental authorities.

The Company’s customers are acquired through its own salesforce and through the referrals from its many state association marketing partners. The Company primarily generates revenue from multiple software as a service (SaaS) offering, which typically include subscriptions to its online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Approximately 94% of the Company’s revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of the Company’s revenue is 100% in North America.

For the nine months ended September, 2024 and 2023, disaggregated revenues were recurring revenues of $8,062,616 and $5,170,844, respectively and non-recurring revenues of $536,646 and $530,528, respectively.

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Management has determined that it has the following performance obligations related to its products and services: multiple SaaS offerings, which typically include subscriptions to our online software solutions. Revenue from Software as a Service, hardware, service repairs, and support & maintenance are all recognized at a point in time when control of the goods is transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract, or services is completed. Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. Substantially all subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

For contracts with customers that contain multiple performance obligations, the Company accounts for the promised performance obligations separately as individual performance obligations if they are distinct. In determining whether performance obligations meet the criteria for being distinct, the Company considers several factors, including the degree of interrelation and interdependence between obligations and whether or not the good or service significantly modifies or transforms another good or service in the contract. After identifying the separate performance obligations, the transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company generally determines the standalone selling prices based on the prices charged to customers. Judgment may be used to determine the standalone selling prices for items that are not sold separately, including taking into consideration either historical pricing practices or an adjusted market assessment. Unsatisfied and partially unsatisfied performance obligations as of the end of the reporting period primarily consist of products and services for which customer purchase orders have been accepted and that are in the process of being delivered.

Transaction price is calculated as the selling price less any variable consideration, consisting of rebates and discounts. Discounts provided to customers are known at contract inception. Rebates are calculated on the “expected value” method where the Company (1) estimates the probability of each rebate amount which could be earned by the distributor, (2) multiplies each estimated amount by its assigned probability factor, and (3) calculates a final sum of each of the probability-weighted amounts calculated in step (2). The sum calculated in step (3) is the rebate amount, which along with discounts reduces the amount of revenue recognized.

The Company has elected to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment cost rather than as an additional promised service. As a result, the Company accrues the costs of shipping and handling when the related revenue is recognized. Costs incurred for shipping and handling are included in the costs of goods sold on the Consolidated Statements of Operations. Amounts billed to a customer for shipping and handling are reported as revenue on the Consolidated Statements of Operations.

Advertising Costs

Advertising costs are reported in selling, general and administrative expenses and include advertising, marketing and promotional programs and are charged as expenses in the year in which they are incurred. Advertising costs were $528,602 and $435,672 for the nine months ended September 30, 2024 and 2023, respectively.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815 “Derivatives and Hedging”, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

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Financial Instruments With Down Round Features

The Company accounts for financial instruments with down-round features whereby the down-round feature is disregarded when assessing whether the instrument is indexed to its own stock, for the purpose of determining liability of equity classification. The down-round feature (price resets) will be accounted for when triggered. For instruments issued with no floor, such instruments may be required to be recorded as a derivative.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.

The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company’s open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, convertible preferred stock and convertible notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.

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Debt Obligations and Warrants

For debt obligations issued with warrants, that are determined to have equity treatment, the fair value of the warrants is recorded as a debt discount to offset the debt, based on the relative allocation of fair value of both the debt and the warrants. If the warrants are treated as a derivative liability, the fair value of the warrants would be recorded as a debt discount with no relative allocation.

For debt obligations with debt default provisions, the Company evaluates those provisions to determine if the potential occurrence of any default, would require the Company to record a derivative liability for substantive changes in expected cashflows, of such debt instruments, resulting from the defaults. The Company has issued and outstanding debt obligations that contain default provisions. The Company performed an assessment of such provisions to determine if they were substantive (based on the default provisions) and if so, a derivative liability would be required to be recorded. The Company performed such assessment as of September 30, 2024 and determined the fair value of the liability was de minimis.

Derivative Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 “Derivatives and Hedging” (“ASC 815”) of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record any bifurcated embedded features at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded in earnings each period as non-operating, non-cash income or expense. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Bifurcated embedded features are recorded upon note issuance at their initial fair values which create additional debt discount to the host instrument.

Leases

The Company adopted ASU No. 2016-02, Leases and a series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”). Topic 842 requires organizations to recognize right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and to disclose key information about leasing arrangements. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. The FASB retained the distinction between finance leases and operating leases, leaving the effect of leases in the statement of comprehensive income and the statement of cash flows largely unchanged from previous U.S. GAAP. The Company utilized the transition method allowed under ASU 2018-11 in which an entity initially applies the new lease standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if any.

The Company determines, at contract inception, whether or not an arrangement contains a lease and evaluates the contract for classification as an operating or finance lease. For all leases, ROU assets and lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. If the Company’s lease does not provide an implicit rate in the contract, the Company uses its incremental, secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. Any renewal periods are considered in the analysis of each lease to the extent that the Company considers them to be reasonably certain of being exercised.

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Business Combinations

The Company applies the principles provided in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) 805, Business Combinations, to determine whether an acquisition involves an asset or a business. In determining whether an acquisition should be accounted for as a business combination or asset acquisition, The Company first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this is the case, the single identifiable asset or the group of similar assets is accounted for as an asset acquisition. If this is not the case, The Company then further evaluate whether the single identifiable asset or group of similar identifiable assets and activities includes, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. If so, the transaction is accounted for as a business combination.

The Company accounts for business combinations using the acquisition method of accounting which requires that (i) identifiable assets acquired (including identifiable intangible assets) and liabilities assumed generally be measured and recognized at estimated fair value as of the acquisition date and (ii) the excess of the purchase price over the net estimated fair value of identifiable assets acquired and liabilities assumed be recognized as goodwill, which is not amortized for accounting purposes but is subject to testing for impairment at least annually.

The Company measures and recognizes asset acquisitions that are not deemed to be business combinations based on the cost to acquire the assets. Goodwill is not recognized in an asset acquisition with any consideration in excess of net assets acquired allocated to acquired assets on a relative estimated fair value basis. Transaction costs are expensed in a business combination and transaction costs directly attributable to an asset acquisition are considered a component of the cost of the asset acquisition.

Allowance for Credit Losses

On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected.

The Company completed its assessment on the adoption date of the new standard and did not adjust the opening balance of retained earnings relating to its trade receivables. The Company writes off receivables once it is determined that they are no longer collectible, as local laws allow.

Recently Issued Accounting Pronouncements

Adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting - Improving Reportable Segment Disclosures (Topic 280).” The standard is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant expenses. The standard requires disclosure to include significant segment expenses that are regularly provided to the CODM, a description of other segment items by reportable segment, and any additional measures of a segment’s profit or loss used by the CODM when deciding how to allocate resources. The standard also requires all annual disclosures currently required by ASC Topic 280 to be included in interim periods. This standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all prior periods presented in the financial statements. The Company completed its assessment of the new standard and determined that the standard did not apply as the Company currently only has one reportable segment.

Not Yet Adopted

In October 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-06, “Disclosure Improvements – Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This standard affects a wide variety of Topics in the Codification. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective. Early adoption is prohibited. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Improvements to Income Tax Disclosures,” a final standard on improvements to income tax disclosures, The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted and should be applied prospectively. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

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3. BUSINESS COMBINATION AND RECAPITALIZATION

On August 25, 2023, Old iCore and FGMC consummated the Business Combination, with Old iCore surviving as a wholly owned subsidiary of FGMC. As part of the Business Combination, FGMC changed its name to iCoreConnect Inc. Upon the closing of the Business Combination (the “Closing”), the Company’s certificate of incorporation provided for, among other things, a total number of authorized shares of capital stock of 140,000,000 shares, of which 40,000,000 shares were designated Series A preferred stock, $0.0001 par value per share and 100,000,000 were designated common stock, $0.0001 par value per share.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FGMC is treated as the “acquired” company and Old iCore is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Old iCore issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC are stated at historical cost, with no goodwill or intangible assets recorded.

Upon the consummation of the Business Combination, each issued and outstanding share of Old iCore Common Stock was canceled and converted into Company Common Stock based upon the Exchange Ratio (as defined in the Merger Agreement). The shares and corresponding capital amounts and loss per share related to Old iCore Common Stock prior to the Business Combination have been retroactively restated to reflect the Exchange Ratio. All non-redeemed shares of FGMC common stock were converted into new iCoreConnect Inc. Series A preferred stock (the “Preferred Stock”) on a one for one basis.

Unvested outstanding stock options to purchase shares of Old iCore Common Stock (“Old iCore Options”) granted under the iCoreConnect Inc 2016 Stock Incentive Plan (“2016 Plan”) converted into stock options for shares of Company Common Stock upon the same terms and conditions that were in effect with respect to such stock options immediately prior to the Business Combination, after giving effect to the Exchange Ratio (the “Exchanged Options”). Old iCore Options that were vested at the time of the merger converted into shares of Company Common Stock upon the same terms and conditions that were in effect with respect to such options immediately prior to the Business Combination, after giving effect to the Exchange Ratio.

Outstanding warrants to purchase shares of Old iCore Common Stock (“Old iCore warrants”) issued and outstanding converted into shares of Company Common Stock upon the same terms and conditions that were in effect with respect to such warrants immediately prior to the Business Combination, after giving effect to the Exchange Ratio.

The following table details the number of shares of Company Common Stock issued immediately following the consummation of the Business Combination:

	Common Stock	Preferred Stock

Common stock of FGMC outstanding prior to business combination	8,050,000	-
Less: Redemptions of FGMC common stock	(6,460,059)	-
Common stock held by former FGMC shareholders	1,589,941	-
FGMC sponsor shares	1,692,374	-
Underwriter shares	40,250	-
Sponsor shares transferred for services	2,000	-
Sponsor shares transferred for non-redemption	373,126	-
Shares issued related to extension note	84,500	-
Total FGMC common shares outstanding prior to conversion to preferred stock	3,782,191	-
Conversion of existing FGMC common stockholders to new preferred stock	(3,782,191)	3,782,191
Shares issued to Old iCore stockholders for purchase consideration	8,095,706	-
Total	8,095,706	3,782,191

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The following table reconciles the elements of the Business Combination to the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit):

Amount
Cash - FGMC trust (net of redemptions)	$17,002,897
Cash transferred to Forward Purchase Agreement	(12,569,810)
Gross proceeds	4,433,087
Less: FGMC and Old iCore transaction costs paid	(4,433,087)
Effect of Business Combination, net of redemptions and transaction costs	$-

All existing FGMC warrants were converted into Preferred Stock warrants with the same terms and conditions:

Holder	Number of Warrants	Strike Price
Underwriter	600,000	$2.00
Sponsor and Investors	10,122,313	$11.50
Sponsor	1,000,000	$15.00

4. INTANGIBLE ASSETS

The following table sets forth the gross carrying amounts and accumulated amortization of the Company’s intangible assets as of September 30, 2024 and December 31, 2023:

	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
Capitalized software	$3,741,511	$-	$(2,838,099)	$903,412
Customer relationships	5,272,578	(105,676)	(2,186,490)	2,980,412
Acquired technology	1,527,186	-	(1,527,186)	-
Total definite-lived intangible assets at December 31, 2023	10,541,275	(105,676)	(6,551,775)	3,883,824

Capitalized software	4,772,514		(3,236,030)	1,536,484
Customer relationships	5,196,903	-	(3,018,066)	2,178,837
Acquired technology	7,148,083	-	(1,068,165)	6,079,918
Total definite-lived intangible assets at September 30, 2024	$17,117,500	-	$(7,322,261)	$9,795,239

In January 2024, the Company purchased Acquired Technology in the amount of $7,148,083. The amortization expense of intangible assets was $2,297,671 and $nil for the nine months ended September 30, 2024 and 2023, respectively. The Company’s amortization is based on no residual value using the straight-line amortization method as it best represents the benefit of the intangible assets.

In July 2024, the Company purchased customer relations ships in exchange for 32,328 shares of common stock with a value of $30,000.

5. FORWARD PURCHASE AGREEMENT

On August 14, 2023, the Company entered into Prepaid Forward Purchase Agreement (the “FPA”) with Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”).

In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC Common Stock and (b) such number of shares of FGMC Common Stock as shall, following the Business Combination, not exceed 9.9% of the total number of shares of FGMC Common Stock to be outstanding (such shares to be purchased, the “Forward Purchase Shares”) from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report (the “Prepaid Forward Purchase Price”).

In accordance with the terms of the Business Combination, upon the consummation of the Business Combination, each Forward Purchase Share automatically converted into one share of Preferred Stock (including the shares of the Company’s Common Stock underlying the Preferred Stock, the “Purchased Shares”).

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Upon the Business Combination closing, 100,000 Purchased Shares were deemed to be “Commitment Shares” and the remaining Purchased Shares were deemed to be “Prepaid Forward Purchase Shares”.

Upon the closing of the Business Combination FGMC caused Purchaser to be paid directly out of the funds held in FGMC’s trust account, a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”). The Redemption Price was $10.69.

Upon the sale of the Prepaid Forward Purchase Shares (or underlying FGMC Common Stock) by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to FGMC. On the earlier to occur of:

•	the occurrence of a “Registration Failure” (as defined in the FPA), and

•

the date that is eighteen months after the closing of the Business Combination (the “Maturity Date”), then, for any Common Stock underlying the Prepaid Forward Purchase Shares not sold by the Purchaser, the Purchaser shall, on the 25th trading day after the Maturity Date (the “Payment Date”), pay the Company an amount equal to (i) the number of Prepaid Forward Purchase Shares that the Purchaser held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of FGMC Common Stock during the twenty trading days beginning on the day after the Maturity Date less $0.15.

Any Prepaid Forward Purchase Shares that are held as Preferred Stock by the Purchaser will not be eligible for the earning or payment of dividends.

Between the Maturity Date and the Payment Date, the Purchaser may not sell more than a number of Prepaid Forward Purchase Shares per day equal to the greater of (i) 5% of the Purchased Shares owned by the Purchaser at the Maturity Date and (ii) 10% of the daily trading volume on such date.

The Purchaser has agreed that until the Maturity Date, the Common Stock underlying the Prepaid Forward Purchase Shares may not be sold for a price less than the Reference Price. The “Reference Price” will initially equal the Redemption Price and will be reduced (but never increased) each month commencing on the first day of the month starting 30 days after the Business Combination closing to the volume weighted average price of the FGMC Common Stock for the preceding 10 trading days, but in no event less than $10.00 per share (the “Floor”) unless in the Company’s sole discretion, the Floor is lowered. Any reduction of the Floor shall be accomplished through a written notice from the Company to Purchaser.

The FPA provides for certain registration rights. In particular, FGMC is required to, within 30 calendar days following written request by Purchaser, file with the SEC a registration statement registering the resale of all shares held by Purchaser and have such registration statement declared effective as soon as practicable after the filing thereof.

In August 2024, the parties entered into an amendment which extend the conversion date to the maturity date. In addition, the parties confirmed their agreement that the Prepaid Forward Purchase Shares would not be eligible for dividends or any downside protection while such shares remained as Preferred Stock.

Given the Company has not been able to have the Preferred Stock trade on any exchange, the Company is valuing the Prepaid Forward Purchase Shares at market value as of September 2024 as these share can likely only extra value if converted into Common Stock.

F-53

6. NOTES PAYABLE

		September 30,	December 31,
		2024	2023
(2)	Note bearing interest at 18% due October 1, 2026	20,577	27,540
(3)	Secured Promissory Note bearing interest at 17.5% due February 28, 2026	1,804,912	1,988,793
(4)	Promissory Note bearing interest at 12%, due October 31, 2023	-	38,609
(5)	Convertible Note bearing interest at 12% due October 31, 2024	390,619	388,380
(6)	Convertible Note bearing interest at 12%, due October 31, 2024	-	569,391
(6)	Convertible Note bearing interest at 12%, due December 18, 2024	-	574,961
(7)	Convertible Note bearing interest at 12%, due December 19, 2024	78,442	80,722
(8)	Convertible Note bearing interest at 12%, due December 19, 2024	78,442	80,509
(5)	Convertible Note bearing interest at 12%, due December 28, 2024	-	114,781
(1)	Convertible Note bearing interest at 12%, due July 31, 2024	-	473,743
(9)	Promissory Note bearing interest at 15%, due December 26, 2024	2,272,757	2,000,000
(10)	Promissory Note bearing interest at 12%, due May 3, 2024	-	-
(11)	Convertible Note bearing interest at 12%, due February 1, 2025		-
(12)	Convertible Note bearing interest at 12%, due February 1, 2025		-
(13)	Convertible Note bearing interest at 16%, due February 26, 2025	341,727	-
(13)	Convertible Note bearing interest at 16%, due February 26, 2025	1,256,868	-
(6)	Promissory Note bearing interest at 16%, due June 30, 2024	-	-
(14)	Convertible Note bearing interest at 16%, due May 8, 2025	370,412	-
(15)	Promissory Note bearing interest at 12%, due February 14, 2025	126,504	-
(16)	Promissory Note bearing interest at 15%, due November 22, 2024	-	-
(1)	Promissory Note bearing interest at 12%, due July 31, 2024	-	-
(13)	Convertible Promissory Note bearing interest at 12%, due July 30, 2025	394,521
(13)	Convertible Promissory Note bearing interest at 12%, due July 30, 2025	821,561
(6)	Convertible Promissory Note bearing interest at 12%, due August 1, 2027	266,272
(6)	Convertible Promissory Note bearing interest at 12%, due August 1, 2027	1,368,784
(1)	Convertible Promissory Note bearing interest at 12%, due August 1, 2025	609,151
(1)	Convertible Promissory Note bearing interest at 12%, due August 1, 2025	529,906
(16)	Convertible Promissory Note bearing interest at 12%, due August 1, 2027	988,150
(5)	Convertible Promissory Note bearing interest at 12%, due August 1, 2027	149,787
(11)	Convertible Promissory Note bearing interest at 12%, due August 1, 2027	67,005
(12)	Convertible Promissory Note bearing interest at 12%, due August 1, 2027	6,700
(15)	Promissory Note bearing interest at 12%, due July 15, 2025	127,287
(17)	Convertible Promissory Note bearing interest at 12%, due September 30, 2025	134,567

	Total notes payable	12,204,951	6,337,429
	Less: Unamortized debt discounts	(312,795)	-
	Less: unamortized financing costs	(1,800,778)	(196,837)
	Total notes payable, net of financing costs	10,091,378	6,140,592
	Less current maturities	(6,953,285)	(4,720,455)
	Total Long-Term Debt	$3,138,093	$1,420,137

F-54

1.

On February 9, 2024, the Company issued a convertible note entered into a securities purchase agreement with an investor with an effective date of December 29, 2023, pursuant to which the Company in principal amount of $473,743 in exchange for the conversion of a payable in the amount of $473,743. The maturity of the convertible note is June 1, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate equal to 100% of the closing price of the Company’s common stock on December 29, 2023. At maturity this note was reissued under the existing terms with a maturity date of July 31, 2024 in addition the Company will issue 74,685 restricted common stock at maturity. The value of the Common Stock was deemed to be $37,338 and is being expensed equally over the new term. On maturity this note was extended under the same terms to July 31, 2024. On August 13, 2024, with an effective date of August 1, 2024 the Company entered into securities purchase agreement with the note holders whose debt had matured as of July 31, 2024 totaling $507,060 inclusive of all unamortized OID, accrued interest and outstanding principal. The parties entered into a new convertible promissory note with a maturity date of August 1, 2025. The note is convertible at $0.53 with a mandatory conversion if the Company’s stock price is at $0.69 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The note carries an interest rate of 12% per annum with all interest and principal due at maturity. The note is subordinated to the Company’s senior lenders.

On June 1, 2024, the Company issued a convertible note entered into a securities purchase agreement with another related investor, pursuant to which the Company in principal amount of $397,622 in exchange for the conversion of a payable in the amount of $397,622. The maturity of convertible note is July 31, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate equal to 100% of the closing price of the Company’s common stock on June 1, 2024. On August 13, 2024, with an effective date of August 1, 2024 the Company entered into securities purchase agreement with the note holders whose debt had matured as of July 31, 2024 totaling $405,636 inclusive of all unamortized OID, accrued interest and outstanding principal. The parties entered into a new convertible promissory note with a maturity date of August 1, 2025. The note is convertible at $0.53 with a mandatory conversion if the Company’s stock price is at $0.69 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The note carries an interest rate of 12% per annum with all interest and principal due at maturity. The note is subordinated to the Company’s senior lenders.

2.

In November 2021, the Company signed a $40,071 equipment finance agreement with a maturity date 60 months after issuance from a third-party financing company. Payments of principal and interest of $791 are due monthly.

3.

On February 28, 2022, the Company signed a $2,000,000 secured promissory note with a maturity date 48 months after issuance and received in exchange $1,970,000 net of fees. An Interest charge of 17.5% per annum shall accrue, with interest only payments being made for the first six months after which both interest and principal will be due. The Company has right of prepayment subject to certain minimum interest payments being made. The Prepayment Fee shall be (i) equal to 6 months’ interest that would have accrued with regard to the prepaid principal, if prepaid prior to the 2nd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable, and (ii) equal to 3 months’ interest that would have accrued with regard to the prepaid principal, if prepaid on or after the 2nd anniversary and prior to the 3rd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable. Additionally, the Company has the following covenant requirements; maintaining a minimum cash balance of $150,000 in its combined bank accounts as well as entering into a Deposit Account Control Agreement; monthly financial reporting requirements and certifications; obtaining other indebtedness without consent; merge, consolidate or transfer assets; pledge assets as collateral; or guarantee without consent of the Lender. On February 12, 2024, the Company entered into a Forbearance Agreement with an effective date of December 31, 2024 whereby the Company agreed to make $300,000 payment to cure certain defaults under the original Loan Agreement. In addition, the Company agreed to increase the default rate of interest in the Loan Agreement, report certain financial and cash metrics on a weekly basis, budgetary updates as well as pay down of balance of 10% of all financing raised over $500,000, in exchange for interest only payments until July 2024 and waiver of all covenants. The Company has obtained an additional waiver until December 31, 2024.

F-55

4.

In September 2023 the Company entered into a sixty-day Promissory Note (“Note”) in the amount of $1,200,000 related to its purchase of the assets of Preferred Dental Development LLC. The Note carries an interest of 12% per annum and is subordinated to the Company’s senior lenders. The principal balance of the note was fully repaid in December 31, 2023 with only the interest portion of $38,609 outstanding as of December 31, 2023. The note was fully repaid in January 2024. The promissory note was subordinated to the Company’s senior lenders.

5.

In October 2023, the Company entered into a promissory note for $350,000. The maturity of the Promissory Note is May 13, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.85 per share. In conjunction with the Promissory Note, the Company also issued a five-year warrant to purchase 24,500 shares of Company common stock with an exercise price of $2.04. The value of the warrants of 13,498 as determined by a Black-Scholes calculation is separated from the value of the note and expensed equally over the term of the note as a financing fee. At maturity this note was extended under existing terms till July 31, 2024 in addition the Company will issue 51,539 restricted common stock at maturity. The value of the Common Stock was deemed to be $21,640 and is being expensed equally over the new term. On August 13, 2024, with an effective date of August 1, 2024, the Company entered into an extension of the term of the note to October 31, 2024 under the same terms and conditions. The promissory note is subordinated to the Company’s senior lenders.

On December 28, 2023, the Company entered into a securities purchase agreement with the existing investor, pursuant to which the Company issued the investor a convertible note in principal amount of $100,000. The maturity of the convertible note is December 28, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.31 or $1.57 for the share price of conversion. In December 2023, the Company entered into an amendment with holder of an Amendment to Convertible Promissory Notes issued in October 2023 whereby the holder of the Note agreed that the Note would not be convertible into shares of Company Common Stock unless and until the Company’s shareholders approve such conversion per NASDAQ Listing Rule 5635(d). The Company and the Note holder also entered into amendments to the warrants to purchase common stock issued in connection with the issuance of the Note, pursuant to which the holder of the Warrants agreed that the Warrants would not become exercisable unless and until the Company’s shareholders approve the exercise of the Warrants pursuant to NASDAQ Listing Rule 5635(d), such approval was obtained on May 31, 2024. On August 13, 2024, with an effective date of August 1, 2024 the Company entered into an exchange agreement and new convertible promissory note with the holder totaling $118,425 inclusive of any and all unamortized OID, accrued interest and outstanding principal. Pursuant to the exchange agreements the Company issued a new note that extended the term of the original debt to August 1, 2027 and provide for a new conversion price of $0.80 with a mandatory conversion if the Company’s stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The new note carries an interest rate of 12% per annum with all interest and principal due at maturity. The promissory note is subordinated to the Company’s senior lenders.

6.

In October 2023, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a Convertible Promissory Note in principal amount of $500,000. The maturity of the Convertible Promissory Note is October 31, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.58 or $1.90.

In December 2023, the Company entered into a securities purchase agreement with the existing investor, pursuant to which the Company issued the investor a convertible note in principal amount of $500,000. The maturity of the convertible note is December 18, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $2.31 or $2.77 for the share price of conversion.

On August 13, 2024, with an effective date of August 1, 2024 the Company entered into exchange agreements and convertible promissory notes with the note holder whose debt matured after July 31, 2024 totaling $1,082,192 inclusive of all unamortized OID, accrued interest and outstanding principal. Pursuant to the exchange agreements the Company issued a new note that extended the term of the original debt to August 1, 2027 and provide for a new conversion price of $0.80 with a mandatory conversion if the Company’s stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The new note carries an interest rate of 12% per annum with all interest and principal due at maturity. The promissory notes are subordinate to the Company’s senior lenders.

On April 2, 2024 the Company entered into a promissory note in the principal amount of $200,000 with the existing investor. The maturity of the promissory note is June 30, 2024 and carries an interest rate of 16% per annum with interest and principal due at maturity. On August 13, 2024, with an effective date of August 1, 2024 the Company entered into an exchange agreement and new convertible promissory note with the holder totaling $210,521 inclusive of any and all unamortized OID, accrued interest and outstanding principal. Pursuant to the exchange agreements the Company issued a new note that extended the term of the original debt to August 1, 2027 and provide for a new conversion price of $0.80 with a mandatory conversion if the Company’s stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The new note carries an interest rate of 12% per annum with all interest and principal due at maturity. The promissory notes are subordinate to the Company’s senior lenders.

7.

In December 2023, the Company entered into a securities purchase agreement pursuant to which the Company issued a convertible note in principal amount of $70,000. The maturity of the convertible note is December 19, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.69 or $2.03 for the share price of conversion. The promissory note is subordinated to the Company’s senior lender.

F-56

8.

In December 2023, the Company entered into a securities purchase agreement pursuant to which the Company issued a convertible note in principal amount of $70,000. The maturity of the convertible note is December 19, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance which was $1.69 or $2.03 for the share price of conversion. The promissory note is subordinated to the Company’s senior lender.

9.

In December 2023, the Company issued a subordinated note to a service provider in principal amount of $2,000,000 in exchange for conversion of an account payable in the amount of $2,000,000. The maturity of the subordinated note is December 26, 2024 and carries an interest rate of 15% per annum and is to be paid in interest only installments for three months followed with a ballon payment in month four and then a combination of principal and interest payments for the remaining term. The note is secured by the assets of the Company and is junior to the security interest of the Company’s senior lender. As part of the note payable the Company agreed to purchase investor relation consulting services totaling $200,000 payable in quarterly installments beginning in January 2024. The Company was not incompliance with certain provisions of the loan as of September 30, 2024 and has obtained a waiver for any defaults.

10.

On January 1, 2024 the Company entered into a promissory note with Teamworx for $125,000 due January 31, 2024 with no interest. On February 1, 2024, the note was extended to February 29, 2024 with 12% with principal and interest due at maturity. On March 1, 204 the note was extended again to April 30, 2024 with principal and interest due at maturity. This note was further extended to May 6, 2024 under the same terms and was fully repaid in May 2023.

11.

On February 1, 2024, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a convertible note in principal amount of $50,000 in exchange for $50,000. The maturity of the convertible note is February 1, 2025 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. The convertible note is being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws. . On August 13, 2024, with an effective date of August 1, 2024 the Company entered into an exchange agreement and new convertible promissory note with the holder totaling $52,975 inclusive of any and all unamortized OID, accrued interest and outstanding principal. Pursuant to the exchange agreements the Company issued a new note that extended the term of the original debt to August 1, 2027 and provide for a new conversion price of $0.80 with a mandatory conversion if the Company’s stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The new note carries an interest rate of 12% per annum with all interest and principal due at maturity. The promissory note is subordinated to the Company’s senior lender.

12.

On February 1, 2024, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a convertible note in principal amount of $5,000 in exchange for $5,000. The maturity of the convertible note is February 1, 2025 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. The convertible note is being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws. . On August 13, 2024, with an effective date of August 1, 2024 the Company entered into an exchange agreement and new convertible promissory note with the holder totaling $5,298 inclusive of any and all unamortized OID, accrued interest and outstanding principal. Pursuant to the exchange agreements the Company issued a new note that extended the term of the original debt to August 1, 2027 and provide for a new conversion price of $0.80 with a mandatory conversion if the Company’s stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The new note carries an interest rate of 12% per annum with all interest and principal due at maturity. The promissory note is subordinated to the Company’s senior lender.

F-57

13.

On February 26, 2024, The Company executed a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”). Pursuant to the terms and conditions of the Purchase Agreement, the Investors agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of up to $2,375,000. The Purchase Agreement contemplates funding of the investment across two tranches. At the first closing (the “Initial Closing”) an aggregate principal amount of $1,375,000 will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $1,250,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company will also issue the Investors 85,174 shares of Company common stock (the “Commitment Shares”). Subject to satisfying the conditions discussed below, the Company has the right under the Purchase Agreement, but not the obligation, to require that the Investors purchase additional Notes at one additional closing. Upon notice, the Company may require that the Investors purchase an additional aggregate principal amount of $1,100,000 of Notes, in exchange for aggregate gross proceeds of $1,000,000, if, among other items, (i) the Registration Statement (as described below) is effective; and (ii) the Shareholder Approval (as described below) has been obtained. The Notes will mature 12 months from their respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”). The Notes will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $1.848 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. If the Company fails to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion. On April 26, 2024, the Company and the Investors entered into an amendment to the Purchase Agreements (the “Amendment”) and related transaction documents, pursuant to which the terms of the Financing were amended. The amended terms include, but are not limited to, an increase in the total amount of the Notes issuable under the Financing to an aggregate principal amount of up to $8,250,000. Pursuant to the Amendment, the Company has the right to provide the Note holders a notice that permits the holders to voluntarily convert the Notes at any time at the Market Price (defined below) on the date of conversion (such notice “Voluntary Conversion Notice”).

F-58

On July 31, 2024, a second closing occurred (the “Second Closing”), pursuant to which an aggregate principal amount of $384,406 of Notes (the “July Notes”) was issued in exchange for aggregate gross proceeds of $349,460, representing an original issue discount of 10%. On such date (the “Second Closing Date”), the Company also issued the Investors 50,734 shares of Company common stock (the “Second Commitment Shares”). The Notes will mature 12 months from their respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”). The Notes will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “— Events of Default” below). Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $0.77 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Notwithstanding the foregoing, on July 31, 2024, the Company provided the holders of all of the Notes a Voluntary Conversion Notice and accordingly, the Notes may be converted by the holders at any time at the Market Price (defined below). With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. If the Company fails to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion (the “Market Price”). The Notes contain standard and customary events of defaults (each, an “Event of Default”), including but not limited: (i) failure to pay to the holder any amounts when due; iii) the failure to timely file or make effective the Registration Statement (as described below) pursuant to the Registration Rights Agreement, (iii) the failure to obtain Shareholder Approval (as described below), and (iv) bankruptcy or insolvency of the Company. The Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the obligations under the Notes and the other transaction documents in the Financing. In addition, if such event occurs then the holder of the Note shall have the right to (i) be repaid the full amount owed under the Note and (ii) receive upon conversion of all or any portion of the Note such stock, securities or assets which the holder would have been entitled to receive in such transaction had the Note been converted immediately prior to such transaction (without regard to any limitations on conversion set forth herein).

On July 31, 2024, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), which grants the Investors certain customary registration rights in connection with the Financing with respect to the shares of common stock underlying the July Notes. In accordance with the terms and conditions of the Registration Rights Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-1 (the “Registration Statement”) registering the resale of the common stock underlying all of the Notes within 90 days and to have such registration statement effective by within 120 days after the execution of the Registration Rights Agreement. In compliance with Nasdaq Listing Rule 5635(d), the Company shall not issue any shares of common stock underlying the July Notes if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon conversion of the July Notes without breaching the Company’s obligations under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Purchase Agreement, the Company agreed to hold a special stockholder seeking stockholder approval of the issuance of all of the common stock underlying the July Notes in compliance with the rules and regulations of the Nasdaq Stock Market. The Company obtained shareholder approval for such transaction on September 16, 2024.

F-59

On July 31, 2024, the Company and the Investors entered into a waiver agreement pursuant to which the Investors agreed to waive certain events of default under the Notes related to the Company’s failure to file its Form 10-K on a timely basis and delays in registering the resale of the common stock underlying the Notes issued in February 2024. In consideration for the waiver, the Company issued the investors warrants to purchase an aggregate of 1,680,555 shares (the “Warrants”). In compliance with Nasdaq Listing Rule 5635(d), the Company is not able to issue any shares of common stock upon exercise of the Warrants if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may without breaching the Company’s obligations under the rules or regulations of the Nasdaq Stock Market. The Company obtained shareholder approval for such transaction on September 16, 2024.

Each Warrant has an initial exercise price per share equal to $0.90. The Warrants are immediately exercisable and will expire on the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Subject to certain exemptions outlined in the Warrant, for the life of the Warrant, if the Company sells or issues any common stock or convertible security, at an effective price per share less than the exercise price of the Warrant then in effect (a “Dilutive Issuance”), the exercise price of the Warrant will be reduced to the price per share in the Dilutive Issuance and the number of shares issuable upon exercise of the Warrant shall be proportionally adjusted so that the aggregate exercise price of the Warrant shall remain unchanged; provided that the exercise price of the Warrants may not be lowered below $0.135 per share. A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. If at the time a holder exercises its Warrants, a registration statement registering the resale of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants. The registration statement for the resale of the common stock underlying the warrants went effective on October 23, 2024.

The promissory notes are subordinated to the Company’s senior lenders.

14.

On May 8, 2024, The Company executed a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”). Pursuant to the terms and conditions of the Purchase Agreement, the Investor agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of $304,700. At closing an aggregate principal amount of $304,700 will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $277,000, representing an original issue discount of 10%. On such date, the Company will also issue the Investors 17,034 shares of Company common stock (the “Commitment Shares”). The Note will mature 12 months from its respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”). The Note will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. Each holder of Note may convert all, or any part, of the outstanding Note, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $1,416 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. If the Company fails to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion. The Company received a waiver for untimely filing of its regulatory reporting requirements from the lender. The promissory note is subordinated to the Company’s senior lenders.

F-60

15.

On May 14, 2024, The Company executed a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”). Pursuant to the terms and conditions of the Purchase Agreement, the Investors agreed to purchase from the Company unsecured convertible note in the aggregate principal amount of $178,250. The Note will mature 11 months from the respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the one-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/10th of the principal amount of the Note per month (the “Amortization Payments”). The Note will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes were issued with an original issue discount of 10.0% per annum, and will accrue 12% interest during the term; provided that the interest rate of the Notes will automatically increase to 22% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. The Note may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $50 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions in the event of default only. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The promissory note is subordinated to the Company’s senior lenders.

On September 4, 2024 the Company issued a second securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”). Pursuant to the terms and conditions of the Purchase Agreement, the Investors agreed to purchase from the Company unsecured convertible note in the aggregate principal amount of $127,200. The Note will mature 12 months from the respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the sixth-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”). The Note will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes were issued with an original issue discount of 10.0% per annum, and will accrue 12% interest during the term; provided that the interest rate of the Notes will automatically increase to 22% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. The Note may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $0.50 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions in the event of default only. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The promissory note is subordinated to the Company’s senior lenders.

16.

On May 22, 2024, iCoreConnect, Inc. (the “Company”) issued an unsecured note in the aggregate principal amount of $500,000 (the “Note”) to a single lender. The Note matures on November 15, 2025 (the “Maturity Date”), unless earlier repaid. On the Maturity Date, all principal and interest will be due along with an origination amount of $65,000. Commencing November 15, 2024, interest will accrue on the outstanding principal and the origination amount at the rate of 15% per annum; provided that the interest rate will automatically increase by 1.5% per month, compounded monthly upon the occurrence of an event of default. If the Company completes a transaction or series of related transactions pursuant to which a material portion of the Company’s outstanding debt is paid, refinanced, recapitalized, compromised, or otherwise satisfied, then all amounts under the Note will become immediately due and payable. If the Company does not repay the Note, including the origination amount, prior to November 15, 2024, the Company shall be required to issue the lender 225,000 shares of Company common stock (the “Rollover Shares”). The Note contains standard and customary events of defaults, including but not limited: (i) failure to pay to the holder any amounts when due; (ii) the failure to pay when due any other debts of the Company, and (iii) bankruptcy or insolvency of the Company. The promissory note is subordinated to the Company’s senior lenders.

On August 13, 2024, with an effective date of August 1, 2024 the Company entered into an exchange agreement and new convertible promissory note with the holder totaling $781,253 inclusive of any and all unamortized OID, accrued interest and outstanding principal. Pursuant to the exchange agreements the Company issued a new note that extended the term of the original debt to August 1, 2027 and provide for a new conversion price of $0.80 with a mandatory conversion if the Company’s stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The new note carries an interest rate of 12% per annum with all interest and principal due at maturity.

17.

On September 13, 2024 the Company executed a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”). Pursuant to the terms and conditions of the Purchase Agreement, the Investor agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of $220,000. At closing an aggregate principal amount of $110,000 will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $100,000, representing an original issue discount of 10%. The Note will mature 12 months from its respective issuance date (the “Maturity Date”), unless earlier converted with all principal and interest due at maturity. The holder of Note may convert all, or any part, of the outstanding Note, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $0.53 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The promissory note is subordinated to the Company’s senior lenders.

F-61

7. RELATED PARTY TRANSACTIONS

		September 30,	December 31,
		2023	2023
(2)	Related Party Promissory Note bearing interest at 18%, due December 31, 2023	$-	$249,855
(1)	Related Party Promissory Note bearing interest at 12%, due December 31, 2023	-	225,797
(1)	Related Party Convertible Promissory Note bearing interest at 12%, due July 31, 2024	-	96,753
(2)	Related Party Promissory Note bearing interest at 20%, due September 30, 2024	283,166	-
(1)	Related Party Convertible Promissory Note bearing interest at 12%, due August 31, 2024	278,171	-
(1)	Related Party Convertible Promissory Note bearing interest at 12%, due August 1, 2027	130,877	-
(1)	Related Party Convertible Promissory Note bearing interest at 12%, due August 1, 2027	270,671	-
	Total notes payable	962,885	572,405
	Less: Unamortized debt discounts	-	-
	Less: unamortized financing costs	(77,813)	(21,431)
	Total notes payable, net of financing costs	885,072	550,974
	Less current maturities	(561,337)	(550,974)
	Total Long-Term Debt	$323,735	$-

1.

In October 2023 the Company entered into two separate new notes with a related party; (a) $200,000 Promissory Note with 12% interest per annum which shall be paid on the maturity date which is December 31, 2023. In conjunction with the issuance of the Promissory Note, the Company also issued the investor a five-year warrant (the “Warrant”) to purchase 14,000 shares of Company common stock with an exercise price of $2.16 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance; (b) the Company issued the investor a convertible promissory note in principal amount of $94,685.91 The maturity of the Convertible Promissory Note is May 26, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.80 per share, which was the closing price of the Company’s common stock on the date of issuance. In conjunction with the Convertible Promissory Note, the Company also issued the investor 6,629 shares of Company common stock and a five-year warrant to purchase 6,629 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance. In December 2023, the Company entered into an amendment with holder of an Amendment to Convertible Promissory Notes issued in October 2023 whereby the holder of the Note agreed that the Note would not be convertible into shares of Company Common Stock unless and until the Company’s shareholders approve such conversion per NASDAQ Listing Rule 5635(d) which was obtained on May 31, 2024. The Company and the Note holder also entered into amendments to the warrants to purchase common stock issued in connection with the issuance of the Note, pursuant to which the holder of the Warrants agreed that the Warrants would not become exercisable unless and until the Company’s shareholders approve the exercise of the Warrants pursuant to NASDAQ Listing Rule 5635(d) which was obtained on May 31, 2024. On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a convertible note in the principal amount of $200,000 in exchange for $200,000. The maturity of the convertible note is April 30, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 30,000 shares of our common stock with an exercise price of $1.50. At maturity these notes were reissued under the same terms for a maturity date of July 31, 2024. Accrued and unpaid interest as of June, 2024 was $19,780 and unamortized financing costs were $6,026. The promissory notes are subordinated to the Company’s senior lenders.

F-62

2.

In June 2023 the Company entered into a promissory note with an entity controlled by its Chief Executive Officer, a related party. The Note is for $250,000 with $50,000 paid to the Holder on issuance for net proceeds of $200,000 and matures on December 31, 2023. The Note carries an interest of 15% per annum as interest is payable monthly in arrears with principal due at maturity. There is no penalty for early payoff. If an event of default occurs, the Note along with any outstanding and accrued interest is convertible into the Company’s Common Stock at $7.45 at the sole discretion of the issuer. On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a promissory note in the principal amount of $260,000 in exchange for $260,000. The maturity of the promissory note is April 30, 2024 and carries an interest rate of 20% per annum. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 39,000 shares of our common stock with an exercise price of $1.50. The promissory note is subordinated to the Company’s senior lender. Accrued and unpaid interest as of June 30, 2024 was $19,461 and unamortized financing costs were $ $7,715. On maturity this note was extended on the same terms until May 1, 2024. On May 13, 2024, the Company entered into a Note Amendment with an extension of a Convertible Promissory Note in the original amount of $350,000 with an original maturity date of May 13, 2024 to be extended to July 31, 2024. In consideration for the extension the Company will issue the holder 51,539 restricted shares of common stock at maturity. The shares are subject to the Company’s ability to issue such shares in compliance with Nasdaq Listing Rule 5635(d) which will require the approval by the Company’s shareholders of certain proposals to be considered at the Company’s 2024 Annual Meeting to be held on May 31, 2024. To the extent the Company is unable to issue the shares in compliance with Nasdaq Listing Rule 5635(d), the Company’s obligation to issue the shares shall be tolled until such time as the Company is able to issue such shares. At maturity this note was reissued under the same terms to July 31, 2024. At maturity this note was reissued under the same terms to September 30, 2024. The convertible promissory note is subordinated to the Company’s senior lenders.

8. COMMON AND PREFERRED STOCK

Common Stock

On May 28, 2024 the Company’s shareholders approved the increase in the authorized number of common shares from 100,000,000 up to 250,000,000 shares of Company Common Stock, par value $0.0001 per shares.

During the nine months ended September 30, 2024 the Company issued 281,921 shares of common stock on the issuance of convertible debt, 359,725 shares of common stock on the conversion of Series A Preferred Stock and 462,243 shares of common stock related to stock based compensation.

F-63

Preferred Stock

The Company is authorized to issue up to 40,000,000 shares of Company Series A Preferred Stock, par value $0.0001 per shares. The Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations including but not limited to:

•

The conversion price (“Conversion Price”) for the Preferred Stock is initially $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after August 25, 2023; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.

•	The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Company.

•

From and after the date of the issuance of any shares of Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•

Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Preferred Stock as of such date.

•

From the Closing of the Business Combination until the second anniversary of the date of the original issuance of the Preferred Stock, the Company may, at its option, pay all or part of the accruing dividends on the Preferred Stock by issuing and delivering additional shares of Preferred Stock to the holders thereof.

•

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company, unless the holders of the iCoreConnect Preferred Stock then outstanding shall first receive dividends due and owing on each outstanding share of iCoreConnect Preferred Stock.

•

In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of Preferred Stock been converted into the Company’s Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of the Company’s Common Stock.

•

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of the Company’s Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

•

After 24 months from the Closing of the Business Combination, in the event the closing share price of the Company’s Common Stock shall exceed 140% of the Conversion Price (as defined in the Merger Agreement) then in effect, then (i) each outstanding share of Preferred Stock shall automatically be converted into such number of shares of the Company’s Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by the Company, subject to adjustment. At the time of such conversion, the Company shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of the Company, (i) issuing additional Preferred Stock or (ii) paying cash.

•

Immediately prior to any such optional conversion the Company shall pay all dividends on the Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of the Company: (i) issuing additional Preferred Stock or (ii) paying cash.

F-64

During the nine months ended September 30, 2024 the Company issued 621,500 Series A Preferred stock in conjunction with asset acquisitions of FeatherPay, Verifi Dental Limited and Teamworx LLC and 176,081 Series A Preferred stock as in-kind dividend. Preferred Stockholders converted 71,945 shares of Preferred Stock for 359,725 shares of common stock.

On August 25, 2024 the Company issued the mandatory dividend on its Preferred Stock in-kind, issuing 176,081 Series A Preferred Stock to eligible holders of record.

Common Stock Options

Certain employees and executives have been granted options or warrants that are compensatory in nature. A summary of option activity for the nine months ended September 30, 2024 are presented below:

Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2024	776,328	$3.75	8.0	$-
Granted	5,247,474	2.60	9.5	-
Exercised	-	-	-	-
Forfeited	(2,846)	-	7.0	-
Balance Outstanding – September 30, 2024	6,020,956	$2.75	9.2	$-

Exercisable – September 30, 2024	4,715,741	$3.16	9.2	$-

Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2024	395,072	$3.76	8.0
Granted	5,247,474	2.60	9.5
Vested	(4,351,471)	3.16	9.2
Forfeited	(2,846)	-	-
Nonvested – September 30, 2024	1,288,229	$1.66	9.2

F-65

Restricted Common Stock Compensation

The Board approved on January 3, 2023 134,049 shares of common stock related to the Chief Executive Officer for bonus related to 2022 service with a fair value of $356,000.

On March 13, 2023 the Company’s Board of Directors approved the grant of 5,027 shares of common stock to certain board members for services related to 2018 service.

In April 2023, the Company’s Board of Directors approved compensation for its Board Members and Committee Members for the year ended December 31, 2023. On an annual basis equivalent, Board Members are compensated $60,000, with additional compensation of $5,000 for being a Committee Member, an additional $5,000 for being a Chair of a Committee and $20,000 for being the Board Chair. Compensation is to be paid quarterly in arrears at the closing stock price of the last trading day of the quarter. The Company has recorded an expense of $279,889 and $289,167 for the nine months ended September 30, 2024 and 2023, respectively.

Common Stock Warrants

The Company typically issues warrants to individual investors and institutions to purchase shares of the Company’s Common Stock in connection with public and private placement fundraising activities. Warrants may also be issued to individuals or companies in exchange for services provided for the Company. The warrants are typically exercisable six months after the issue date, expire in five years, and contain a cash exercise provision and registration rights.

In May 2023, the Company entered into amendments with certain warrant holders whose warrants contained down round provisions and modified these warrants to remove such provisions from inception. As such the number and exercise of these warrants are set back to their original values as originally intended by the parties.

During the nine months ending September 30, 2023, the Company issued 1,749,555 Common Stock Warrants.

During the nine months ending September 30, 2024, the Company issued 2,930,838 Common Stock Warrants.

F-66

As part of the Merger, all outstanding warrants were converted on a cashless basis into shares of common stock. As of September 30, 2024, the number of shares issuable upon exercise of the Common Stock Warrants were 2,975,967 shares. This includes warrant to purchase 1,680,555 shares of common stock that were issued in July 2024 with anti-dilution protection, which warrants were repriced to $0.54 which caused an additional 1,173,218 shares of common stock to be issuable pursuant to the warrants.

Common Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	45,129	$2.09	4.81	$-
Granted	2,930,838	0.56	4.82	-
Exercised	-	-	-	-
Cancelled	-	-	-	-
Outstanding – September 30, 2024	2,975,967	$0.58	4.81	$-

Preferred Stock Warrants

$2.00 Preferred Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	425,800	$2.00	9.7	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding – September 30, 2024	425,800	$2.00	8.9	$-

$11.50 Preferred Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	10,122,313	$11.50	9.7	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding – September 30, 2024	10,122,313	$11.50	8.9	$-

F-67

$15.00 Preferred Stock Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	1,000,000	$15.00	9.7	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding – September 30, 2024	1,000,000	$15.00	8.9	$-

Equity Line of Credit

On September 12, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #8 – SPC #8 (“Arena”), pursuant to which Arena has committed to purchase up to $40 million (the “Commitment Amount”) of our common stock, at our direction from time to time, subject to the satisfaction of the conditions in the Purchase Agreement.

As consideration for Arena’s irrevocable commitment to purchase Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company agreed to issue a total of 291,259 shares of Common Stock equaling $600,000 (the “Commitment Fee Shares”) based on a price per share equal to the simple average daily VWAP of the Common Stock during the ten trading days immediately preceding the date on which the SEC declares the Registration Statement effective.

This line was cancelled in February 2024 and the Company expensed deferred costs of $1,008,376 related to this transaction which were recorded as financing costs.

On August 16, 2024, the Company executed a Strata Purchase Agreement with Clearthink Capital Partners, LLC (“Clearthink”) (the “Strata Agreement”). Pursuant to the Strata Agreement, Clearthink has committed to purchase up to $5.0 million (the “Commitment Amount”) of Company common stock, at the Company’s direction from time to time, subject to the satisfaction of the conditions in the Strata Agreement.

Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the approximately 24-month period commencing on the date that a registration statement (the “Registration Statement”) covering the resale by Clearthink of the shares of common stock purchased from the Company (which the Company has agreed to file) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and remains effective, and the other conditions set forth in the Strata Agreement are satisfied.

On August 16, 2024, the Company executed a Registration Rights Agreement with Clearthink (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement within 30 days registering the shares of Company common stock issuable pursuant to the Strata Agreement.

Clearthink has no right to require the Company to sell any shares of common stock to Clearthink, but Clearthink is obligated to make purchases at the Company’s direction subject to certain conditions. There is no upper limit on the price per share that Clearthink could be obligated to pay for the common stock under the Strata Agreement.

 Actual sales of shares of common stock to Clearthink from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for its operations. The net proceeds that the Company may receive under the Strata Agreement cannot be determined at this time, since it will depend on the frequency and prices at which the Company sell shares of its common stock to Clearthink, the Company’s ability to meet the conditions of the Strata Agreement and the other limitations, terms and conditions of the Strata Agreement. The Company expects that any proceeds received by the Company from such sales to Clearthink will be used for working capital and general corporate purposes.

F-68

Under the applicable rules of Nasdaq and the Strata Agreement, the Company will not sell or issue to Clearthink shares of its common stock, other than the Commitment Fee Shares (defined below), in excess of 19.99% of the Company’s shares of common stock outstanding as of the date of the Strata Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap.

The Strata Agreement also prohibits the Company from directing Clearthink to purchase any shares of common stock if those shares, when aggregated with all other shares of the Company’s common stock then beneficially owned by Clearthink and its affiliates as a result of purchases under the Strata Agreement, would result in Clearthink and its affiliates having beneficial ownership of more than the 9.99% of the Company’s then outstanding common stock.

The Company may direct Clearthink to purchase amounts of its common stock under the Strata Agreement that it specifies from time to time in a written notice (a “Request Notice”) delivered to Clearthink on any trading day up to the Commitment Amount. The maximum amount that the Company may specify in any one Request Notice is equal to the lesser of $1,000,000 or 500% of the average number of shares traded for the 10 trading days prior to the date of the Request Notice.

The purchase price of the shares of common stock will be equal shall equal 80% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded under $0.25 per share and 85% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded between $0.26 to $0.50 and 88% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded between $0.51 - $0.99 and 90% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded over $1.00 during the five trading days preceding the purchase date.

Unless earlier terminated as provided in the Strata Agreement, the Strata Agreement will terminate automatically on the earliest to occur of: (i) the 24-month anniversary of the date of the Registration Statement becoming effective; and (ii) the date on which Clearthink shall have purchased shares of common stock under the Strata Agreement for an aggregate gross purchase price equal to Commitment Amount under the Strata Agreement. The Company has the right to terminate the Strata Agreement at any time, at no cost or penalty, upon one trading days prior written notice to Clearthink.

As consideration for Clearthink’s irrevocable commitment to purchase common stock upon the terms of and subject to satisfaction of the conditions set forth in the Strata Agreement, upon execution of the Strata Agreement, the Company agreed to issue a total of 300,000 shares of common stock with a value of $156,030 (the “Commitment Fee Shares”) to Clearthink.

F-69

9. COMMITMENTS AND CONTINGENCIES

(A) LEASE COMMITMENTS

On September 22, 2021, the Company signed a six year and one month lease agreement for approximately 7,650 square feet for its new headquarters commencing on January 1, 2022, located in Ocoee, Florida. The lease provides for a five-year renewal term at the option of the Company. In April 2023, the Company entered into a lease agreement with its existing landlord of its Florida location for a lease of an additional 2,295 square feet of space beginning at the earlier of June 1, 2023 or completion of build out for a five year term. On July 16, 2024 with an effective date of September, 1, 2024 the Company entered into a second amendment. extending its lease for its North Carolina location to September 1, 2026 for an annual lease commitment of $48,000 for each of the two years.

As of September 30, 2024, undiscounted future lease obligations for the office spaces are as follows:

Lease Commitments
Less than 1 year	1-3 years	3-5 years	Total
$345,496	$888,574	$-	$1,234,070

Lease costs for the nine months ended September 30, 2024 were $298,983 and cash paid for amounts included in the measurement of lease liabilities for the nine months ended September 30, 2024 were $271,725. As of September, 2024, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:

Undiscounted minimum lease commitments	$1,234,070
Present value adjustment using incremental borrowing rate	(231,835)
Lease liabilities	$1,002,235

(B) LITIGATION

On February 21, 2023, the Company received a notice under section 21 of Indian Arbitration and Conciliation Act, 1996 related to a dispute pursuant to a contract between the Company and a service provider, pursuant to which the service provider has asserted the Company has violated the terms of the contract and has claimed damages of approximately $635,000. On April 9, 2024 the Company was served with notice that the case had been brought before the Supreme Court of India and the Company has obtained local counsel. Subsequently the Company filed a petition with the Supreme Court of India to dismiss the claim on various grounds. The Supreme Court of India denied the Company’s request on July 15, 2024 and appointed a single Arbitrator to the matter. The Company continues to evaluate the claims asserted against it and intends to defend itself vigorously in these proceedings; however, there can be no assurances that it will be successful in its efforts. The outcome of this matter is not expected to have a material effect on these financial statements.

(C) COMPENSATION

On March 29, 2024, the Compensation Committee approved a management incentive plan pursuant to which it agreed to issue ten-year options with an immediate vest to purchase shares of Company common stock at an exercise price of $3.10 per share, subject to the approval of the Plan Amendment at the Annual Meeting, to the following officers, among other employees, (i) Robert McDermott, Chief Executive Officer and President – options to purchase 1,817,742 shares of Company common stock; (ii) Archit Shah, Chief Financial Officer – options to purchase 482,259 shares of Company common stock; (iii) David Fidanza, Chief Information Officer – options to purchase 352,420 shares of Company common stock; (iv) Muralidar Chakravarthi, Chief Technology Officer – options to purchase 352,420 shares of Company common stock; (v) Jeffery Stellinga, Vice President – options to purchase 352,420 shares of Company common stock. Approval of the Plan Amendment was received on May 31, 2024 and the total value of the grant of $4,779,580 was expensed on this date.

On March 29, 2024, the Compensation Committee awarded a cash and option bonus related to 2023 performance. The options are subject to subject to the approval of the Plan Amendment at the Annual Meeting, to the following officers, among other employees, (i) Robert McDermott, Chief Executive Officer and President – options to purchase 570,754 shares of Company common stock; (ii) Archit Shah, Chief Financial Officer – options to purchase 158,220 shares of Company common stock; (iii) David Fidanza, Chief Operating Officer – options to purchase 152,055 shares of Company common stock; (iv) Muralidar Chakravarthi, Chief Technology Officer – options to purchase 154,110 shares of Company common stock; (v) Jeffery Stellinga, Vice President – options to purchase 34,247 shares of Company common stock and (vi) Carly Garrison, Director of Sales – options to purchase 114,384 shares of Company common stock. In addition the cash awards are subject to the Company successfully raising in excess over $5,000,000 in equity during 2024 to the following officers, amount other employees;(i) Robert McDermott, Chief Executive Officer and President – $125,250; (ii) Archit Shah, Chief Financial Officer – $39,000; (iii) David Fidanza, Chief Operating Officer – $36,750 (iv) Muralidar Chakravarthi, Chief Technology Officer – $37,500; and (v) Carly Garrison, Director of Sales - $21,750.

F-70

10. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivables. The Company places its cash with high-credit-quality financial institutions. At times, such cash may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limit of $250,000 per depositor. As a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses due to these excess deposits and believes the risk is not significant. With respect to trade receivables, management routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.

The Company has no significant customers (greater than 10% of total revenue) in its nine-month 2024 revenue. The Company has accounts receivable concentration with three customers in 2024 representing 45% of total accounts receivables outstanding as of September 30, 2024, and one customer that represented 31% of accounts receivable outstanding as of December 31, 2023.

11. SEGMENT INFORMATION

The Company views its operations and manages its business as one operating segment which is the business of providing subscription-based software as a service (SaaS) and Managed IT (MSP/MSaaS) services and related non-recurring professional IT and other services. The Company aggregates is operating segments based on similar economic and operating characteristics of its operations.

The Company’s SaaS and Managed IT offerings are sold under monthly recurring revenue contracts are included in the Subscription software and services segment. Professional services and other revenue segment consists of non-recurring revenue, including the periodic sale and installation of IT related hardware and custom IT projects. Professional services and other revenue is recognized when services are performed.

Revenue types were as follows:

	For the Three Months Ended September 30,
	2024	%	2023	%	% Change
Revenue:
Subscription software and services	$2,646,703	95%	$1,837,030	92%	44%

Professional services and other	141,296	5%	167,823	8%	(16)%

Total revenue	$2,787,999	100%	$2,004,853	100%	39%

	For the Nine Months Ended September 30,
	2024	%	2023	%	% Change
Revenue:
Subscription software and services	$8,062,616	94%	$5,170,844	91%	56%

Professional services and other	536,646	6%	530,528	9%	1%

Total revenue	$8,599,262	100%	$5,701,372	100%	51%

F-71

12. ASSET ACQUISITION

The Company accounts for business combinations under the acquisition method of accounting, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires assets acquired and liabilities assumed to be recognized at their fair values on the acquisition date. Any excess of the fair value of purchase consideration over the fair value of the assets acquired less liabilities assumed is recorded as goodwill. The fair values of the assets acquired and liabilities assumed are determined based upon the valuation of the acquired business and involves management making significant estimates and assumptions.

Ally Commerce, Inc dba FeatherPay (“FeatherPay”)

On January 1, 2024, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Ally Commerce, Inc. dba FeatherPay (the “Seller”). The Seller was engaged in the business of healthcare billing and payment processing. Pursuant to the Agreement, the Company purchased the assets of the Seller utilized in the Seller’s business. As consideration for the acquired assets: (i) the Company paid to FeatherPay $500,000 in cash, and (ii) the Company agreed to issue to FeatherPay’s stockholders an aggregate of $4,800,000 worth of shares (the “Stock Consideration”) of Company’s Series A Preferred Stock, par value $0.0001 at $10.00 per share totaling 480,000 shares.

Teamworx LLC (“Teamworx”)

On January 1, 2024, the Company entered into an Asset Purchase Agreement with Teamworx LLC (“Teamworx”). Teamworx was engaged in the business of healthcare billing and payment processing. Pursuant to the Agreement, the Company purchased the assets of the Seller utilized in the Seller’s business. As consideration for the acquired assets: (i) the Company paid to Seller $125,000 in cash, and (ii) the Company agreed to issue to Seller $575,000 worth of shares of Company Series A Preferred Stock at $10.00 per share totaling 57,500 shares.

Verifi Dental Limited (“Verifi”)

On January 1, 2024, the Company entered into an Asset Purchase Agreement with Verifi Dental, Limited (the “Seller”). The Seller was engaged in the business of healthcare billing and payment processing. As consideration for the acquired assets: (i) the Company paid to Seller $360,000 in cash, and (ii) the Company agreed to issue to Seller $840,000 worth of shares of Company Series A Preferred Stock at $10.00 per share totaling 84,000 shares.

Certain fair values of acquired assets and assumed liabilities may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods within the measurement period when it reflects new information obtained about facts and circumstances that were in existence at the acquisition date. The measurement period cannot exceed one year from the acquisition date.

The following table summarizes the consideration paid and the fair value of the assets acquired and liabilities assumed as of the dates detailed in the table:

	FeatherPay	Verifi Dental	Teamworx
Consideration Paid:	January 1, 2024	January 1, 2024	January 1, 2024
Cash	$500,000	$370,000	$-
Note payable	-	-	125,000
Common stock	-	-	-
Series A preferred stock	4,800,000	840,000	575,000
	$5,300,000	$1,210,000	$700,000

Fair values of identifiable assets acquired and liabilities assumed:

Assets acquired:
Cash	$-	$871	$12,752
Accounts receivable	959	54,259	-
Acquired technology	5,299,041	1,154,870	678,548
Deferred revenue	-	-	8,700
Total assets acquired	$5,300,000	$1,210,000	$700,000

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13. SUBSEQUENT EVENTS

Sale of Assets

On October 1, 2024, the Company, and The 20 LLC (“Purchaser”) entered into an Asset Purchase Agreement pursuant to which the Company sold the assets and customer contracts of its Managed Service Provider (MSP) Division to the Purchaser for approximately $2.02 million (less transaction expenses), plus the right to receive an Earnout Payment upon the retention of certain revenue thresholds. If Purchaser achieves annualized recurring revenue (“ARR”) of more than $1,620,000.00 during the 3-month measurement period beginning on April 1, 2025, and ending on June 30, 2025, then the Company shall be entitled to an earnout payment equal to (1) the amount by which ARR exceeds the Earnout Threshold multiplied by (2) $1.2463. The Earnout Payment is not to exceed $224,334.

Consideration Paid:	October 1, 2024
Cash	$2,019,006

$2,019,006

Fair values of identifiable assets disposed:

Assets acquired:
Prepaid expenses	$11,125
Customer relationships	1,013,865
Deferred revenue	(47,765)

Total assets disposed	$977,225

The sale of assets were approved by the secured senior lenders and required the Company to transfer proceeds totaling $350,000 from the proceeds of the sale. The acquire of assets also assumed the Company’s North Carolina building lease.

Financing

As part of the September 13, 2024 financing the Company issued an unsecured convertible note on November 9, 2024 in the aggregate principal amount of $110,000 in exchange for aggregate gross proceeds of $100,000 representing an original issue discount of 10%. The Note will mature 12 months from its respective issuance date (the “Maturity Date”), unless earlier converted with all principal and interest due at maturity. The holder of Note may convert all, or any part, of the outstanding Note, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $0.53 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The promissory note is subordinated to the Company’s senior lenders.

On November 18, 2024 with an effective date of October 31, 2024 the Company entered into modification and extension for a convertible note that matured October 31, 2024 with an original principal amount of $350,000 and conversion rate of $1.85. The note was extended to November 30, 2024 and the conversion rate was reduced to $0.5325. In conjunction with the extension and modification, the Company issued 19,170 warrants with a five year mature and an exercise price of $0.5325. On November 18, 2024 the holder of the note converted their balance of $394,186 into 740,256 shares of common stock. The holder also converted a convertible note with an original principal balance of $118,425 issued on August 1, 2024 and balance of $122,669 as of November 18, 2024 with a conversion rate of $0.80 for 153,336 shares of common stock.

On November 18, 2024 with an effective date of August 31, 2024 the Company extended note payable to a related party with an original principal amount of $267,500 and an original maturity of August 31, 2024 to January 31, 2025. In consideration for the extension the Company issued 82,396 warrants with a five year maturity and an exercise price of $0.5325.

On November 18, 2024 with an effective date of September 30, 2024 the Company extended note payable to a related party with an original principal amount of $260,447 and an original maturity of September 30, 2024 to January 31, 2025. In consideration for the extension the Company issued 86,435 warrants with a five year maturity and an exercise price of $0.5325.

Conversion of Debt

Subsequent to September 30, 2024, the Company received conversion notices for a total of $609,712 in combined principal and interest from various convertible debt holders resulting in the issuance of 4,037,102 shares of Common Stock.

Conversion of Series A Preferred Stock

On October 11, 2024 the Company received conversion notices of Series A Preferred Shares totaling 1,709,248 from several stockholders resulting in the issuance of 8,546,240 shares of Common Stock.

Equity Line of Credit

On November 1, 2024 the Company utilized its STRATA agreement and exchanged 1,000,000 shares of Common Stock for net proceeds of $167,600.

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iCoreConnect Inc.

Up to 1,299,672 Shares of Common Stock

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PROSPECTUS

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February 13, 2025